================================================================================


                             HA-LO INDUSTRIES, INC.

                           REVOLVING CREDIT AGREEMENT

                           DATED AS OF MARCH 31, 2000

                                COMERICA BANK, AS
                              ADMINISTRATIVE AGENT

                                       AND

                        LASALLE BANK NATIONAL ASSOCIATION
                              AS SYNDICATION AGENT



================================================================================



                                TABLE OF CONTENTS
                                                                                                               Page

1.       DEFINITIONS..............................................................................................1
         1.1      Certain Defined Terms...........................................................................1
         1.2      Euro...........................................................................................28
         1.3      Interest Act (Canada)..........................................................................30

2.       REVOLVING CREDIT........................................................................................30
         2.1      Commitment.....................................................................................30
         2.2      Accrual of Interest and Maturity; Evidence of Indebtedness.....................................30
         2.3      Requests for and Refundings and Conversions of Advances........................................31
         2.4      Disbursement of Advances.......................................................................33
         2.5      Swing Line Advances............................................................................36
         2.6      Prime-based Interest Payments..................................................................41
         2.7      Eurocurrency-based Interest Payments and Quoted Rate Interest Payments.........................41
         2.8      Interest Payments on Conversions...............................................................42
         2.9      Interest on Default............................................................................42
         2.10     Prepayment of Revolving Credit Advances and Swing Line Advances................................43
         2.11     Prime-based Advance in Absence of Election or Upon Default.....................................43
         2.12     Revolving Credit Facility Fee..................................................................44
         2.13     Mandatory  Repayment of Revolving  Advances;  Mandatory  Reduction of Revolving Credit
                  Aggregate Commitment...........................................................................44
         2.14     Optional Reduction or Termination of Revolving CreditAggregate Commitment......................45
         2.15     Application of Advances........................................................................46

3.       LETTERS OF CREDIT.......................................................................................46
         3.1      Letters of Credit..............................................................................46
         3.2      Conditions to Issuance.........................................................................47
         3.3      Notice.........................................................................................48
         3.4      Letter of Credit Fees..........................................................................48
         3.5      Other Fees.....................................................................................49
         3.6      Drawings and Demands for Payment Under Letters of Credit.......................................50
         3.7      Obligations Irrevocable........................................................................51
         3.8      Risk Under Letters of Credit...................................................................52
         3.9      Indemnification................................................................................53
         3.10     Right of Reimbursement.........................................................................54

4.       MARGIN ADJUSTMENTS......................................................................................54
         4.1      Margin Adjustments.............................................................................54

5.       CONDITIONS..............................................................................................55
         5.1      Execution of Notes and this Agreement..........................................................55


                                      -i-

         5.2      Corporate Authority............................................................................55
         5.3      Collateral Documents, Guaranties and Other Documents...........................................56
         5.4      Pro Forma Balance Sheet and Projections........................................................57
         5.5      Existing Credit Facilities.....................................................................57
         5.6      Arthur Anderson Report.........................................................................57
         5.7      Insurance......................................................................................57
         5.8      Compliance with Certain Documents and Agreements...............................................57
         5.9      Opinion of Counsel.............................................................................57
         5.10     Company's Certificate..........................................................................57
         5.11     Payment of Fees................................................................................58
         5.12     Financial Statements...........................................................................58
         5.13     Starbelly.com Acquisition Documents............................................................58
         5.14     Continuing Conditions..........................................................................58

6.       REPRESENTATIONS AND WARRANTIES..........................................................................59
         6.1      Corporate Authority............................................................................59
         6.2      Due Authorization - Borrowers..................................................................59
         6.3      Due Authorization - Subsidiaries...............................................................59
         6.4      Good Title, No Liens...........................................................................59
         6.5      Taxes..........................................................................................60
         6.6      No Defaults....................................................................................60
         6.7      Enforceability of Agreement and Loan Documents -- Company......................................60
         6.8      Enforceability of Loan Documents -- Subsidiaries...............................................60
         6.9      Compliance with Laws...........................................................................60
         6.10     Non-contravention -- Company...................................................................61
         6.11     Non-contravention -- Subsidiaries..............................................................61
         6.12     No Litigation..................................................................................61
         6.13     Consents, Approvals and Filings, Etc...........................................................61
         6.14     Agreements Affecting Financial Condition.......................................................62
         6.15     No Investment Company or Margin Stock..........................................................62
         6.16     ERISA, Canadian Pension Plans..................................................................62
         6.17     Conditions Affecting Business or Properties....................................................63
         6.18     Environmental and Safety Matters...............................................................63
         6.19     Subsidiaries...................................................................................63
         6.20     Accuracy of Information........................................................................63
         6.21     Labor Relations................................................................................64
         6.22     Existing Debt..................................................................................64
         6.23     Solvency.......................................................................................64
         6.24     Capitalization.................................................................................65

7.       AFFIRMATIVE COVENANTS...................................................................................65
         7.1      Financial Statements...........................................................................65
         7.2      Certificates; Other Information................................................................66
         7.3      Payment of Obligations.........................................................................67


                                      -ii-

         7.4      Conduct of Business; Maintenance of Existence; Compliance with Laws............................67
         7.5      Maintenance of Property; Insurance.............................................................67
         7.6      Inspection of Property; Books and Records, Discussions.........................................68
         7.7      Notices........................................................................................68
         7.8      Hazardous Material Laws........................................................................69
         7.9A     Maintain Consolidated EBITDA...................................................................69
         7.9B     Consolidated Interest Coverage Ratio...........................................................70
         7.10     Minimum Consolidated Tangible Net Worth........................................................70
         7.11     Maintain Consolidated Leverage Ratio...........................................................70
         7.12     Taxes..........................................................................................70
         7.13     Governmental and Other Approvals...............................................................71
         7.14     Compliance with ERISA and Canadian Pension Law.................................................71
         7.15     ERISA Notices..................................................................................71
         7.16     Security.......................................................................................72
         7.17     Defense of Collateral..........................................................................72
         7.18     Use of Proceeds................................................................................72
         7.19     Future Subsidiaries; Additional Collateral.....................................................72
         7.20     Starbelly.com Acquisition......................................................................73
         7.21     Further Assurances.............................................................................73

8.       NEGATIVE COVENANTS......................................................................................74
         8.1      Limitation on Debt.............................................................................74
         8.2      Limitation on Liens............................................................................75
         8.3      Limitation on Guarantee Obligations............................................................76
         8.4      Acquisitions...................................................................................76
         8.5      Limitation on Mergers, other Fundamental Changes or Sale of Assets.............................76
         8.6      Restricted Payments............................................................................77
         8.7      Limitation on Capital Expenditures.............................................................77
         8.8      Limitation on Investments, Loans and Advances..................................................77
         8.9      Transactions with Affiliates...................................................................79
         8.10     Sale and Leaseback.............................................................................79
         8.11     Limitation on Negative Pledge Clauses..........................................................79
         8.12     Prepayment of Debts............................................................................79
         8.13     Amendment of Subordinated Debt Documents.......................................................80
         8.14     Modification of Certain Agreements.............................................................80

9.       DEFAULTS................................................................................................80
         9.1      Events of Default..............................................................................80
         9.2      Exercise of Remedies...........................................................................83
         9.3      Rights Cumulative..............................................................................83
         9.4      Waiver by Borrowers of Certain Laws............................................................83
         9.5      Waiver of Defaults.............................................................................83
         9.6      Set Off........................................................................................84


                                     -iii-

10.      PAYMENTS, RECOVERIES AND COLLECTIONS....................................................................84
         10.1     Payment Procedure..............................................................................84
         10.2     Application of Proceeds of Collateral..........................................................86
         10.3     Pro-rata Recovery..............................................................................86

11.      CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS........................................................86
         11.1     Reimbursement of Prepayment Costs..............................................................86
         11.2     Eurocurrency Lending Office....................................................................87
         11.3     Circumstances Affecting Eurocurrency-based Rate Availability...................................87
         11.4     Laws Affecting Eurocurrency-based Advance Availability.........................................88
         11.5     Increased Cost of Eurocurrency-based Advances..................................................88
         11.6     Capital Adequacy and Other Increased Costs.....................................................89
         11.7     Substitution of Banks..........................................................................90
         11.8     Right of Banks to Fund through Branches and Affiliates.........................................91

12.      AGENT...................................................................................................91
         12.1     Appointment of Agent...........................................................................91
         12.2     Deposit Account with Agent.....................................................................91
         12.3     Scope of Agent's Duties........................................................................91
         12.4     Successor Agent................................................................................92
         12.5     Agent in its Individual Capacity...............................................................93
         12.6     Credit Decisions...............................................................................93
         12.7     Authority of Agent to Enforce This Agreement...................................................93
         12.8     Indemnification of Agent.......................................................................93
         12.9     Knowledge of Default...........................................................................94
         12.10    Agent's Authorization; Action by Banks.........................................................94
         12.11    Enforcement Actions by the Agent...............................................................94
         12.12    Syndication Agent..............................................................................95
         12.13    Collateral Matters.............................................................................95

13.      MISCELLANEOUS...........................................................................................95
         13.1     Accounting Principles..........................................................................95
         13.2     Consent to Jurisdiction........................................................................96
         13.3     Law of Illinois................................................................................96
         13.4     Interest.......................................................................................96
         13.5     Closing Costs and Other Costs; Indemnification.................................................97
         13.6     Notices........................................................................................99
         13.7     Further Action.................................................................................99
         13.8     Successors and Assigns; Participations; Assignments............................................99
         13.9     Indulgence....................................................................................103
         13.10    Counterparts..................................................................................103
         13.11    Amendment and Waiver..........................................................................103
         13.12    Confidentiality...............................................................................104
         13.13    Withholding Taxes.............................................................................104


                                      -iv-

         13.14    Taxes and Fees................................................................................105
         13.15    WAIVER OF JURY TRIAL..........................................................................105
         13.16    Complete Agreement; Conflicts.................................................................105
         13.17    Severability..................................................................................105
         13.18    Table of Contents and Headings................................................................106
         13.19    Construction of Certain Provisions............................................................106
         13.20    Independence of Covenants.....................................................................106
         13.21    Reliance on and Survival of Various Provisions................................................106


                               TABLE OF CONTENTS
                                  (Continued)

                                                                            Page

                               TABLE OF CONTENTS
                                  (Continued)

                               TABLE OF CONTENTS
                                  (Continued)




SCHEDULES
         Schedule 1.1             Pricing Matrix
         Schedule 1.2             Percentages and Allocations
         Schedule 5.2             List of Jurisdictions in which Company and/or Subsidiaries do business
         Schedule 5.3(d)          List of Jurisdictions in which to file financing statements
         Schedule 6.9             Compliance with Laws
         Schedule 6.12            Litigation
         Schedule 6.16            Employee Pension Benefit Plans
         Schedule 6.18            Environmental Matters
         Schedule 6.19            Subsidiaries
         Schedule 6.20            Contingent Obligations
         Schedule 6.24            Capitalization
         Schedule 7.23            List of Leased Properties
         Schedule 8.1(b)          Existing Funded Debt
         Schedule 8.2             Permitted Liens
         Schedule 8.8             Existing Investments
         Schedule 8.9             Transactions with Affiliates
         Schedule 13.6            Notices

                               TABLE OF CONTENTS
                                  (Continued)


EXHIBITS
         A        FORM OF REQUEST FOR REVOLVING CREDIT ADVANCE
         B        FORM OF REVOLVING CREDIT NOTE
         C        FORM OF SWING LINE NOTE
         D        FORM OF REQUEST FOR SWING LINE ADVANCE
         E        FORM OF SWING LINE BANK PARTICIPATION CERTIFICATE
         F        FORM OF NOTICE OF LETTERS OF CREDIT
         G        FORM OF BORROWING BASE CERTIFICATE
         H        FORM OF COVENANT COMPLIANCE REPORT
         I        FORM OF ASSIGNMENT AGREEMENT
         J        FORM OF GUARANTY (including Exhibit "A" - Joinder Agreement)
         K        FORM OF DOMESTIC SECURITY AGREEMENT
         L-1      FORM OF COMPANY PLEDGE AGREEMENT
         L-2      FORM OF CANADIAN SHARE PLEDGE AGREEMENT

                                      -ix-

                           REVOLVING CREDIT AGREEMENT

         This Revolving Credit Agreement ("Agreement") is made as of the 31st day of March, 2000, by and among the financial institutions from time to time signatory hereto (each, including Comerica Bank, individually a "Bank," and any and all such financial institutions from time to time signatory hereto, collectively the "Banks"), Comerica Bank, as administrative agent for the Banks (in such capacity, "Agent"), LaSalle Bank National Association as syndication agent, Ha-Lo Industries, Inc., an Illinois corporation ("Company") and the Canadian Permitted Borrower (as defined below).

         RECITALS:

         A. The Company has requested that the Banks extend to it credit and letters of credit on the terms and conditions set forth herein.

         B. The Banks are prepared to extend such credit as aforesaid, but only upon the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the covenants contained herein, the Company, the Banks and Agent agree as follows:

1.       DEFINITIONS

         1.1 CERTAIN DEFINED TERMS. For the purposes of this Agreement the following terms will have the following meanings:

         "Account(s)" shall mean any account or account receivable as defined under the UCC, including without limitation, with respect to any Person, any right of such Person to payment for goods sold or leased or for services rendered.

         "Account Debtor" shall mean the party who is obligated on or under any Account.

         "Account Party(ies)" shall mean, with respect to any Letter of Credit, the account party or parties (which shall be the Company or any Guarantor) as named in an application to the Agent for the issuance of such Letter of Credit.

         "Advance(s)" shall mean, as the context may indicate, a borrowing requested by the Company, and made by the applicable Banks under Section 2.1 hereof or requested by the Company or the Canadian Permitted Borrower and made by a Swing Line Bank under Section 2.5 hereof, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 or
2.5 hereof, any advance in respect of a Letter of Credit under Section 3.6 hereof (including without limitation the unreimbursed amount of any draws under any Letters of Credit), and shall include, as applicable, a Eurocurrency-based Advance, a Prime-based Advance, and a Quoted Rate Advance.

         "Affected Bank" shall have the meaning set forth in Section 11.7.

         "Affiliate" shall mean, with respect to any Person, any other Person or group acting in concert in respect of the first Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such first Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Unless otherwise specified to the contrary herein, or the context requires otherwise, Affiliate shall refer to Affiliates of the Company.

         "Agent" shall mean Comerica Bank, in its capacity as administrative agent for the Banks hereunder, or any successor administrative agent appointed in accordance with Section 12.4 hereof.

         "Agent's Canadian Affiliate" shall mean Comerica Bank-Canada.

         "Agent's Correspondent" shall mean for Advances in eurodollars, Agent's Grand Cayman Branch (or for the account of said branch office, at Agent's main office in Detroit, Michigan, United States) and for Advances in Canadian Dollars to Canadian Permitted Borrower, Agent's Canadian Affiliate or such other bank or banks as Agent may from time to time designate by written notice to the Company and the Banks.

         "Alternate Base Rate" shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus one percent (1%).

         "Alternative Currency" shall mean Canadian Dollars ("C$").

         "Applicable Fee Percentage" shall mean, as of any date of determination thereof, the applicable percentage used to calculate certain of the fees due and payable hereunder, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as
Schedule 1.1.

         "Applicable Interest Rate" shall mean (a) for Advances of the Revolving Credit in any Permitted Currency, the Eurocurrency-based Rate or the U.S. Prime-based Rate and (b) for Advances of the Swing Line (i) in Dollars, the U.S. Prime-based Rate or a Quoted Rate and (ii) in Canadian Dollars, the Canadian Prime-based Rate or a Quoted Rate, as selected by the applicable Borrower from time to time subject to the terms and conditions of this Agreement.

         "Applicable Margin" shall mean, as of any date of determination thereof, the applicable interest rate margin, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as
Schedule 1.1.

         "Asset Sale" shall mean the sale, transfer or other disposition by the Company or any Subsidiary of any asset (other than stock or other ownership interests of any Subsidiary) to any Person (other than to the Company or any Guarantor), other than sales, transfers or other dispositions of inventory in the ordinary course of business and sales or other dispositions of assets that have been damaged, become obsolete or are no longer useable or useful in the conduct of the business of the seller or transferor thereof ; provided, however, that the term Asset Sale shall not include the exercise by Lipson Associates, Inc. of its rights to "put" its interest in the land, building and improvements owned by it in Cincinnati, Ohio to its former shareholders.

         "Assignment Agreement" shall mean an Assignment Agreement substantially in the form attached as Exhibit I hereto.

         "Banks" shall mean Comerica Bank, LaSalle Bank National Association and such other financial institutions from time to time parties hereto as lenders and shall include the Banks and the Swing Line Banks and any assignee which becomes a Bank pursuant to Section 13.8 hereof.

         "Bankruptcy Code" shall mean Title 11 of the United States Code and the rules promulgated thereunder.

         "Borrowing Base" shall mean, the Domestic Borrowing Base or the Canadian Borrowing Base, as the context may indicate or otherwise require.

         "Borrowing Base Certificate" shall mean a Borrowing Base certificate, substantially in the form of Exhibit G, with appropriate insertions and executed by a Responsible Officer.

         "Borrowing Base Obligor" shall mean any Domestic Borrowing Base Obligor or the Canadian Permitted Borrower, and "Borrowing Base Obligors" shall mean any of them, as the context indicates or otherwise requires.

         "Borrowers" shall mean the Company and the Canadian Permitted Borrower and "Borrower" shall mean either of them, as the context indicates or otherwise requires.

         "Business Day" shall mean any day other than a Saturday or a Sunday on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Detroit, London and New York.

         "Canadian Benefit Plans" shall mean all material employee benefit plans of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by any Loan Party having employees in Canada.

         "Canadian Borrowing Base" shall mean, as of any date of determination, an amount equal to the sum of eighty-five percent (85%) of Eligible Canadian Accounts; determined in each case on the basis of the most recent Borrowing Base Certificates required to be submitted hereunder.

         "Canadian Pension Plans" shall mean each plan which is considered to be a pension plan for the purposes of, and subject to, any applicable pension benefits standards statute and/or regulation in Canada established, maintained or contributed to by any Loan Party for its employees or former employees.

         "Canadian Permitted Borrower" shall mean HA-LO Canada, Inc., a corporation organized under the laws of Ontario, Canada.

         "Canadian Prime-based Advance" shall mean an Advance which bears interest at the Canadian Prime-based Rate.

         "Canadian Prime Rate" shall mean, for any day, the per annum rate of interest in effect for such day as announced from time to time by the Agent's Canadian Affiliate in Toronto, Ontario as its "prime rate." (The "prime rate" is a rate set by such Canadian Affiliate based upon various factors including such Canadian Affiliate's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the prime rate by such Canadian Affiliate shall take effect at the opening of business on such day.

         "Canadian Prime-based Rate" shall mean, for any day, that rate of interest which is equal to the sum of the Applicable Margin plus the greater of (i) the Canadian Prime Rate and (ii) an interest rate per annum equal to the Canadian BA Rate in effect on such day, plus one percent (1%).

         "Canadian Security Agreement" shall mean such local law security agreement as shall be advisable or necessary under Canadian law to create and perfect (subject to applicable local law limitations determined by counsel acceptable to Agent) liens on the assets of the Canadian Permitted Borrower and securing the advances to the Canadian Permitted Borrower.

         "Canadian Share Pledge" shall mean such pledge agreement as shall be advisable or necessary under applicable Canadian law to create and perfect liens on the share capital of the Canadian Permitted Borrower and securing the Indebtedness of the Company (subject to Section 956 of the Internal Revenue Code) hereunder, substantially in the form of Exhibit L-2, as amended or otherwise modified from time to time.

         "Capital Expenditures" shall mean, for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a Capitalized Lease) of fixed or capital assets or additions to equipment, plant and property that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

         "Capitalized Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) with respect to which the discounted present value of the rental obligations of such Person as lessee thereunder, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person.

         "Change of Control" shall mean any of the following events or circumstances: (a) any Person or "group" (withing the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than the shareholders of Starbelly.com, (on the Effective Date) shall either
(i) acquire beneficial ownership of more than 35% of any outstanding class of common stock of the Company having ordinary voting power in the election of directors of the Company or (ii) obtain the power (whether or not exercised) to elect a majority of the Company's directors and in either case the Company, the Agent or any of the Banks has obtained knowledge thereof, or (b) after the consummation of the Starbelly.com Acquisition, Brad Keywell and Eric Lefkofsky shall cease to exercise substantially the same or greater duties and responsibilities as those s/he exercised prior to the consummation of such acquisition.

         "Collateral" shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance for the benefit of the Banks is or has been granted or arises or has arisen, under or in connection with this Agreement or the other Loan Documents.

         "Collateral Documents" shall mean the Security Agreements, the Pledge Agreements and all of the other acknowledgments, certificates, stock powers, financing statements, instruments and other security documents executed by the Company or any Guarantor in favor of the Agent for the benefit of the Banks and delivered to the Agent, as security for the Indebtedness, in each case as of the Effective Date or, from time to time, subsequent thereto, in each case, as such collateral documents may be amended or otherwise modified from time to time.

         "Combined Borrowing Base" shall mean, as of any date of determination, an amount equal to the sum of the value of the Domestic Borrowing Base plus the value of the Canadian Borrowing Base, determined in each case on the basis of the most recent Borrowing Base Certificates required to be submitted hereunder.

         "Comerica Bank" shall mean Comerica Bank, a Michigan banking corporation, its successors or assigns.

         "Commitment" shall mean the Revolving Credit Aggregate Commitment.

         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or which is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Internal Revenue Code.

         "Company" is defined in the preamble.

         "Company Pledge Agreement" shall mean the pledge agreement executed and delivered by the Company in favor of the Agent covering the shares held by the Company in each Significant Domestic Subsidiary and substantially in the form of Exhibit L-1, as amended or otherwise modified from time to time.

         "Consolidated" (or "consolidated") or "Consolidating" (or "consolidating") shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP. Unless otherwise specified herein, references to Consolidated financial statements or data of the Company includes consolidation with its Subsidiaries in accordance with GAAP; provided, however that following the consummation of any Permitted Acquisition, in calculating the financial covenants in Sections 7.9A through 7.11 hereof, such newly acquired Subsidiary shall be deemed to be a Subsidiary of the Company during all relevant periods prior to such acquisition and such Subsidiary's financial results shall be consolidated with the Company's financial results on a pro forma basis, to the extent that such Subsidiary's financial results are not included in the Company's Consolidated financial statements.

         "Consolidated EBITDA" shall mean for any period, Consolidated Net Income for such period PLUS, without duplication and only to the extent reflected as a charge or reduction in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense, (c) depreciation and amortization expense, including, without limitation, amortization of intangibles (including, but not limited to, goodwill) and organization costs, (d) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includible as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (e) fees, expenses, and/or out of pocket costs in an amount not to exceed $3,000,000 in connection with the Starbelly.com Acquisition for the fiscal quarter in which the Starbelly.com Acquisition occurs and (f) restructuring charges taken in the third quarter of 1999 in an aggregate amount not to exceed $30,000,000 and MINUS, to the extent included in the statement of such Consolidated Net Income for such period, the sum of
(A) interest income, and (B) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includible as a separate item in the statement of such Consolidated Net Income for such period) on the sales of assets outside of the ordinary course of business.

         "Consolidated Funded Debt" shall mean at any date, the aggregate principal amount of all Funded Debt of the Company and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Coverage Ratio" shall mean for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

         "Consolidated Interest Expense" shall mean for any period total cash interest expense (including that attributable to Capitalized Leases) of the Company and its Consolidated Subsidiaries plus, without duplication, capitalized interest expense, plus all fees and expenses incurred in connection with the Indebtedness to the extent such costs are allocable to such period in accordance with GAAP.

         "Consolidated Leverage Ratio" shall mean as at the last day of any period, the ratio of (a) Consolidated Funded Debt on such day to (b) Consolidated EBITDA for such period.

         "Consolidated Net Income" shall mean for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) subject to the provisions set forth in the definition of "Consolidated", the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Company which is not a Loan Party to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than any Loan Document) or Requirement of Law applicable to such Subsidiary.

         "Consolidated Tangible Net Worth" shall mean, as of any date of determination, the total shareholders' equity of the Company and its Consolidated Subsidiaries, together with the amount, if any, of preferred stock which is classified as part of shareholders' equity, plus the outstanding principal amount of Subordinated Debt as of such date, in each case as reflected on the most recent regularly prepared quarterly balance sheet of the Company and such Subsidiaries, which balance sheet shall be prepared in accordance with GAAP, minus the book value of all intangible assets, including without limitation, such items as goodwill, trademarks, trade names, copyrights, patents, licenses and rights in any intangible assets, and unamortized debt discount and expenses, as of such date determined in accordance with GAAP, but excluding the effects of the currency translation adjustment and of the pension adjustment under the additional minimum liability section of FASB 87.

         "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Covenant Compliance Report" shall mean the report to be furnished by the Company to the Agent pursuant to Section 7.2(a) hereof, in the form of attached Exhibit H and certified by a Responsible Officer, in which report the Company shall set forth, among other things, detailed calculations and the resultant ratios or financial tests with respect to the financial covenants contained in Sections 7.9A through 7.11 and 8.7 of this Agreement, all in form and substance satisfactory to the Agent and the Majority Banks.

         "Debt" shall mean the sum of the following, without duplication (a) all Funded Debt of a Person, (b) all Guarantee Obligations of such Person,
(c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person or under any operating lease, (d) net termination obligations payable under any interest rate swap transaction, basis swap transaction, forward rate transaction, commodity swap transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing) entered into by such Person, (d) the indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer solely to the extent such indebtedness constitutes the recourse obligations of such Person in its capacity as such a general partner or joint venturer, (e) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, and
(f) all other items of indebtedness, obligation, financial accommodation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several, which would be classified as liabilities on the balance sheet of such Person in accordance with GAAP.

         "De Minimis Matters" shall mean environmental or other matters, the existence of which and any liability which may result therefrom, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         "Default" shall mean any event which with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.

         "Defaulting Bank" is defined in Section 2.4(c).

         "Dollar Equivalent Amount" shall mean (a) with respect to Dollars or an amount denominated in Dollars, such amount and (b) with respect to an amount of any Alternative Currency or an amount denominated in such Alternative Currency, the amount of Dollars that may be purchased with such amount of Alternative Currency in the interbank foreign exchange market, at the most favorable spot rate of exchange (including all related costs of conversion) applicable to the relevant transaction determined by the Agent to be available to it at or about 11:00 a.m. Detroit time (i) on the date on which such calculation would be necessary for the delivery of Dollars on the applicable date contemplated in this Agreement or (ii) for interest rate setting purposes only, on the date which is two Business Days prior to the commencement of an Interest Period (or such other number of days as shall be reasonably deemed necessary by Agent, for purposes of this Agreement).

         "Dollars" and the sign "$" shall mean lawful money of the United States of America.

         "Domestic Advance" shall mean any Advance other than a Eurocurrency-based Advance.

         "Domestic Borrowing Base" shall mean, as of any date of determination, an amount equal to the sum of eighty-five percent (85%) of Eligible Domestic Accounts; determined in each case on the basis of the most recent Borrowing Base Certificates required to be submitted hereunder.

         "Domestic Borrowing Base Obligors" shall mean the Company and each Domestic Subsidiary which becomes a Guarantor pursuant to and in accordance with the provisions of this Agreement and "Domestic Borrowing Base Obligor" shall mean any of them.

         "Domestic Security Agreement" shall mean the Domestic Security Agreement substantially in the form of the Security Agreement annexed hereto as Exhibit K executed and delivered by the Company and each Significant Domestic Subsidiary in favor of the Agent, as amended or otherwise modified from time to time.

         "Domestic Subsidiary" shall mean any direct or indirect Subsidiary of the Company which is incorporated under the laws of the United States of America, or any state, territory or other political subdivision thereof.

         "Effective Date" shall mean the date on which all the conditions precedent set forth in Sections 5.1 through 5.14 have been satisfied.

         "Eligible Canadian Account" shall mean an Account which has been included in a Borrowing Base Certificate to determine the Canadian Borrowing Base, and as to which Account the following is true and accurate as of the time it was utilized to determine the Canadian Borrowing Base and as of the time the Canadian Permitted Borrower has requested a Revolving Credit Advance based in part thereon:

                  (a) such Account arose in the ordinary course of the business of the Canadian Permitted Borrower out of either (i) a bona fide sale of Inventory by the Canadian Permitted Borrower, and in such case such Inventory has in fact been shipped to the appropriate Account Debtor or the sale has otherwise been consummated in accordance with such order, or (ii) services performed by the Canadian Permitted Borrower under an enforceable contract, and in such case such services have in fact been performed for the appropriate Account Debtor in accordance with such contract;

                  (b) such Account represents a legally valid and enforceable claim which is due and owing to the Canadian Permitted Borrower by such Account Debtor and for such amount as is represented by the Canadian Permitted Borrower to Agent in the applicable Borrowing Base Certificate;

                  (c) it is evidenced by an invoice dated not later than the date of shipment of the related Inventory or the performance of the related services giving rise to such Account and (x) in the case of Accounts in respect of which the Account Debtor is Ford Motor Company, General Motors, General Electric or any other Account Debtors approved by the Majority

         Banks for treatment under this subclause (x), and their respective Domestic or Canadian Subsidiaries, not more than one hundred twenty
         (120) days have passed since the original invoice date corresponding to such Account and (y) in the case of all other Accounts, not more than ninety (90) days have passed since the original invoice date;

                  (d) the unpaid balance of such Account as represented by the Canadian Permitted Borrower to Agent in the applicable Borrowing Base Certificate is not subject to any defense, counterclaim, setoff, contra account, credit, allowance or adjustment by the Account Debtor because of returned, inferior or damaged Inventory or services, or for any other reason, except for customary discounts allowed by the Canadian Permitted Borrower in the ordinary course of business for prompt payment, and there is no agreement between the Canadian Permitted Borrower, the related Account Debtor and any other person for any discount, concession or release of liability in respect of such Account, in whole or in part;

                  (e) the transactions leading to the creation of such Account comply with all applicable local, state and federal laws and regulations of the jurisdiction in which such Account was created;

                  (f) the Canadian Permitted Borrower has granted to the Agent on behalf of the Banks a perfected security interest in such Account prior in right to all other persons or entities and such Account has not been sold, transferred or otherwise assigned or encumbered by the Canadian Permitted Borrower to any person or entity other than the Agent on behalf of the Banks;

                  (g) it is not owing by an Account Debtor who, together with any Affiliate of such Account Debtor, as of the date of determination, has failed to pay twenty-five percent (25%) or more of the aggregate amount of their respective Accounts owing to any Borrowing Base Obligor
         (x) in the case of Accounts in respect of which the Account Debtor is Ford Motor Company, General Motors, General Electric or any other Account Debtors approved by the Majority Banks for treatment under clause (c) above, and their respective Domestic or Canadian Subsidiaries, within one hundred twenty (120) days since the original invoice date corresponding to such Account and (y) in the case of all other Accounts, within ninety (90) days since the original invoice date;

                  (h) such Account is not represented by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper, except any such as have been endorsed and delivered by the Canadian Permitted Borrower to the Banks (or to Agent on behalf of the Banks) on or prior to such Account's inclusion in any Borrowing Base Certificate;

                  (i) the Canadian Permitted Borrower has not received, with respect to such Account, any notice of the death of the related Account Debtor or any general partner thereof, nor of the dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any applicable bankruptcy or insolvency laws or similar laws in effect affecting the enforceability of creditors' rights generally by or against, such Account Debtor; and

                  (j) the Account Debtor on such Account is not:

                           (i)  an Affiliate of the Company,

                           (ii) the United States of America or any department,
                  agency, or instrumentality thereof, or any other governmental or quasi-governmental agency, foreign or domestic,

                           (iii) a citizen or resident of any jurisdiction other
                  than (X) the United States of America or (Y) Canada or (Z) such other jurisdiction approved by the Majority Banks; unless the Account is secured by a letter of credit in form and substance (and issued by a bank) acceptable to Agent in the exercise of its sole discretion, or

                           (iv) an Account Debtor whom Agent and Majority Banks
                  have, in their reasonable discretion, determined (based on such facts as Agent and the Majority Banks deem appropriate) not to be acceptable to Majority Banks, and as to which Agent has notified the Company.

Any Account which is at any time an Eligible Canadian Account but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Canadian Account. Any Account which at any time fails to meet any of the foregoing requirements, but which the Agent and the Majority Banks, in their sole discretion, approve shall be deemed to be an Eligible Canadian Account.

         "Eligible Domestic Account" shall mean an Account which has been included in a Borrowing Base Certificate to determine the Domestic Borrowing Base, and as to which Account the following is true and accurate as of the time it was utilized to determine the Domestic Borrowing Base and as of the time the Company requested a Revolving Credit Advance based in part thereon:

                  (a) such Account arose in the ordinary course of the business of a Domestic Borrowing Base Obligor out of either (i) a bona fide sale of Inventory by a Domestic Borrowing Base Obligor, and in such case such Inventory has in fact been shipped to the appropriate Account Debtor or the sale has otherwise been consummated in accordance with such order, or (ii) services performed by a Domestic Borrowing Base Obligor under an enforceable contract, and in such case such services have in fact been performed for the appropriate Account Debtor in accordance with such contract;

                  (b) such Account represents a legally valid and enforceable claim which is due and owing to a Domestic Borrowing Base Obligor by such Account Debtor and for such amount as is represented by the Company to Agent in the applicable Borrowing Base Certificate;

                  (c) it is evidenced by an invoice dated not later than the date of shipment of the related Inventory or the performance of the related services, giving rise to such Account and (x) in the case of Accounts of Ford Motor Company, General Motors, General Electric and any other Account Debtor approved by the Majority Bank under this subclause (x) and their respective Domestic or Canadian Subsidiaries, not more than one hundred twenty (120) days have passed since the original invoice date corresponding to such Account and (y) in the case of all other Accounts, not more than ninety (90) days have passed since the original invoice date;

                  (d) the unpaid balance of such Account as represented by the Company to Agent in the applicable Borrowing Base Certificate is not subject to any defense, counterclaim, setoff, contra account, credit, allowance or adjustment by the Account Debtor because of returned, inferior or damaged Inventory or services, or for any other reason, except for customary discounts allowed by a Domestic Borrowing Base Obligor in the ordinary course of business for prompt payment, and there is no agreement between a Domestic Borrowing Base Obligor, the related Account Debtor and any other person for any discount, concession or release of liability in respect of such Account, in whole or in part;

                  (e) the transactions leading to the creation of such Account comply with all applicable local, state and federal laws and regulations of the jurisdiction in which such Account was created;

                  (f) the Company or another Domestic Borrowing Base Obligor has granted to the Agent on behalf of the Banks a perfected security interest in such Account prior in right to all other persons or entities and such Account has not been sold or transferred or otherwise assigned or encumbered by such Domestic Borrowing Base Obligor to any person or entity other than the Agent, on behalf of the Banks;

                  (g) it is not owing by an Account Debtor who, together with any Affiliate of such Account Debtor, as of the date of determination, has failed to pay twenty-five percent (25%) or more of the aggregate amount of their respective Accounts owing to any Borrowing Base Obligor
         (x) in the case of Accounts of Ford Motor Company, General Motors and General Electric and any other Account Debtor approved by the Majority Banks for treatment under clause (c) above, and their respective Domestic or Canadian Subsidiaries, within one hundred twenty (120) days since the original invoice date corresponding to such Account and (y) in the case of all other Accounts, within ninety (90) days since the original invoice date;

                  (h) such Account is not represented by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper, except any such as have been endorsed and delivered by the applicable Domestic Borrowing Base Obligor to the Banks (or to Agent on behalf of the Banks) on or prior to such Account's inclusion in any applicable Borrowing Base Certificate;

                  (i) the applicable Domestic Borrowing Base Obligor has not received, with respect to such Account, any notice of the death of the related Account Debtor or any general partner thereof, nor of the dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any applicable bankruptcy or insolvency laws or similar laws in effect affecting the enforceability of creditors' rights generally by or against, such Account Debtor; and

                  (j) the Account Debtor on such Account is not:

                           (i) an Affiliate of the Company;

                           (ii) the United States of America or any department,
                  agency, or instrumentality thereof,

                           (iii) a citizen or resident of any jurisdiction other
                  than (X) the United States of America or (Y) Canada or (Z) such other jurisdiction approved by the Majority Banks; unless the Account is secured by a letter of credit in form and substance (and issued by a bank) acceptable to Agent and the Majority Banks in the exercise of its sole discretion, or

                           (iv) an Account Debtor whom Agent and the Majority
                  Banks have, in their reasonable discretion, determined (based on such facts as Agent and the Majority Banks reasonably deem appropriate) not to be acceptable to Agent, and as to which Agent has notified the Company.

Any Account which is at any time an Eligible Domestic Account but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Domestic Account. Any Account which at any time fails to meet any of the foregoing requirements, but which the Agent and the Majority Banks, in their sole discretion, approve shall be deemed to be an Eligible Domestic Account.

         "EMU" shall mean Economic and Monetary Union as contemplated in the Treaty on European Union.

         "EMU Legislation" shall mean legislative measures of the European Council (including European Council regulations) for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.

         "Equity Interests" means, with respect to any Person, any and all shares, share capital, interests, participations, warrants, options or other equivalents (however designated) of capital stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code and the regulations in effect from time to time thereunder.

         "Eurocurrency-based Advance" shall mean any Advance which bears interest at the Eurocurrency-based Rate.

         "Eurocurrency-based Rate" shall mean a per annum interest rate which is equal to the sum of (a) the Applicable Margin (subject, if applicable, to adjustment under Section 4.1 hereof), plus (b) in the case of any Eurocurrency-based Advance, the quotient of:

                  (A) the per annum interest rate at which deposits in the relevant eurocurrency are offered to Agent's Eurocurrency Lending Office by other prime banks in the eurocurrency market in an amount comparable to the relevant Eurocurrency-based Advance and for a period equal to the relevant Eurocurrency-Interest Period at approximately 11:00 A.M. Detroit time two
                           (2) Business Days prior to the first day of such Eurocurrency-Interest Period, divided by

                  (B) a percentage equal to 100% minus the maximum rate on such date at which Agent is required to maintain reserves on `Eurocurrency Liabilities' as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Agent is required to maintain reserves against a category of liabilities which includes eurocurrency deposits or includes a category of assets which includes eurocurrency loans, the rate at which such reserves are required to be maintained on such category, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/100th of 1%.

         "Eurocurrency-Interest Period" shall mean, for all Eurocurrency-based Advances, an interest period of one, two or three months (or any lesser or greater number of days agreed to in advance by the Company, Agent and the Banks) as selected by the Company, as applicable, for a Eurocurrency-based Advance pursuant to Section 2.3, hereof.

         "Eurocurrency Lending Office" shall mean, (a) with respect to the Agent, Agent's office located at its Grand Cayman Branch or such other branch of Agent, domestic or foreign, as it may hereafter designate as its Eurocurrency Lending Office by written notice to Company and the Banks and (b) as to each of the Banks, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified thereon as its Eurocurrency Lending Office), or at such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurocurrency Lending Office by written notice to Company and Agent.

         "Event of Default" shall mean each of the Events of Default specified in Section 9.1 hereof.

         "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it, all as conclusively determined by the Agent (absent manifest error), such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/100th of 1%.

         "Fees" shall mean the Revolving Credit Facility Fee, the Letter of Credit Fees and the other fees and charges payable by the Company to the Banks or Agent hereunder.

         "Financial Statements" shall mean all those balance sheets, earnings statements, statement of cash flows, and other financial data (whether of the Company or its Subsidiaries) which have been furnished to the Agent or the Banks for the purposes of, or in connection with, this Agreement and the transactions contemplated hereby.

         "Funded Debt" of any Person shall mean (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services as of such date (other than operating leases and trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) the principal component of all obligations of such Person under Capitalized Leases and (c) all obligations of such Person in respect of letters of credit, acceptances or similar obligations issued or created for the account of such Person PROVIDED, HOWEVER, that Funded Debt shall not include any Hedging Transaction entered into by such Person prior to the occurrence of a termination event with respect thereto.

         "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.

         "Governmental Obligations" means noncallable direct general obligations of the United States of America or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America.

         "Guarantee Obligation" shall mean as to any Person (the "guaranteeing person") any obligation of the guaranteeing person in respect of any obligation of another Person (including, without limitation, any bank under any letter of credit), the creation of which was induced by a reimbursement agreement, counter indemnity or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Company in good faith.

         "Guarantor(s)" shall mean each Significant Domestic Subsidiary so designated on Schedule 6.19 hereto and each other Significant Domestic Subsidiary which is required by the Banks to guarantee the obligations of the Borrowers hereunder and under the other Loan Documents.

         "Guaranty" shall mean that certain guaranty of all outstanding Indebtedness, executed and delivered (or to be executed and delivered) by the Company as to the Indebtedness relating to the Canadian Permitted Borrower) and the Guarantors (as to all Indebtedness) whether by execution thereof, or by execution of the Joinder Agreement attached as "Exhibit A" to the form of such Guaranty), to the Agent, on behalf of the Banks, in the form annexed hereto as Exhibit J, as amended from time to time.

         "Hazardous Material" shall mean and include any hazardous, toxic or dangerous waste, substance or material in such amount and form as is defined as such in (or for purposes of) the Hazardous Material Laws.

         "Hazardous Material Law(s)" shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any federal, state, provincial, local, foreign or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to any hazardous, toxic or dangerous waste, substance or material on or about any facilities owned, leased or operated by the Company or any of its Subsidiaries, or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the ambient air; and any state and local laws and regulations pertaining to any hazardous, toxic or dangerous waste, substance or material and/or asbestos; any so-called "superfund" or "superlien" law; and any other federal, state, provincial, foreign or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time during the term of the Agreement in effect.

         "Hedging Transaction" means each interest rate swap transaction, basis swap transaction, forward rate transaction, commodity swap transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing) entered into by the Company from time to time; provided that such transaction is entered into for risk management purposes and not for speculative purposes.

         "Hereof", "hereto", "hereunder" and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

         "Indebtedness" shall mean all indebtedness and liabilities (including without limitation interest (including, without limitation, interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the Revolving Credit Maturity Date and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees and other charges) arising under this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, of the Company or any Subsidiary to any of the Banks or Affiliates thereof or to the Agent, in any manner and at any time, whether arising under this Agreement, or under any Guaranty or any of the other Loan Documents, due or hereafter to become due, now owing or that may hereafter be incurred by the Company or any Subsidiary to, any of the Banks or Affiliates thereof or to the Agent (and which shall be deemed to include any liabilities of the Company or any Subsidiary to any Bank arising in connection with account overdrafts), and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, any payment obligations, if any, under Hedging Transactions evidenced by Interest Rate Protection Agreements, and any and all consolidations, amendments, renewals, replacements, substitutions or extensions of any of the foregoing; provided, however that for purposes of calculating the Indebtedness outstanding under the Agreement or any of the other Loan Documents, the direct and indirect and absolute and contingent obligations of the Company and the Subsidiaries (whether direct or contingent) shall be determined without duplication.

         "Intercompany Loan" shall mean any loan (or advance in the nature of a loan) by the Company to any Subsidiary, or by any Subsidiary to the Company or to any other Subsidiary, provided that each such loan or advance is subordinated in right of payment and priority to the Indebtedness on terms and conditions satisfactory to Agent and the Majority Banks.

         "Intercompany Loans, Advances or Investments" shall mean any Intercompany Loan, and any advance or investment by the Company or any Subsidiary (including without limitation any guaranty of obligations or indebtedness to third parties) to or in another Subsidiary (or by any Subsidiary to the Company).

         "Intercompany Notes" shall mean the promissory notes issued or to be issued by the Company or any Subsidiary to evidence an Intercompany Loan.

         "Interest Period" shall mean (a) with respect to a Eurocurrency-based Advance, a Eurocurrency-Interest Period commencing on the day a Eurocurrency-based Advance is made, or on the effective date of an election of the Eurocurrency-based Rate made under Section 2.3 hereof, and
(b) with respect to a Swing Line Advance carried at the Quoted Rate, an interest period of one month (or any lesser number of days agreed to in advance by the Company, Agent and a Swing Line Bank); provided, however that
(i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, except that as to a Eurocurrency-Interest Period, if the next succeeding Business Day falls in another calendar month, such Eurocurrency-Interest Period shall end on the next preceding Business Day, and (ii) when a Eurocurrency-Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Eurocurrency-Interest Period is to end, it shall end on the last Business Day of such calendar month, and (iii) no Interest Period shall extend beyond the Revolving Credit Maturity Date.

         "Interest Rate Protection Agreement" means any Hedging Transaction entered into between the Company and any Bank or an Affiliate of a Bank in respect of the credit extended to the Company under this Agreement.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         "Inventory" shall have the meaning assigned to it in the UCC on the date of this Agreement.

         "Investment" shall mean, when used with respect to any Person, (a) any loan, investment or advance made by such Person to any other Person (including, without limitation, any contingent obligation) in respect of any capital stock, Debt, obligation or liability of such other Person and (b) any other investment made by such Person (however acquired) in stock or other ownership interests in any other Person, including, without limitation, any investment made in exchange for the issuance of shares of stock of such Person.

         "Issuing Bank" shall mean LaSalle Bank National Association in its capacity as issuer of one or more Letters of Credit hereunder, or its successor designated by the Company and the Banks.

         "Issuing Office" shall mean such office as Issuing Bank shall designate as its Issuing Office.

         "ITA" shall mean the Income Tax Act (Canada) as the same may, from time to time be in effect.

         "Joinder Agreement" shall mean a joinder agreement in the form attached as Exhibit A to the form of the Guaranty, to be executed and delivered by any Person required to be a Guarantor pursuant to Section 7.19 of this Agreement.

         "Letter of Credit Agreement" shall mean, in respect of each Letter of Credit, the Master Letter of Credit Agreement required by the Issuing Bank to be executed by the Company and related documentation satisfactory to the Issuing Bank of an Account Party or Account Parties requesting Issuing Bank to issue such Letter of Credit, as amended from time to time.

         "Letter of Credit Documents" is defined in Section 3.7.

         "Letter of Credit Fees" shall mean the fees payable to Agent for the accounts of the Banks in connection with Letters of Credit pursuant to
Section 3.4 hereof.

         "Letter of Credit Maximum Amount" shall mean Fifteen Million Dollars ($15,000,000).

         "Letter of Credit Obligations" shall mean at any date of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, (b) the aggregate face amount of all Letters of Credit requested but not yet issued as of such date and (c) the aggregate amount of Reimbursement Obligations which have not been reimbursed by the Company as of such date.

         "Letter of Credit Payment" shall mean any amount paid or required to be paid by the Issuing Bank in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.

         "Letter(s) of Credit" shall mean any standby letters of credit issued by Issuing Bank at the request of or for the account of an Account Party or Account Parties pursuant to Article 3 hereof.

         "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, financing statement or comparable notice or other filing or recording, Capitalized Lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential or priority arrangement, whether based on common law or statute.

         "Loan Documents" shall mean, collectively, this Agreement, the Notes (if issued), the Letter of Credit Agreements, the Letters of Credit, the Guaranty, the Collateral Documents, any Interest Rate Protection Agreement and any other documents, instruments or agreements executed pursuant to or in connection with any such document or this Agreement, as such documents may be amended or otherwise modified from time to time.

         "Loan Parties" shall mean collectively the Company, the Guarantors and the Canadian Permitted Borrower, and "Loan Party" shall mean any one of them, as the context indicates or otherwise requires.

         "Majority Banks" shall mean (a) so long as the Revolving Credit Aggregate Commitment is outstanding hereunder, at any time Banks holding not less than 66_% of the aggregate principal amount of the Revolving Credit Aggregate Commitment, and (b) if the Revolving Credit Aggregate Commitment has been terminated, at any time Banks holding not less than 66_% of the aggregate principal amount of the Indebtedness then outstanding hereunder (provided that, for purposes of determining Majority Banks hereunder, Indebtedness outstanding under the Swing Line or under any Letter of Credit shall be allocated among the Banks based on their respective Revolving Credit Percentages). Notwithstanding the foregoing however, so long as less than three Banks are party to this Agreement, then "Majority Banks" shall mean all Banks.

         "Material Adverse Effect" shall mean a material adverse effect on
(a) the business or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company and its Subsidiaries to perform their respective obligations under this Agreement, the Notes (if issued) or any other Loan Document to which any of them is a party, or (c) the validity or enforceability of this Agreement, any of the Notes (if issued) or any of the other Loan Documents or the rights or remedies of the Agent or the Banks hereunder or thereunder.

         "Multiemployer Plan" shall mean a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "National Currency Unit" shall mean a fraction or multiple of one Euro Unit expressed in units of the former national currency of a Participating Member State.

         "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments received by the Company and/or any Subsidiary, as the case may be, from such Asset Sale, net of the reasonable direct expenses of sale such as commissions and pro rated property taxes, net of any taxes actually payable by the Company or such Subsidiary in respect of such sale, taking into account Company's or such Subsidiary's losses, if any, which are available under applicable law to reduce in connection therewith and (subject to Section 8.12 hereof) net of the amount of all payments required to be made by the Company or such Subsidiary to repay Debt (other than Indebtedness) secured by any asset which is the subject of such Asset Sale.

         "Non-Defaulting Bank" is defined in Section 2.4(c).

         "Notes" shall mean the Revolving Credit Notes and the Swing Line
Notes.

         "Participating Member State" shall mean such country so described in any EMU Legislation.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "Pension Plan" shall mean any plan established and maintained by the Company or any other Loan Party which is qualified under Section 401(a) of the Internal Revenue Code and subject to the minimum funding standards of
Section 412 of the Internal Revenue Code.

         "Percentage" shall mean the Revolving Credit Percentage.

         "Permitted Acquisition" shall mean any acquisition (including by way of merger) by Company or any Guarantor of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or shares of stock or other ownership interests of another Person, which is conducted in accordance with the following requirements:

         (a) Such acquisition is of a business or Person engaged in a line of business reasonably related to that of the Company;

         (b) If such acquisition is structured as a stock acquisition, then the Person so acquired shall either (X) become a wholly-owned Subsidiary of the Company or of a Guarantor and the Company shall comply, or cause such Guarantor to comply, with Section
                  7.19 hereof or (Y) such Person shall be merged with and into the Company or a Guarantor (with the Company or such Guarantor being the surviving entity);

         (c) If such acquisition is structured as the acquisition of assets, such assets shall be acquired by Company or a Guarantor;

         (d) The Company shall have delivered to the Agent not less than fifteen (15) nor more than ninety (90) days prior to the date of such acquisition, notice of such acquisition together with Pro Forma Projected Financial Information, copies of all material documents relating to such acquisition, and historical financial information (including income statements, balance sheets and cash flows) covering at least two (2) complete fiscal years of the acquisition target prior to the effective date of the acquisition or the entire credit history of the acquisition target, whichever period is shorter, in each case in form and substance satisfactory to the Agent and the Majority Banks;

         (e) Both immediately before and after such acquisition no Default or Event of Default shall have occurred and be continuing;

         (f) The board of directors (or other Person(s) exercising similar functions) of the seller of the assets or issuer of the shares of stock or other ownership interests being acquired shall not have disapproved such transaction or recommended that such transaction be disapproved;

         (g) The purchase price of such proposed new acquisition plus the purchase price of all other acquisitions consummated in the same fiscal year (excluding in each case, the value of any common shares transferred as part of such acquisition), shall not exceed Five Million Dollars ($5,000,000).

         "Permitted Currencies" shall mean Dollars or any Alternative Currency.

         "Permitted Investments" shall mean with respect to any Person:

                  (a) Governmental Obligations;

                  (b) Obligations of a state of the United States, the District of Columbia or any possession of the United States, or any political subdivision thereof, which are described in Section 103(a) of the Internal Revenue Code and are graded in any of the highest three (3) major grades as determined by at least one Rating Agency; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which in each case is itself or its debt is rated in one of the highest three (3) major grades as determined by at least one Rating Agency;

                  (c) Banker's acceptances, commercial accounts, demand deposit accounts, certificates of deposit, or depository receipts issued by or maintained with any Bank or a bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $250,000,000, provided that such minimum capital and surplus requirement shall not apply to demand deposit accounts maintained by the Company or any of its Subsidiaries in the ordinary course of business;

                  (d) Commercial paper rated at the time of purchase within the two highest classifications established by not less than two Rating Agencies, and which matures within 270 days after the date of issue;

                  (e) Secured repurchase agreements against obligations itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced;

                  (f) Any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in (a) through (e) above; and

                  (g) Investments by any foreign Subsidiary in obligations similar in nature, term and credit quality to those enumerated in clauses (a) through (f) above, except that such Subsidiary's country of incorporation shall be substituted for the United States of America, each case.

         "Permitted Liens" shall mean with respect to any Person:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's liens or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure (i) the performance of bids, trade contracts (other than for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature or (ii) the performance of leases permitted hereunder, in each case given or incurred on terms, in amounts and otherwise in the ordinary course of business; and

                  (e) easements, rights-of-way, restrictions and other similar encumbrances or Liens incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Person;

         "Person" shall mean a natural person, corporation, limited liability company, partnership, limited liability partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

         "Pledge Agreement(s)" shall mean the Company Pledge Agreement, the Canadian Share Pledge and any other pledge agreement executed and delivered by any other Subsidiary in form satisfactory to the Agent, in each case as amended or otherwise modified from time to time.

         "Potential Financial Institution" is defined in Section 2.4(c).

         "Prime-based Advance" shall mean an Advance which bears interest at the Prime-based Rate.

         "Prime-based Rate" shall mean (i) with respect to any Advances in Dollars, the U.S. Prime-based Rate, and (ii) with respect to Swing Line Advances in Canadian Dollars, the Canadian Prime-based Rate.

         "Pro Forma Projected Financial Information" shall mean, as to any proposed acquisition, a statement executed by a Responsible Officer (supported by reasonable detail) setting forth the total consideration to be paid or incurred in connection with the proposed acquisition, and pro forma combined projected financial information for the Company and its Consolidated Subsidiaries and the acquisition target (if applicable), consisting of projected balance sheets as of the proposed effective date of the acquisition or the closing date thereof and as of the end of at least the next succeeding three (3) fiscal years of the Company following the acquisition and projected statements of income and cash flows for each of those years, including sufficient detail to permit calculation of the amounts and the ratios described in Sections 7.9A through 7.11 and 8.7 hereof, as projected as of the effective date of the acquisition and for those fiscal years and accompanied by (i) a statement setting forth a calculation of the ratios and amounts so described, (ii) a statement in reasonable detail specifying all material assumptions underlying the projections and (iii) such other information as any Bank shall reasonably request.

         "Purchasing Bank" shall have the meaning set forth in Section 11.7.

         "Quoted Rate" shall mean the rate of interest per annum offered by the Swing Line Bank in its sole discretion with respect to a Swing Line Advance.

         "Quoted Rate Advance" means any Swing Line Advance which bears interest at the Quoted Rate.

         "Rating Agency" shall mean Moody's Investor Services Inc., Standard and Poor's Ratings Services or any other nationally recognized statistical rating organization which is acceptable to the Agent.

         "Register" is defined in Section 13.8(f) hereof.

         "Reimbursement Obligation(s)" shall mean the obligation of an Account Party or Account Parties under each Letter of Credit Agreement and this Agreement to reimburse the Issuing Bank for each payment made by the Issuing Bank under the Letter of Credit issued pursuant to such Letter of Credit Agreement, together with all other sums, fees, charges and amounts which may be owing to the Issuing Bank under such Letter of Credit Agreement or this Agreement relating to Letters of Credit.

         "Request for Advance" shall mean a Request for Revolving Credit Advance or a Request for Swing Line Advance as the context may indicate.

         "Request for Revolving Credit Advance" shall mean a Request for Revolving Credit Advance issued by the Company under Section 2.3 of this Agreement in the form annexed hereto as Exhibit A, as amended or otherwise modified.

         "Request for Swing Line Advance" shall mean a Request for Swing Line Advance issued by the Company under Section 2.5(c) of this Agreement in the form attached hereto as Exhibit D, as amended or otherwise modified.

         "Requirement of Law" shall mean as to any Person, the certificate of incorporation and bylaws, the partnership agreement or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of an arbitration or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" shall mean the chief executive officer, chief financial officer, the vice president of finance, treasurer or the president of the Company or the Canadian Permitted Borrower, or with respect to compliance with financial covenants, the chief financial officer, the vice president of finance or the treasurer of the Company or the Canadian Borrower, as the case may be, or any other officer having substantially the same authority and responsibility.

         "Revolving Credit" shall mean the revolving credit loan to be advanced to the Company by the applicable Banks pursuant to Article 2 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Revolving Credit Aggregate Commitment.

         "Revolving Credit Advance" shall mean a borrowing requested by the Company and made by the Banks under Section 2.1 of this Agreement, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 hereof and any advance in respect of a Letter of Credit under Section 3.6 hereof, and shall include, as applicable, a Eurocurrency-based Advance and/or a Prime-based Advance.

         "Revolving Credit Aggregate Commitment" shall mean Eighty Million Dollars ($80,000,000), subject to reduction or termination under Section 2.13, 2.14, or 9.2 hereof.

         "Revolving Credit Facility Fee" shall mean the fees payable to Agent for distribution to the Banks pursuant to Section 2.12 hereof.

         "Revolving Credit Maturity Date" shall mean the earlier to occur of (i) April 1, 2003, and (ii) the date on which the Revolving Credit Aggregate Commitment shall be terminated pursuant to Section 2.14 or Section 9.2 hereof.

         "Revolving Credit Notes" shall mean the revolving credit notes described in Section 2.1 hereof, made by the Company to each of the Banks in the form annexed to this agreement as Exhibit B, as such notes may be amended or supplemented from time to time, and any other notes issued in substitution, replacement or renewal thereof from time to time.

         "Revolving Credit Percentage" shall mean with respect to each Bank, its percentage share, as set forth on Schedule 1.2 under column 1, of the Revolving Credit and its risk participation in Letters of Credit and its participation in any outstanding Swing Line Advances as such Schedule may be revised from time to time by Agent in accordance with Section 13.8.

         "Security Agreements" shall mean the Canadian Security Agreement and the Domestic Security Agreement, and "Security Agreement" shall mean either of them, as the context may indicate or otherwise require.

         "Significant Domestic Subsidiary(ies)" shall mean, on the Effective Date, those Domestic Subsidiaries identified as "Significant Subsidiaries" on
Schedule 6.19 hereto and thereafter, each other Subsidiary, whether existing on the Effective Date or created or acquired (directly or indirectly) by the Company thereafter, which:

                  (a) the total assets of which, on an individual basis, on any date of determination, are more than $5,000,000; or

                  (b) which has, as of the most recent fiscal quarter than ending, for the four preceding fiscal quarters, an EBITDA (calculated in the same manner with respect to such Subsidiary as Consolidated EBITDA is for the Company) of more than $1,000,000.

         "Starbelly.com" shall mean Starbelly.com, Inc., a Delaware corporation.

         "Starbelly.com Acquisition" shall mean the transaction whereby the Company will acquire the capital stock in Starbelly.com on the terms and conditions set forth in the Starbelly.com Acquisition Documents.

         "Starbelly.com Acquisition Documents" shall mean the Agreement and Plan of Merger and Plan of Reorganization dated as of January 17, 2000 by and among the Company, Starbelly.com and HA-LO Industries, Inc., a Delaware corporation with all other documents and instruments executed and delivered in connection with the Starbelly.com Acquisition, as amended, subject to the terms hereof, from time to time.

         "Subordinated Debt" shall mean any Funded Debt of the Company which has been subordinated in right of payment and priority to the Indebtedness, all on terms and conditions satisfactory to the Agent and the Majority Banks.

         "Subsidiary(ies)" shall mean any other corporation, association, joint stock company, business trust, limited liability company or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein or the context otherwise requires, Subsidiary(ies) shall refer to the Subsidiary(ies) of the Company.

         "Swing Line" shall mean the revolving credit loan to be advanced to the Company or the Canadian Permitted Borrower by the Swing Line Bank pursuant to
Section 2.5 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Swing Line Maximum Amount.

         "Swing Line Advance" shall mean a borrowing made by a Swing Line Bank to the Company pursuant to Section 2.5 hereof.

         "Swing Line Banks" shall mean Comerica Bank and or any other Bank designated as a Swing Line Bank by the Borrowers and the Banks, in its capacity as lender under Section 2.5 of this Agreement or their respective successor as lender of the Swing Line and "Swing Line Bank" shall mean any one of them as the context indicates or otherwise requires.

         "Swing Line Canadian Dollar Sublimit" shall mean Three Million Dollars ($3,000,000).

         "Swing Line Maximum Amount" shall mean Ten Million Dollars
($10,000,000).

         "Swing Line Notes" shall mean the swing line notes which may be issued by the Company and the Canadian Permitted Borrower, as the case may be, in the form annexed hereto as Exhibit C, as such Notes may be amended or supplemented from time to time, and any notes issued in substitution, replacement or renewal thereof from time to time.

         "Treaty on European Union" shall mean the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into force on November 1, 1993), as amended from time to time.

         "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code of any applicable state, and, unless specified otherwise, the Uniform Commercial Code as in effect in the State of Illinois.

         "U.S. Prime-based Advance" shall mean an Advance which bears interest at the U.S. Prime-based Rate.

         "U.S. Prime-based Rate" shall mean, for any day, that rate of interest which is equal to the sum of the Applicable Margin plus the greater of (i) the U.S. Prime Rate, and (ii) the Alternate Base Rate.

         "U.S. Prime Rate" shall mean the per annum rate of interest announced by the Agent at its main office from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which U.S. Prime Rate shall change simultaneously with any change in such announced rate.

         1.2      EURO.

                  (a) REDENOMINATION OF EUROCURRENCY-BASED ADVANCES AND OTHER ADVANCES INTO EURO UNITS.

                           (i) Each obligation under this Agreement of a party
                  hereto which (A) was originally denominated in the former national currency of a Participating Member State, or (B) would otherwise have been denominated in such former national currency prior to such date shall be denominated in, or redenominated into, as applicable, the Euro Unit in accordance with EMU Legislation and applicable state law, PROVIDED that, if and to the extent that any EMU Legislation provides that amounts denominated in the euro unit or the National Currency Unit of a Participating Member State, that are payable by crediting an account of the creditor within that country, may be made in either Euro or National Currency Units, each party to this Agreement shall be entitled to pay or repay any such amounts in either the Euro Unit or such National Currency Unit.

                           (ii) Subject to any EMU Legislation, references in
                  this Agreement to a minimum amount (or an integral multiple thereof) in a National Currency Unit to be paid to or by a party hereto shall be deemed to be a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the Euro Unit as the Agent may from time to time specify.

                  (b)      PAYMENTS.

                           (i) All payments by any Loan Party or any Bank of
                  amounts denominated in the Euro or a National Currency Unit of a Participating Member State, shall be made in immediately available, freely transferable, cleared funds to the account of the Agent in the principal financial center in such Participating Member State, as from time to time designated by the Agent for such purpose.

                           (ii) All amounts payable by the Agent to any party
                  under this Agreement in the National Currency Unit of a Participating Member State shall instead be paid in the Euro Unit.

                           (iii) The Agent shall not be liable to any party to
                  this Agreement in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount denominated in the Euro or a National Currency Unit of a Participating Member State.

                           (iv) All references herein to the London interbank or
                  other national market with respect to any National Currency Unit of a Participating Member State shall be deemed a reference to the applicable markets and locations referred to in the definition of "Business Day" in SECTION 1.1.

                  (c) If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a Euro Member shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest or fees in respect of Euros, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Euro Member; PROVIDED, that if any Advance in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Advance, at the end of the then current Interest Period.

                  (d) INCREASED COSTS. The Company shall, from time to time upon demand of any Bank (with a copy to the Agent), pay to such Bank the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, such Bank or any holding company of such Bank as a result of the introduction of, changeover to or operation of the Euro in a Participating Member State, other than any such cost or reduction or amount foregone reflected in any interest rate hereunder.

                  (e) UNAVAILABILITY OF EURO. If the Agent at any time determines that: (i) the Euro has ceased to be utilized as the basic accounting unit of the European Community; (ii) for reasons affecting the market in Euros generally, Euros are not freely traded between banks internationally; or (iii) it is illegal, impossible or impracticable for payments to be made hereunder in Euro, then the Agent may, in its discretion declare (such declaration to be binding on all the parties hereto) that any payment made or to be made thereafter which, but for this provision, would have been payable in the Euro shall be made in a component currency of the Euro or Dollars (as selected by the Agent (the "SELECTED CURRENCY") and the amount to be so paid shall be calculated on the basis of the equivalent of the Euro in the Selected Currency).

                  (f) ADDITIONAL CHANGES AT AGENT'S DISCRETION. This section and other provisions of this Agreement relating to Euros and the National Currency Units of Participating Member States shall be subject to such further changes (including changes in interpretation or construction) as the Agent may from time to time in its reasonable discretion notify to the

         Company and the Banks to be necessary or appropriate to reflect the changeover to the Euro in Participating Member States.

         1.3 INTEREST ACT (CANADA). For the purposes of disclosure under the ITA, if and to the extent applicable, whenever interest is to be paid hereunder and such interest is to be calculated on the basis of a period of less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in such period.

2.       REVOLVING CREDIT

         2.1 COMMITMENT. Subject to the terms and conditions of this Agreement (including without limitation Section 2.3 hereof), each Bank severally and for itself alone agrees to make Advances of the Revolving Credit in Dollars to the Company from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount, not to exceed at any one time outstanding such Bank's Revolving Credit Percentage of the Revolving Credit Aggregate Commitment. Subject to the terms and conditions set forth herein, advances, repayments and readvances may be made under the Revolving Credit.

         2.2    ACCRUAL OF INTEREST AND MATURITY; EVIDENCE OF INDEBTEDNESS.
(a) The Company hereby unconditionally promises to pay to the Agent for the account of each Bank the then unpaid principal amount of each Revolving Credit Advance (plus all accrued and unpaid interest) of such Bank to the Company on the Revolving Credit Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement.

                (b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to the appropriate lending office of such Bank resulting from each Revolving Credit Advance made by such lending office of such Bank from time to time, including the amounts of principal and interest payable thereon and paid to such Bank from time to time under this Agreement.

                (c) The Agent shall maintain the Register pursuant to Section 13.8(f), and a subaccount therein for each Bank, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Revolving Credit Advance made hereunder, the type thereof and each Interest Period applicable to any Eurocurrency-based Advance, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Bank hereunder in respect of the Revolving Credit Advances and (iii) both the amount of any sum received by the Agent hereunder from the Company in respect of the Revolving Credit Advances and each Bank's share thereof.

                (d) The entries made in the Register and the accounts of each Bank maintained pursuant to paragraphs (b) and (c) of this
         Section 2.1 shall absent manifest error, to the extent permitted by applicable law, be conclusive evidence of the existence and amounts of the obligations of the Company therein recorded; PROVIDED, HOWEVER, that the failure of any Bank or the Agent to maintain the Register or any such account, as applicable, or any error therein, shall not in any manner affect the obligation of the Company to repay the Revolving Credit Advances (and all other amounts owing with respect thereto) made to such Company by the Bank in accordance with the terms of this Agreement.

                (e) The Company agrees that, upon written request to the Agent (with a copy to the Company) by any Bank, the Company will execute and deliver, to such Bank, at Company's own expense, a Revolving Credit Note evidencing the outstanding Revolving Credit Advances owing to such Bank; PROVIDED, that the delivery of such Revolving Credit Notes shall not be a condition precedent to the Effective Date.

         2.3 REQUESTS FOR AND REFUNDINGS AND CONVERSIONS OF ADVANCES. The Company may request an Advance of the Revolving Credit, refund any such Advance in the same type of Advance or convert any such Advance to any other type of Advance of the Revolving Credit only after delivery to Agent of a Request for Revolving Credit Advance executed by a person previously authorized (in a writing delivered to the Agent by the Company) to execute such Request, subject to the following and to the remaining provisions hereof:

                (a) each such Request for Revolving Credit Advance shall set forth the information required on the Request for Revolving Credit Advance form annexed hereto as Exhibit A, including without limitation:

                    (i) the proposed date of such Advance, which must be a Business Day;

                   (ii) whether such Advance is a refunding or conversion of an outstanding Advance; and

                  (iii) whether such Advance is to be a Prime-based Advance or a Eurocurrency-based Advance, and, except in the case of a Prime-based Advance, the first Interest Period applicable thereto.

                (b) each such Request for Revolving Credit Advance shall be delivered to Agent by noon (Detroit time) three (3) Business Days prior to the proposed date of Advance, except in the case of a Prime-based Advance, for which the Request for Advance must be delivered by noon (Detroit time) on such proposed date for Advances;

                (c)    on the proposed date of such Advance,

                    (i) after giving effect to all Advances of the Revolving Credit and of the Swing Line requested by the Company on such date of determination (including deemed Advances funded by Agent under Section 3.6(a) hereof in respect of the Company's or an applicable Account Party's Reimbursement Obligation hereunder), the aggregate outstanding principal amount of all Advances to the Company on such date plus the aggregate amount of Letter of Credit Obligations on such date shall not exceed the lesser of then applicable Revolving Credit Aggregate Commitment and the Domestic Borrowing Base; and

                   (ii) after giving effect to all Advances requested by the Company and the Canadian Permitted Borrower on such date of determination (including deemed Advances funded by Agent under Section 3.6(a) hereof in respect of the Company's or an applicable Account Party's Reimbursement Obligation hereunder), the Dollar Equivalent Amount of the aggregate outstanding principal amount of all Advances of the Revolving Credit and of the Swing Line on such date plus the aggregate amount of Letter of Credit Obligations on such date shall not exceed the lesser of then applicable Revolving Credit Aggregate Commitment and the Combined Borrowing Base;

                provided however, that, in the case of any Advance being applied to refund an outstanding Advance, the aggregate principal amount of such Advances to be refunded shall not be included for purposes of calculating availability under this Section 2.3(c);

                (d) in the case of a Prime-based Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least $1,000,000;

                (e) in the case of a Eurocurrency-based Advance, the principal amount of such Advance, plus the amount of any other outstanding Advance of the Revolving Credit to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be at least $2,000,000 (or a larger integral multiple of $100,000), and at any one time there shall not be in effect more than six (6) Applicable Interest Rates and Interest Periods;

                (f) a Request for Revolving Credit Advance, once delivered to Agent, shall not be revocable by the Company;

                (g) each Request for Revolving Credit Advance shall constitute a certification by the Company, as of the date thereof that:

                    (i) both before and after such Advance, the obligations of the Loan Parties set forth in this Agreement and the other Loan Documents to which such Persons are parties are valid, binding and enforceable obligations of such Loan Parties respectively, consistent with the representations as to same set forth in
                                Section 6.7 and 6.8 hereof ;

                   (ii) all conditions to Advances of the Revolving Credit have been satisfied or waived by, the requisite Banks, and shall remain satisfied to the date of such Advance (both before and after giving effect to such Advance);

                  (iii) there is no Default or Event of Default in existence, and none will exist upon the making of such Advance (both before and after giving effect to such Advance);

                   (iv) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of such Advance except to the extent the same speaks to a different date (both before and after giving effect to such Advance); and

                    (v) the execution of such Request for Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of the Company.

         Agent, acting on behalf of the Banks, may, at its option, lend under this Section 2 upon the telephone request of a person previously authorized (in a writing delivered to the Agent) by the Company to make such requests and, in the event Agent, acting on behalf of the Banks, makes any such Advance upon a telephone request, the requesting person shall fax to Agent, on the same day as such telephone request, a Request for Advance. The Company hereby authorizes Agent to disburse Advances under this Section 2.3 pursuant to the telephone instructions of any person purporting to be a person identified by name on a written list of persons authorized by the Company and delivered to Agent prior to the date of such request to make Requests for Advance on behalf of the Company. Notwithstanding the foregoing, the Company acknowledges that the Company shall bear all risk of loss resulting from disbursements made upon any telephone request. Each telephone request for an Advance shall constitute a certification of the matters set forth in the Request for Revolving Credit Advance form as of the date of such requested Advance.

         2.4    DISBURSEMENT OF ADVANCES.

                (a) Upon receiving any Request for Revolving Credit Advance from the Company under Section 2.3 hereof, Agent shall promptly notify each Bank by wire, telex or telephone (confirmed by wire, telecopy or telex) of the amount of such Advance to be made and the date such Advance is to be made by said Bank pursuant to its Percentage of such Advance. Unless such Bank's commitment to make Advances of the Revolving Credit hereunder shall have been suspended or terminated in accordance with this Agreement, each such Bank shall make available the amount of its Percentage of each Advance in immediately available funds to Agent, as follows:
                    (i) for Domestic Advances, at the office of Agent located at One Detroit Center, Detroit,
                                Michigan 48226, not later than 4:00 p.m.
                                (Detroit time) on the date of such Advance;
                                and

                   (ii) for Eurocurrency-based Advances, at the Agent's Correspondent for the account of the Eurocurrency Lending Office of the Agent, not later than 12 noon (the time of the Agent's Correspondent) on the date of such Advance.

                (b) Subject to submission of an executed Request for Revolving Credit Advance by the Company without exceptions noted in the compliance certification therein, Agent shall make available to the Company, the aggregate of the amounts so received by it from the Banks in like funds and currencies:

                    (i) for Domestic Advances, not later than 4:00 p.m. (Detroit time) on the date of such Advance by credit to an account of Company maintained with Agent or to such other account or third party as Company may reasonably direct; and

                   (ii) for Eurocurrency-based Advances, not later than 4:00 p.m. (the time of the Agent's Correspondent) on the date of such Advance, by credit to an account of the Company maintained with Agent's Correspondent or to such other account or third party as the Company may reasonably direct.

                (c) Agent shall deliver the documents and papers received by it for the account of each Bank to such Bank or upon its order. Unless Agent shall have been notified by any Bank prior to the date of any proposed Revolving Credit Advance that such Bank does not intend to make available to Agent such Bank's Percentage of such Advance, Agent may assume that such Bank has made such amount available to Agent on such date, as aforesaid and may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is not in fact made available to Agent by such Bank, as aforesaid, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify the Company and the Company shall pay such amount to Agent, if such notice is delivered to the Company prior to 1:00 p.m. (Detroit time) on a Business Day, on the day such notice is received, and otherwise on the next Business Day. Agent shall also be entitled to recover from such Bank or the Company, as the case may be, but without duplication, interest on such amount in respect of each day from the date such amount was made available by Agent to the Company, to the date such amount is recovered by Agent, at a rate per annum equal to:

                    (i)         in the case of such Bank, for the first two
                                (2) Business Days such amount remains unpaid, with respect to Domestic Advances, the Federal Funds Effective Rate, and with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount and thereafter, at the rate of interest then applicable to such Revolving Credit Advances; and

                   (ii) in the case of Company, the rate of interest then applicable to such Advance of the Revolving Credit.

         The obligation of any Bank to make any Advance of the Revolving Credit hereunder shall not be affected by the failure of any other Bank to make any Advance hereunder, and no Bank shall have any liability to the Company or any of its Subsidiaries, the Agent, any other Bank, or any other party for another Bank's failure to make any loan or Advance hereunder. In the event any Bank shall fail to advance any amounts required to be advanced in accordance with the terms of this Article 2 (a "Defaulting Bank"), the Agent shall promptly provide written notice thereof to the Company and to each other Bank (each such other Bank being referred to in this Section as a "Non-Defaulting Bank"). Each Non-Defaulting Bank shall have ten (10) Business Days from receipt of said notice to exercise its option to agree to enter into an agreement pursuant to which the Non-Defaulting Bank shall assume the Defaulting Bank's rights and obligations under this Agreement, its Notes and the other Loan Documents. The Non-Defaulting Bank shall exercise such option by providing written notice of same to the Defaulting Bank (and if there is more than one Non-Defaulting Bank, the assignment agreement shall be entered into with the Non-Defaulting Bank who first notifies the Defaulting Bank of its decision to exercise said option) and to the Company. If no Non-Defaulting Bank shall exercise the above-described option within the said ten (10) Business Day period and if the Company shall, subject to Section 13.8(c) hereof, within thirty (30) days of delivering the notice described above, advise such Defaulting Bank of another bank or financial institution to which assignments are permitted pursuant to Section 13.8(c) hereof and which is willing to assume such Defaulting Bank's rights and obligations under this Agreement, its Notes and the other Loan Documents (each such bank or financial institution being hereinafter referred to as a "Potential Financial Institution"), such Defaulting Bank shall, subject to Section 13.8(c), assign its said rights and obligations to the Potential Financial Institution; provided however that any such assignment shall not alter the Company's remedies vis a vis the Defaulting Bank.

         2.5 SWING LINE ADVANCES. (a) The Swing Line Banks shall, on the terms and subject to the conditions hereinafter set forth (including without limitation Section 2.5(c) hereof), make one or more advances in Dollars or in any Alternative Currency (each such advance being a "Swing Line Advance") to any Borrower, from time to time on any Business Day during the period from the date hereof to (but excluding) the Revolving Credit Maturity Date in a Dollar Equivalent Amount not to exceed at any time outstanding the Swing Line Maximum Amount. Each Swing Line Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each of the Borrowers to such Swing Line Bank resulting from each Swing Line Advance of such Bank from time to time, including the amounts of principal and interest payable thereon and paid to such Bank from time to time. The entries made in such account or accounts of each such Swing Line Bank shall, to the extent permitted by applicable law, be conclusive evidence, absent manifest error, of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of a Swing Line Bank to maintain such account, as applicable, or any error therein, shall not in any manner affect the obligation of each Borrower to repay the Swing Line Advances (and all other amounts owing with respect thereto) made to such Borrower by such Swing Line Bank in accordance with the terms of this Agreement. Advances, repayments and readvances under the Swing Line may be made, subject to the terms and conditions of this Agreement. Each Swing Line Advance shall mature and the principal amount thereof shall be due and payable by the applicable Borrower on the last day of the Interest Period applicable thereto (if any) and, in the case of any Prime-based Advance, on the Revolving Credit Maturity Date.

         The Borrowers agree that, upon the written request of a Swing Line Bank (with a copy to the Company), each of the Borrowers will execute and deliver to such Swing Line Bank Swing Line Notes; provided, that the delivery of such Swing Line Notes shall not be a condition precedent to the Effective Date. The Borrowers further agree that as of the Effective Date, Swing Line Advances may only be requested (a) in Dollars by the Company or (b) in Canadian Dollars by the Canadian Permitted Borrower.

                (b) ACCRUAL OF INTEREST. Each Swing Line Advance shall, from time to time after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Swing Line Advance, its Applicable Interest Rate, its Interest Period, if any, and the amount and date of any repayment shall be noted on the applicable Swing Line Bank's account maintained pursuant to Section 2.5(a), which records will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the applicable Swing Line Bank to record any such information shall not relieve the applicable Borrower of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the other Loan Documents.

                (c) REQUESTS FOR SWING LINE ADVANCES. A Borrower may request a Swing Line Advance only after delivery to the applicable Swing Line Bank of a Request for Swing Line Advance executed by a person authorized (in a writing a copy of which has been previously delivered to the Agent) by the applicable Borrower to make such requests, subject to the following and to the remaining provisions hereof:

                    (i) each such Request for Swing Line Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit D, including without limitation:

                                (A) the proposed date of such Swing Line
                       Advance, which must be a Business Day;

                                (B) whether such Swing Line Advance is to be
                       funded in Dollars or Canadian Dollars;

                                (C) whether such Swing Line Advance is to be
                       (x) in the case of Advances in Dollars, a U.S. Prime-based Advance or a Quoted Rate Advance or, (y) in the case of Advances in Canadian Dollars, a Canadian Prime-based Advance or a Quoted Rate Advance; and

                                (D) the duration of the Interest Period, if
                       any, applicable thereto.

                   (ii) in the case of the Company requesting any Swing Line Advance in Dollars, on the proposed date of such Swing Line Advance, after giving effect to all Swing Line Advances requested by the Borrowers on such date of determination, the Dollar Equivalent Amount of the aggregate outstanding principal amount of all Swing Line Advances on such date shall not exceed the Swing Line Maximum Amount; and

                  (iii) in the case of the Canadian Permitted Borrower requesting any Swing Line Advance in Canadian Dollars, on the proposed date of such Swing Line Advance, after giving effect to all Swing Line Advances requested by the Borrowers on such date of determination, the Dollar Equivalent Amount of the aggregate outstanding principal amount of all Swing Line Advances to the Canadian Permitted Borrower on such date shall not exceed the lesser of (x) the Swing Line Canadian Dollar Sublimit and (y) the Swing Line Maximum Amount minus the aggregate outstanding principal amount of all Swing Line Advances to the Company; and

                   (iv) after giving effect to all Advances of the Revolving Credit and of the Swing Line requested by the Company on such date of determination (including deemed Advances funded by Agent under Section 3.6(a) hereof in respect of the

                Company's or an applicable Account Party's Reimbursement Obligation hereunder), the aggregate outstanding principal amount of all Advances to the Company on such date plus the aggregate amount of Letter of Credit Obligations on such date shall not exceed the lesser of then applicable Revolving Credit Aggregate Commitment and the Domestic Borrowing Base; and

                     (v) in the case of any Borrower requesting any Swing Line Advance, on the proposed date of such Swing Line Advance, after giving effect to all Advances of the Revolving Credit and of the Swing Line and all Letters of Credit requested by any Borrower on such date of determination, the Dollar Equivalent Amount of the aggregate outstanding principal amount of all Advances of the Revolving Credit and of the Swing Line plus all Letter of Credit Obligations on such date shall not exceed the lesser of the applicable Revolving Credit Aggregate Commitment and the Combined Borrowing Base;

                   (vi) in the case of a Prime-based Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be (x) in the case of Advances in Dollars at least One Hundred Thousand Dollars ($100,000) and (y) in the case of Advances in Canadian Dollars at least One Hundred Thousand Canadian Dollars (C$100,000);

                  (vii) each such Request for Swing Line Advance shall be delivered to the applicable Swing Line Bank by 12 noon (Detroit time) on the proposed date of the Advance;

                 (viii) each Request for Swing Line Advance, once delivered to a Swing Line Bank, shall be irrevocable by the Borrowers, and shall constitute and include a certification by the Company and, if applicable, the Canadian Permitted Borrower as of the date thereof that:

                                (A) both before and after such Swing Line
                       Advance, the obligations of the Loan Parties to which such Persons are parties set forth in this Agreement and the other Loan Documents, are valid, binding and enforceable obligations of the Loan Parties, respectively, consistent with the representations as to same set forth in Section 6.7 and 6.8 hereof;

                                (B) all conditions to the making of Swing
                       Line Advances have been satisfied or waived by the requisite Banks (both before and after giving effect to such Advance);

                                (C) both before and after the making of such
                       Swing Line Advance, there is no Default or Event of Default in existence; and

                                (D) both before and after such Swing Line
                       Advance, the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects.

The applicable Swing Line Bank shall promptly deliver to Agent by telecopy a copy of any Request for Advance received hereunder.

                (d) DISBURSEMENT OF SWING LINE ADVANCES. Subject to submission of an executed Request for Swing Line Advance by a Borrower without exceptions noted in the compliance certification therein and to the other terms and conditions hereof, the applicable Swing Line Bank shall make available to the applicable Borrower the amount so requested, in like funds and currencies, not later than: for Prime-based Advances or Quoted Rate Advances, not later than 4:00 p.m. (Detroit time) on the date of such Advance by credit to an account of the applicable Borrower maintained with Agent or to such other account or third party as such Borrower may reasonably direct in writing.

         Swing Line Bank shall promptly notify Agent of any Swing Line Advance by telephone, telex or telecopier.

                (e)    REFUNDING OF OR PARTICIPATION INTEREST IN SWING LINE
          ADVANCES.

                    (i) The Agent, at any time in its sole and absolute discretion, may on behalf of the applicable Borrower (each of which hereby irrevocably directs the Agent to act on its behalf) request each of the Banks (including the applicable Swing Line Bank in its capacity as a Bank) to make an Advance of the Revolving Credit to the Company in the Dollar Equivalent Amount, equal to such Bank's Percentage of the principal amount of the aggregate Swing Line Advances outstanding to each such party on the date such notice is given (the "Refunded Swing Line Advances"); provided however that Swing Line Advances which are carried at the Quoted Rate which are converted to Revolving Credit Advances at the request of the Agent at a time when no Default or Event of Default has occurred and is continuing, shall not be subject to Section 11.1 and no losses, costs or expenses may be assessed by the applicable Swing Line Bank against any Borrower or the Banks as a consequence of such conversion. In the case of each Refunded Swing Line Advance (whether such Advance is outstanding in Dollars or in Canadian Dollars), the applicable Advance of the Revolving Credit used to refund such Swing Line Advance shall be a Prime-based Advance in Dollars. In connection with the making of any such Refunded Swing Line Advances or the purchase of a participation interest in Swing Line Advances under Section 2.5(e)(ii) hereof, the Swing Line Bank shall retain its claim against the applicable Borrower for any unpaid interest or fees in respect thereof. Unless (x) any of the events described in
                Section 9.1(j) hereof shall have occurred and/or (y) the outstanding Refunded Advance is outstanding in Canadian Dollars (in which event the procedures of subparagraph (ii) of this Section 2.5(e) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of an Advance of the Revolving Credit are then satisfied but subject to Section 2.5(e)(iii), each Bank shall make the proceeds of its Advance of the Revolving Credit available to the Agent for the benefit of the Swing Line Bank at the office of the Agent specified in Section 2.4(a) hereof prior to 11:00 a.m. Detroit time (for Domestic Advances) on the Business Day next succeeding the date such notice is given. The proceeds of such Advances of the Revolving Credit shall be immediately applied to repay the Refunded Swing Line Advances in accordance with the provisions of Section 10.1 hereof.

                   (ii) If, (x) prior to the making of an Advance of the Revolving Credit pursuant to subparagraph (i) of this
                Section 2.5(e), one of the events described in Section 9.1(j) hereof shall have occurred or (y) the Refunded Swing Line Advance is outstanding in Canadian Dollars, each Bank will, on the date such Advance of the Revolving Credit was to have been made, purchase from the Swing Line Bank an undivided participating interest in each Refunded Swing Line Advance in an amount equal to the Dollar Equivalent Amount of its Percentage of such Refunded Swing Line Advance; provided however that if, for any reason, any Bank is prohibited from making an Advance of the Revolving Credit in respect of such Refunded Swing Line Advance, each such Bank shall be deemed to and unconditionally agrees to purchase from the Swing Line Bank a participation interest in the Dollar Equivalent Amount of its Percentage of such Refunded Swing Line Advance. In either case, each Bank within the time periods specified in
                Section 2.5(e)(i) hereof, as applicable, shall immediately transfer to the Agent, in immediately available funds in Dollars, the amount of its participation and upon receipt thereof the Agent will deliver to such Bank a Swing Line Participation Certificate in the form of Exhibit E evidencing such participation.

                  (iii) Each Bank's obligation to make Advances of the Revolving Credit and to purchase participation interests in accordance with clauses (i) and (ii) of this Section 2.5(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
                (1) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against Swing Line Bank, the Borrowers or any other Person for any reason whatsoever; (2) the occurrence or continuance of any Default or Event of Default; (3) any adverse change in the condition (financial or otherwise) of any Borrower or any other Person; (4) any breach of this Agreement by any Borrower or any other Person;
                (5) any inability of the Borrowers to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased; (6) the termination of the Revolving Credit Aggregate Commitment hereunder; or (7) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Bank does not make available to the Agent the amount required pursuant to clause
                (i) or (ii) above, as the case may be, the Agent shall be entitled to recover such amount on demand from such Bank, together with interest thereon for each day from the date of non-payment until such amount is paid in full (x) for the first two (2) Business Days such amount remains unpaid, at the Federal Funds Effective Rate for Advances in Dollars (other than eurodollars) and (y) thereafter, at the rate of interest then applicable to such Swing Line Advances.

         Notwithstanding the foregoing however no Bank shall be required, except in the case of Swing Line Advances deemed to have been made pursuant to Sections 3.6(a) and 3.6(c) hereof, to make any Revolving Credit Advance to refund a Swing Line Advance or to purchase a participation in a Swing Line Advance if prior to the making of the Swing Line Advance by the Swing Line Bank, the Agent had obtained actual knowledge that an Event of Default had occurred and was continuing; provided, however that the obligation of the Banks to make such Revolving Credit Advances shall be reinstated upon the date of which such Event of Default has been waived by the requisite Banks, as applicable.

         2.6 PRIME-BASED INTEREST PAYMENTS. Interest on the unpaid balance of all Prime-based Advances of the Revolving Credit and all Swing Line Advances carried at a Prime-based Rate from time to time outstanding shall accrue from the date of such Advance to the Revolving Credit Maturity Date (and until paid), at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds quarterly commencing on the first day of the calendar quarter next succeeding the calendar quarter during which the initial Advance of such Revolving Credit or Swing Line Advance, as the case may be, is made and on the first day of each calendar quarter thereafter. Interest accruing at the U.S. Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the U.S. Prime-based Rate on the date of such change in the U.S. Prime-based Rate. Subject to Section 1.3 hereof, interest accruing at the Canadian Prime-based Rate shall be computed on the basis of a 365 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Canadian Prime-based Rate on the date of such change in the Canadian Prime-based Rate.

         2.7 EUROCURRENCY-BASED INTEREST PAYMENTS AND QUOTED RATE INTEREST PAYMENTS.

                (a) Interest on each Eurocurrency-based Advance of the Revolving Credit shall accrue at its Applicable Interest Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to but not including the last day thereof.

                (b) Interest on each Quoted Rate Advance of the Swing Line shall accrue at its Quoted Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest on Advances to Company at a Quoted Rate shall be computed on the basis of a 360 day year and interest on Advances to the Canadian

         Permitted Borrower accruing at a Quoted Rate shall be computed on the basis of a 365 day year, in each case assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including the last day thereof.

                (c) If the basis of accrual of interest or fees expressed in this Agreement with respect to the National Currency Unit of a Participating Member State shall be inconsistent with any convention or practice in the London interbank market or other applicable interbank market, as the case may be, for the basis of accrual of interest or fees with respect to the Euro, such convention or practice shall replace such expressed basis, effective as of and from the date on which such country becomes a Participating Member State; provided that if any Eurocurrency-based Advance in the currency of such country is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Advance, at the end of the then current Interest Period.

         2.8 INTEREST PAYMENTS ON CONVERSIONS. Notwithstanding anything to the contrary in the preceding sections, all accrued and unpaid interest on any Advance converted pursuant to Section 2.3 hereof shall be due and payable in full on the date such Advance is converted.

         2.9 INTEREST ON DEFAULT. (a) In the case of the Company, in the event and so long as any Event of Default shall exist, in the case of any Event of Default under Section 9.1(a), 9.1(b) or 9.1(j), immediately upon the occurrence thereof, and in the case of all other Events of Default, upon notice from the Majority Banks, interest shall be payable daily on all Eurocurrency-based Advances of the Revolving Credit and Quoted Rate Advances from time to time outstanding at a per annum rate equal to the Applicable Interest Rate plus two percent (2%) for the remainder of the then existing Interest Period, if any, and at all other such times, with respect to Prime-based Advances from time to time outstanding, at a per annum rate equal to the Prime-based Rate plus two percent (2%).

                (b) Subject to applicable Canadian law, in the case the Canadian Permitted Borrower, upon a default by Canadian Permitted Borrower in the payment of interest or any other amount (other than principal) due under this Agreement or any of the other Loan Documents to which such Borrower is a party, upon written notice of Majority Banks confirmed by written notice from Agent to such Borrower, such Borrower shall pay interest on such overdue amount, both before and after judgment, at a rate per annum equal to (i) the rate of interest payable under this SECTION 2.9(b) on the principal amount to which such overdue interest relates, in the case of overdue interest, (ii) the Canadian Prime Rate PLUS two percent (2%), in the case of all such overdue amounts denominated in Canadian Dollars, and (iii) the U.S. Prime Rate PLUS two percent (2%), in the case of all such other overdue amounts denominated in Dollars (all of which other overdue amounts, for greater certainty, shall not include overdue principal or interest in any case), in each case, calculated on a daily basis from the date such amount becomes overdue for so long as such amount remains overdue and on the basis of the actual number of days elapsed in a 360 day year in the case of amounts denominated in U.S. Dollars and a 365 day year in the case of amounts denominated in Canadian Dollars. Such interest shall be payable upon demand by Agent. From and after the occurrence of any Event of Default and so long as it is continuing under SECTION 9.1(a) or 9.1(b) or so long as any other Event of Default shall have occurred and be continuing and upon written notice of Majority Banks confirmed by written notice from Agent to the Company, the Letter of Credit Fee shall be increased by two percent (2%) per annum.

         2.10   PREPAYMENT OF REVOLVING CREDIT ADVANCES AND SWING LINE ADVANCES.
(a) The Company may prepay all or part of the outstanding balance of any Prime-based Advance(s) of the Revolving Credit at any time, provided that the amount of any partial prepayment shall be at least One Million Dollars ($1,000,000) and, after giving effect to any such partial prepayment, the aggregate balance of Prime-based Advance(s) of the Revolving Credit remaining outstanding, if any, shall be at least Five Hundred Thousand Dollars ($500,000). The Company may prepay all or part of any Eurocurrency-based Advance (subject to not less than two (2) Business Days' notice to Agent) provided that the minimum amount of any such partial prepayment shall be at least One Million Dollars ($1,000,000), and, after giving effect to any such partial prepayment, the unpaid portion of such Advance which is refunded or converted under Section 2.3 hereof shall be at least Two Million Dollars ($2,000,000); provided further, however that if the prepayment of a Eurocurrency-based Advance is made on a day other than the last Business Day of the then current Interest Period applicable to such Eurocurrency-based Advance, then, pursuant to Section 11.1, the applicable Borrower solely as to its own Advances shall compensate the Banks for any losses.

                (b) Borrowers may prepay all or part of the outstanding balance of any Swing Line Advance carried at a Prime-based Rate at any time, provided that the minimum amount of any partial prepayment shall be a Dollar Equivalent Amount of Twenty Five Thousand Dollars ($25,000) and, after giving effect to any such partial prepayment, the aggregate balance of such Swing Line Advances remaining outstanding, if any, shall be at least a Dollar Equivalent Amount of One Hundred Thousand Dollars ($100,000). The Borrowers may prepay all or part of any Swing Line Advances carried at the Quoted Rate (subject to not less than two
         (2) Business Days' notice to the applicable Swing Line Bank and Agent), provided that the amount of any such partial payment shall be at least a Dollar Equivalent Amount of Twenty Five Thousand Dollars ($25,000), after giving effect of any such partial prepayment, and the unpaid portion of such Advance which is refunded or converted under Section 2.5(c) hereof shall be at least a Dollar Equivalent Amount of Two Hundred Thousand Dollars ($200,000); provided further, however that if the prepayment of a Quoted Rate Advance is made on a day other than the last Business Day of the then current Interest Period applicable to such Quoted Rate Advance, then, pursuant to Section 11.1, the applicable Borrower solely as to its own Advances shall compensate the Banks for any losses.

                (c) Any prepayment made in accordance with this Section shall be subject to Section 11.1 hereof, but otherwise without premium, penalty or prejudice to the right to readvance under the terms of this Agreement.

         2.11   PRIME-BASED ADVANCE IN ABSENCE OF ELECTION OR UPON DEFAULT. If,
(a) as to any outstanding Eurocurrency-based Advance of the Revolving Credit, Agent has not received payment of all outstanding principal and accrued interest on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Advance meeting the requirements of Section 2.3 hereof with respect to the refunding or conversion of such Advance, or (b) subject to Section 2.9 hereof, if on such day a Default or an Event of Default shall have occurred and be continuing, then the principal amount thereof which is not then prepaid in the case of a Eurocurrency-based Advance shall, absent a contrary election of the Majority Banks, be converted automatically to a Prime-based Advance and the Agent shall thereafter promptly notify the Company of said action.

         2.12 REVOLVING CREDIT FACILITY FEE. From the Effective Date to the Revolving Credit Maturity Date, the Company shall pay to the Agent for distribution to the Banks pro-rata in accordance with their respective Percentages, a Revolving Credit Facility Fee quarterly in arrears commencing July 1, 2000 (in respect of the prior fiscal quarter or portion thereof, except, with respect to the first fiscal quarter after the Effective Date, such payment shall not be made until and shall include all amounts due at the completion of the next full fiscal quarter), and on the first day of each fiscal quarter thereafter. The Revolving Credit Facility Fee payable to each Bank shall be determined by multiplying the Applicable Fee Percentage times the the Revolving Credit Aggregate Commitment then in effect (whether used or unused). The Revolving Credit Facility Fee shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Whenever any payment of the Revolving Credit Facility Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment, Agent shall make prompt payment to each Bank of its share of the Revolving Credit Facility Fee based upon its respective Percentage. It is expressly understood that the Revolving Credit Facility Fees described in this Section are not refundable under any circumstances.

         2.13 MANDATORY REPAYMENT OF REVOLVING ADVANCES; MANDATORY REDUCTION OF REVOLVING CREDIT AGGREGATE COMMITMENT.

         (a) If at any time and for any reason with respect to the Borrowers the Dollar Equivalent Amount aggregate outstanding principal amount of Revolving Credit Advances plus Swing Line Advances hereunder, plus the outstanding Letter of Credit Obligations, shall exceed the lesser of the then applicable (i) Revolving Credit Aggregate Commitment and (ii) Combined Borrowing Base, each of the Borrowers shall immediately reduce any pending request for any Advance on such day by the amount of such excess and, to the extent any excess remains thereafter, immediately repay an amount of the Indebtedness equal to such excess and, to the extent such Indebtedness consists of Letter of Credit Obligations, provide cash collateral on the basis set forth in Section 9.2 hereof. Each of the Borrowers acknowledges that, with respect to those Advances which it has requested, in connection with any repayment required hereunder, it shall also be responsible for the reimbursement of any prepayment or other costs required under Section 11.1 hereof; provided, however, that the Borrower shall, in order to reduce any such prepayment costs and expenses, first prepay such portion of the Indebtedness then carried as a Prime-based Advance, if any.

         (b) If at any time and for any reason with respect to the Canadian Permitted Borrower, one hundred and five percent (105%) of the aggregate Dollar Equivalent Amount of all Advances in Canadian Dollars hereunder for the account of such Borrower as of such time, exceeds the Swing Line Canadian Dollar Sublimit, then in each case, Canadian Permitted Borrower shall immediately repay that portion of the Indebtedness outstanding to such Borrower then carried as a Prime-based Advance, if any, by the Dollar Equivalent Amount of such Excess, and/or reduce on such day any pending request for an Advance submitted by such Borrower by the Dollar Equivalent Amount of such Excess, to the extent thereof; and provided that no Event of Default has occurred and is continuing, compliance with this Section 2.13(b) shall be tested as of the last day of each calendar month or, upon the written request of the Borrower from time to time, as of the last day of each calendar month, provided the Borrowers furnish Agent with current quarterly financial statements complying with the requirements set forth in Section 7.1(b) hereof. Upon the occurrence and during the continuance of any Event of Default, compliance with this Section 2.13(b) shall be tested on a daily or other basis satisfactory to Agent in its sole discretion.

         (c) Subject to clause (e) below, immediately upon receipt by the Company or any Subsidiary of any Net Cash Proceeds from any Asset Sale pursuant to Section 8.5(f) hereof (other than the sale of any asset or assets, in a single transaction or series of transactions, with a value less than $250,000) the Company shall be obligated to permanently reduce the amount of the Revolving Credit Aggregate Commitment by an amount equal to one hundred percent (100%) of such Net Cash Proceeds.

         (d) The reductions of the Revolving Credit Aggregate Commitment pursuant to clause (c) above shall be accompanied by prepayments of principal sufficient to reduce the outstanding principal balance under the Revolving Credit (taking into account outstanding Letters of Credit and Swing Line Advances) to an amount not greater than the Commitment, as so reduced.

         (e) To the extent that, on the date any mandatory repayment of the Revolving Advances under this Section 2.13 is due, the Indebtedness under the Revolving Credit or any other Indebtedness to be prepaid is being carried, in whole or in part, at the Eurocurrency-based Rate and no Default or Event of Default has occurred and is continuing, the Company may deposit the amount of such mandatory prepayment in a cash collateral account to be held by the Agent, for and on behalf of the Banks (which shall be an interest-bearing account), on such terms and conditions as are reasonably acceptable to Agent and the Banks. Subject to the terms and conditions of said cash collateral account, sums on deposit in said cash collateral account shall be applied (until exhausted) to reduce the principal balance of the Revolving Credit on the last day of each Interest Period attributable to the Eurocurrency-based Advances of such Revolving Credit, thereby avoiding breakage costs under Section 11.1 hereof.

         2.14 OPTIONAL REDUCTION OR TERMINATION OF REVOLVING CREDIT AGGREGATE COMMITMENT. Provided that no Event of Default has occurred and is continuing, the Company may upon at least five Business Days' prior written notice to the Agent, permanently reduce the Revolving Credit Aggregate Commitment in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Revolving Credit Aggregate Commitment shall be in an aggregate amount equal to Five Million Dollars ($5,000,000) or a larger integral multiple of One Million Dollars ($1,000,000); (ii) each reduction shall be accompanied by the payment of the Revolving Credit Facility Fee, if any, accrued on the amount of the partial reduction to the date of such reduction; (iii) the Company shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of Advances outstanding hereunder, plus the aggregate undrawn amount of outstanding Letter of Credit Obligations, exceeds the amount of the then applicable Revolving Credit Aggregate Commitment as so reduced, together with interest thereon to the date of prepayment; (iv) no such reduction shall reduce the Revolving Credit Aggregate Commitment to an amount which is less than the aggregate undrawn amount of any Letters of Credit outstanding at such time; and (v) no such reduction shall reduce the Swing Line Commitment unless the Company so elects; provided, however that if the termination or reduction of the Revolving Credit Aggregate Commitment requires the prepayment of a Eurocurrency-based Advance or a Quoted Rate Advance and such termination or reduction is made on a day other than the last Business Day of the then current Interest Period applicable to such Eurocurrency-based Advance or such Quoted Rate Advance, then, pursuant to Section 11.1, the applicable Borrower shall compensate the Banks for any losses or, the applicable Borrower may deposit the amount of such prepayment in a collateral account as provided in
Section 2.13(e) in each case, solely with respect to Advances requested by it. Reductions of the Revolving Credit Aggregate Commitment and any accompanying prepayments of Advances of the Revolving Credit shall be distributed by Agent to each Bank in accordance with such Bank's Percentage thereof, and will not be available for reinstatement by or readvance to the Company, and any accompanying prepayments of Advances of the Swing Line shall be distributed by Agent to the Swing Line Bank and will not be available for reinstatement by or readvance to the Company. Any reductions of the Revolving Credit Aggregate Commitment hereunder shall reduce each Bank's portion thereof proportionately (based on the applicable Percentages), and shall be permanent and irrevocable. Any payments made pursuant to this Section shall be applied first to outstanding Prime-based Advances under the Revolving Credit, next to Swing Line Advances carried at the Prime-based Rate, next to Eurocurrency-based Advances of the Revolving Credit and then to Swing Line Advances carried at the Quoted Rate.

         2.15 APPLICATION OF ADVANCES. Advances of the Revolving Credit (including Swing Line Advances) shall be available, subject to the terms hereof, to fund working capital needs, the Starbelly.com Acquisition, Permitted Acquisitions or other general corporate purposes of the Company.

3.       LETTERS OF CREDIT

         3.1 LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, Issuing Bank shall through the Issuing Office, at any time and from time to time from and after the date hereof until ten (10) Business Days prior to the Revolving Credit Maturity Date, upon the written request of an Account Party(ies) accompanied by a duly executed Letter of Credit Agreement and such other documentation related to the requested Letter of Credit as the Issuing Bank may require, issue Letters of Credit in Dollars for the account of such Account Party(ies), in an aggregate amount for all Letters of Credit issued hereunder at any one time outstanding not to exceed the Letter of Credit Maximum Amount. Each Letter of Credit (including any renewal thereof) shall be in a minimum face amount of One Hundred Thousand Dollars ($100,000) (or such lesser amount as may be agreed to by Issuing Bank) and each Letter of Credit (including any renewal thereof) shall expire one (1) day prior to the Revolving Credit Maturity Date in effect on the date of issuance thereof. The submission of all applications in respect of and the issuance of each Letter of Credit hereunder shall be subject in all respects to the Uniform Customs and Practices for Documentary Credits of the International Chamber of Commerce, 1993 Revisions, ICC Publication No. 500 or, if applicable, International Standby Practices 98, and any successor documentation thereto, as selected by the Issuing Bank. In the event of any conflict between this Agreement and any Letter of Credit Document other than any Letter of Credit, this Agreement shall control.

         3.2 CONDITIONS TO ISSUANCE. No Letter of Credit shall be issued at the request and for the account of any Account Party(ies) unless, as of the date of issuance of such Letter of Credit:

                (a)      in the case of any Account Party:

                         (i) after giving effect to the Letter of Credit requested, the outstanding Letter of Credit Obligations does not exceed the Letter of Credit Maximum Amount;

                         (ii) after giving effect to the Letter of Credit requested, the outstanding Letter of Credit Obligations on such date plus the aggregate amount of all Advances requested by or outstanding to the Company on such date does not exceed the lesser of the then applicable Revolving Credit Aggregate Commitment and the Domestic Borrowing Base; and

                         (iii) after giving effect to the Letter of Credit requested, the outstanding Letter of Credit Obligations on such date plus the aggregate amount of all Advances requested by or outstanding to the Borrowers on such date does not exceed the lesser of the then applicable Revolving Credit Aggregate Commitment and the Combined Borrowing Base;

                (b) the obligations of the Loan Parties set forth in this Agreement and the other Loan Documents are valid, binding and enforceable obligations of such Loan Parties and the valid, binding and enforceable nature of this Agreement and the other Loan Documents has not been disputed by the Company;

                (c) the representations and warranties contained in this Agreement and the other Loan Documents are true in all material respects as if made on such date except to the extent the same speaks to a different date, and both immediately before and immediately after issuance of the Letter of Credit requested, no Default or Event of Default exists;

                (d) the execution of the Letter of Credit Agreement with respect to the Letter of Credit requested will not violate the terms and conditions of any material contract, agreement or other borrowing of the relevant Account Party;

                (e) the Account Party requesting the Letter of Credit shall have delivered to Issuing Bank at its Issuing Office, not less than three (3) Business Days prior to the requested date for issuance (or such shorter time as the Issuing Bank, in its sole discretion, may permit), the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be satisfactory to Issuing Bank;

                (f) no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain Issuing Bank from issuing the Letter of Credit requested, or any Bank from taking an assignment of its Percentage thereof pursuant to Section 3.6 hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) shall prohibit or request that Issuing Bank refrain from issuing, or any Bank refrain from taking an assignment of its Percentage of, the Letter of Credit requested or letters of credit generally;

                (g) there shall have been no introduction of or change in the interpretation of any law or regulation that would make it unlawful or unduly burdensome for the Issuing Bank to issue or any Bank to take an assignment of its Percentage of the requested Letter of Credit, no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by banking authorities in the United States, Michigan or the respective jurisdictions in which the Banks, the applicable Account Party and the beneficiary of the requested Letter of Credit are located, and no establishment of any new restrictions on transactions involving letters of credit or on banks materially affecting the extension of credit by banks; and

                (h) Issuing Bank shall have received the issuance fees required in connection with the issuance of such Letter of Credit pursuant to
Section 3.4 hereof.

Each Letter of Credit Agreement submitted to Issuing Bank pursuant hereto shall constitute the certification by the Company and the Account Party of the matters set forth in Section 3.2 (a) through (d) hereof. The Issuing Bank shall be entitled to rely on such certification without any duty of inquiry.

         3.3 NOTICE. The Issuing Bank will deliver to the Agent and each Bank and the Company, concurrently with or promptly following its delivery of any Letter of Credit, a true and complete copy of each Letter of Credit and notice, substantially in the form attached as Exhibit F, to each Bank, specifying the amount thereof and the amount of such Bank's Percentage thereof.

         3.4 LETTER OF CREDIT FEES. The Company shall pay to the Issuing Bank for distribution to the Banks in accordance with their Percentages, letter of credit fees as follows:

                  (a) A per annum letter of credit fee with respect to the undrawn amount of each Letter of Credit issued pursuant hereto (based on the amount of each Letter of Credit) in the amount of the Applicable Fee Percentage (determined with reference to Schedule 1.1 to this Agreement).

                  (b) A letter of credit facing fee in the amount equal to the greater of (x) one-eighth percentage point (0.125%) per annum on the undrawn amount of each Letter of Credit and (y) $250 to be retained by Issuing Bank for its own account.

                  (c) If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or cause to be deemed applicable any reserve, special deposit, limitation or similar requirement against letters of credit issued or participated in by, or assets held by, or deposits in or for the account of, Issuing Bank or any Bank or (ii) impose on Issuing Bank or any Bank any other condition regarding this Agreement, the Letters of Credit or any participations in such Letters of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost or expense to Issuing Bank or such Bank of issuing or maintaining or participating in any of the Letters of Credit (which increase in cost or expense shall be determined by the Issuing Bank's or such Bank's reasonable allocation of the aggregate of such cost increases and expenses resulting from such events), then, upon demand by the Issuing Bank or such Bank, as the case may be, the Company shall, within thirty (30) days following demand for payment, pay to Issuing Bank or such Bank, as the case may be, from time to time as specified by the Issuing Bank or such Bank, additional amounts which shall be sufficient to compensate the Issuing Bank or such Bank for such increased cost and expense, together with interest on each such amount from ten days after the date demanded until payment in full thereof at the Prime-based Rate. A certificate as to such increased cost or expense incurred by the Issuing Bank or such Bank, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, submitted to the applicable Account Party, shall be conclusive evidence, absent manifest error, as to the amount thereof.

                  (d) All payments by the Company to the Agent for distribution to the Issuing Bank or the Banks under this Section 3.4 shall be made in Dollars and in immediately available funds at the Issuing Office or such other office of the Agent as may be designated from time to time by written notice to the Company by the Agent. The fees described in clauses (a) and (b) above shall be nonrefundable under all circumstances, shall be payable quarterly in advance (or such lesser period, if applicable, for Letters of Credit issued with stated expiration dates of less than one year) upon the issuance of each such Letter of Credit, and shall be calculated on the basis of a 360 day year and assessed for the actual number of days from the date of the issuance thereof to the stated expiration thereof.

         3.5 OTHER FEES. In connection with the Letters of Credit, and in addition to the Letter of Credit Fees, the Company and the applicable Account Party(ies) shall pay, for the sole account of the Issuing Bank, standard documentation, administration, payment and cancellation charges assessed by Issuing Bank or the Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of the Issuing Office in effect from time to time and delivered to the relevant Account Party(ies).

         3.6      DRAWINGS AND DEMANDS FOR PAYMENT UNDER LETTERS OF CREDIT.

                  (a) The Company and each applicable Account Party agree to pay to the Issuing Bank, on the day on which the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Agent relative thereto. Unless the Company or the applicable Account Party shall have made such payment to the Agent for the account of the Issuing Bank on such day, upon each such payment by the Issuing Bank, the Agent shall be deemed to have disbursed to the Company, and the Company shall be deemed to have elected to substitute for its Reimbursement Obligation, with respect to Letters of Credit denominated in Dollars, a Prime-based Advance of the Revolving Credit for the account of the Banks in an amount equal to the amount so paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit. Such Prime-based Advance shall be deemed disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in Section 2 hereof and, to the extent of the Advances so disbursed, the Reimbursement Obligation of the Company under this Section 3.6 shall be deemed satisfied.

                  (b) If the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Issuing Bank shall provide notice thereof to the Company and the applicable Account Party on the date such draft or demand is honored, and to Agent on such date unless the Company shall have satisfied its Reimbursement Obligation under Section 3.6(a) hereof by payment to the Agent on such date. The Issuing Bank shall further use reasonable efforts to provide notice to the Company or applicable Account Party prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not affect the rights or obligations of the Issuing Bank with respect to any Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of the Company or applicable Account Party under
Section 3.6(a) hereof.

                  (c) Upon issuance by the Issuing Bank of each Letter of Credit hereunder, each Bank shall automatically acquire a pro rata participation interest in such Letter of Credit and each related Letter of Credit Payment based on its respective Revolving Credit Percentage. Each Bank, on the date a draft or demand under any Letter of Credit is honored (or the next succeeding Business Day if the notice required to be given by Agent to the Banks under Section 3.6(b) hereof is not given to the Banks prior to 2:00 p.m. (Detroit time) on such date of draft or demand), shall make its Percentage of the amount paid by the Issuing Bank, and not reimbursed by the Company or applicable Account Party on such day, in immediately available funds at the principal office of the Agent for the account of Issuing Bank. If and to the extent such Bank shall not have made such pro rata portion available to the Agent, such Bank, the Company and the applicable Account Party severally agree to pay to the Issuing Bank forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Issuing Bank until such amount is so made available to the Agent at a per annum rate equal to the interest rate applicable during such period to the related Advance deemed to have been disbursed under Section 3.6(a) in respect of the reimbursement obligation of the Company and the applicable Account Party, as set forth in Section 2.4(c)(i) or 2.4(c)(ii) hereof, as the case may be. If such Bank shall pay such amount to the Agent for the account of Issuing Bank together with such interest, such amount so paid shall be deemed to constitute an Advance by such Bank disbursed in respect of the reimbursement obligation of the Company under Section 3.6(a) hereof for purposes of this Agreement, effective as of the dates applicable under said Section 3.6(a). The failure of any Bank to make its pro rata portion of any such amount paid by the Issuing Bank available to the Agent for the account of Issuing Bank shall not relieve any other Bank of its obligation to make available its pro rata portion of such amount, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent for the account of Issuing Bank.

                  (d) Nothing in this Agreement shall be construed to require or authorize any Bank to issue any Letter of Credit, it being recognized that the Issuing Bank shall be the sole issuer of Letters of Credit under this Agreement.

         3.7 OBLIGATIONS IRREVOCABLE. The obligations of the Company and any Account Party to make payments to Agent for the account of Issuing Bank or the Banks with respect to Letter of Credit Obligations under Section 3.6 hereof, shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever, including, without limitation:

                  (a) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to any Letter of Credit (the "Letter of Credit Documents");

                  (b) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to or under any of the Letter of Credit Documents;

                  (c) The existence of any claim, setoff, defense or other right which the Company or any Account Party may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Issuing Bank or any Bank or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

                  (d) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (e) Payment by the Issuing Bank to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

                  (f) Any failure, omission, delay or lack on the part of the Agent, Issuing Bank or any Bank or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, Issuing Bank, any Bank or any such party under this Agreement, any of the other Loan Documents or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, Issuing Bank, any Bank or any such party; or

                  (g) Any other event or circumstance that would, in the absence of this Section 3.7, result in the release or discharge by operation of law or otherwise of the Company or any Account Party from the performance or observance of any obligation, covenant or agreement contained in Section
3.6 hereof.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Company or any Account Party has or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Company or any Account Party against the Agent, Issuing Bank or any Bank.

         3.8 RISK UNDER LETTERS OF CREDIT. (a) In the administration and handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, as among the Agent and the Banks, Issuing Bank shall have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit.

                  (b) Subject to other terms and conditions of this Agreement, Issuing Bank shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Issuing Bank's regularly established practices and procedures. In the administration of Letters of Credit, Issuing Bank shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers or other experts selected by Issuing Bank with due care and Issuing Bank may rely upon any notice, communication, certificate or other statement from the Company, any Account Party, beneficiaries of Letters of Credit, or any other Person which Issuing Bank believes to be authentic. Issuing Bank will, upon request, furnish the Banks with copies of Letter of Credit Documents related thereto.

                  (c) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Issuing Bank makes no representation and shall have no responsibility with respect to (i) the obligations of the Company or any Account Party or the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same, (ii) the financial condition of, any representations made by, or any act or omission of, the Company, the applicable Account Party or any other Person, or (iii) any failure or delay in exercising any rights or powers possessed by Issuing Bank in its capacity as issuer of Letters of Credit in the absence of its gross negligence or willful misconduct. Each of the Banks expressly acknowledges that it has made and will continue to make its own evaluations of the Company's and the Account Parties' creditworthiness without reliance on any representation of Issuing Bank or Issuing Bank's officers, agents and employees.

                  (d) If at any time Issuing Bank shall recover any part of any unreimbursed amount for any draw or other demand for payment under a Letter of Credit, or any interest thereon, Agent or Issuing Bank, as the case may be, shall receive same for the PRO RATA benefit of the Banks in accordance with their respective Percentages and shall promptly deliver to each Bank its share thereof, less such Bank's pro rata share of the costs of such recovery, including court costs and attorney's fees. If at any time any Bank shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Bank's Percentage of such payment, such Bank will promptly pay over such excess to Agent, for redistribution in accordance with this Agreement.

         3.9 INDEMNIFICATION. The Company hereby indemnifies and agrees to hold harmless the Banks, the Issuing Bank and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, reasonable costs or expenses of any kind or nature whatsoever which the Banks, the Issuing Bank or the Agent or any such Person incur or which are claimed against any of them by reason of or in connection with any Letter of Credit except, in each instance, to the extent the same arise as a result of the gross negligence or wilful misconduct of any such Indemnified Person, and none of the Issuing Bank, any Bank or the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for:

                  (a) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith;

                  (b) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged, in the absence of gross negligence or wilful misconduct of the Issuing Bank;

                  (c) payment by the Issuing Bank to the beneficiary under any Letter of Credit against presentation of documents which do not strictly comply with the terms of any Letter of Credit (unless such payment resulted from the gross negligence or willful misconduct of the Issuing Bank), including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

                  (d) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or

                  (e) any other event or circumstance whatsoever arising in connection with any Letter of Credit in the absence of gross negligence or wilful misconduct of the Issuing Bank;

provided, however, that with respect to subparagraphs (a)(i) through (a)(v) of this Section 3.9, neither the Company nor any of the Account Parties shall be required to indemnify the Issuing Bank, the other Banks and the Agent and such other persons, and the Issuing Bank shall be liable to the Company and the Account Parties to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Company and the Account Parties which were caused by the Issuing Bank's gross negligence, willful misconduct or wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

                  (f) It is understood that in making any payment under a Letter of Credit the Issuing Bank will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary.

         3.10 RIGHT OF REIMBURSEMENT. Each Bank agrees to reimburse the Issuing Bank on demand, pro rata in accordance with its respective Revolving Credit Percentage, for (i) the reasonable out-of-pocket costs and expenses of the Issuing Bank to be reimbursed by the Company or any Account Party pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by the Company or any Account Party and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, reasonable out-of-pocket expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Issuing Bank in any way relating to or arising out of this Agreement, any Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Agreement, to the extent not reimbursed by the Company or any Account Party, except to the extent that such liabilities, losses, costs or expenses were incurred by Issuing Bank as a result of Issuing Bank's gross negligence or willful misconduct or by the Issuing Bank's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

4.       MARGIN ADJUSTMENTS

         4.1 MARGIN ADJUSTMENTS. Adjustments to the Applicable Margins and the Applicable Fee Percentages, based on Schedule 1.1, shall be implemented on a quarterly basis as follows:

                  (a) Such adjustments shall be given prospective effect only, effective as to all Advances outstanding hereunder and the Applicable Fee Percentage, upon the date of delivery of the financial statements under Sections 7.1(a) and 7.1(b) hereunder and the Covenant Compliance Report under Section 7.2(a) hereof, in each case establishing applicability of the appropriate adjustment, in each case with no retroactivity or claw-back. In the event the Company fails timely to deliver such financial statements or the Covenant Compliance Report and such failure continues for three (3) days, then (but without affecting the Event of Default resulting therefrom) from the date delivery of such financial statements and report was required until such financial statements and report are delivered, the margins and fee percentages shall be at the next higher level (if any) on the Pricing Matrix attached to this Agreement as Schedule 1.1.

                  (b) From the Effective Date until the required date of delivery (or, if earlier, delivery) under Section 7.1(b) of the Company's financial statements for the fiscal quarter ending June 30, 2000, the margins and fee percentages shall be those set forth under the Level IV column of the Pricing Matrix attached to this Agreement as
         Schedule 1.1; provided however that in the event the Company's financial statements for the quarter ending March 31, 2000 demonstrate that the Consolidated Leverage Ratio exceeds 3.0 to 1, the Applicable Margin shall then be adjusted in accordance with the Pricing Matrix. Thereafter, all margins and fee percentages shall be based upon the Company's quarterly financial statements and Covenant Compliance Reports, subject to recalculation as provided in Subsection 4.1(a) above.

5.       CONDITIONS

         The obligations of the Banks to make Advances or loans pursuant to this Agreement and the obligation of the Issuing Bank to issue Letters of Credit are subject to the following conditions:

         5.1 EXECUTION OF NOTES AND THIS AGREEMENT. Each of the Loan Parties shall have executed and delivered to Agent for the account of each Bank requesting Notes, the Revolving Credit Notes and the Swing Line Note, this Agreement and the other Loan Documents to which it is a party (including all schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto), and such Notes, and this Agreement and the other Loan Documents shall be in full force and effect.

         5.2      CORPORATE AUTHORITY. Agent shall have received:

                  (a) For each Loan Party, a certificate of its Secretary or Assistant Secretary as to:

                      (i) resolutions of the board of directors or
                  managers, as applicable of such Loan Party evidencing approval of the transactions contemplated by this Agreement and the other Loan Documents to which such Loan Party is a party and authorizing the execution and delivery thereof and, in the case of the Borrowers, the borrowing of Advances and the requesting of Letters of Credit hereunder,

                      (ii) the incumbency and signature of the officers of
                  such Loan Party executing any Loan Document,

                     (iii) a certificate of good standing or continued
                  existence (or the equivalent thereof) from the state of its incorporation, and from every state or other jurisdiction where the character of its assets or the nature of its activities makes such qualifications necessary and where failure to be so qualified would have a Material Adverse Effect, listed on Schedule 5.2 hereof if issued by such jurisdiction, subject to the limitations (as to qualification and authorization to do business) contained in Section 6.1, and
                           (iv) copies of such Loan Party's articles of
                  incorporation and bylaws or other constitutional documents, as in effect on the Effective Date;

         5.3 COLLATERAL DOCUMENTS, GUARANTIES AND OTHER DOCUMENTS. (a) As security for all Indebtedness of Borrowers to the Banks hereunder (but subject to allocation of the Indebtedness and related limitations as provided in the Collateral Documents) the Agent shall have received the following documents in connection herewith:

                           (i) the Company Pledge Agreement executed and delivered by the Company;

                           (ii) the Canadian Share Pledge executed and delivered by the Company;

                           (iii) the Domestic Security Agreement, executed and delivered by the Company and each Guarantor;

                           (iv) the Canadian Security Agreement executed by the Canadian Permitted Borrower (but only to secure Indebtedness of the Canadian Permitted Borrower); and

                           (v) the Guaranty executed by Company and each Guarantor.

                  (b) Agent shall have received copies of uniform commercial code requests for information, or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near to the Effective Date, listing all effective financing statements which name the Company or any Subsidiary (under their present names or under any previous names) as debtors and which are filed in the jurisdictions in which filings are to be made pursuant to the Collateral Documents, together with (i) copies of such financing statements, (ii) executed Uniform Commercial Code (Form UCC-3) Termination Statements, if any, necessary to release all Liens and other rights of any Person in any Collateral described in the Collateral Documents previously granted by any Person (other than Liens permitted by Section 8.2) and (iii) such other Uniform Commercial Code Form UCC-3 Termination Statements as the Agent may reasonably request.

                  (d) Any documents (including, without limitation, financing statements, amendments to financing statements and assignments of financing statements, and stock powers) reasonably required to be filed in connection with the Collateral Documents to create, in favor of the Agent (for and on behalf of the Banks), a perfected security interest in the Collateral thereunder shall have been delivered to the Agent in a proper form for filing in each office in each jurisdiction listed in Schedule 5.3(d), or other office, as the case may be.

         5.4 PRO FORMA BALANCE SHEET AND PROJECTIONS. The Company shall have delivered to the Agent (a) a pro forma consolidated balance sheet of Company and its Subsidiaries (the "Pro Forma Balance Sheet") certified by a Responsible Officer of Company that it fairly presents the pro forma adjustments reflecting the consummation of the transactions contemplated in this Agreement, including all material fees and expenses in connection therewith, subject to normal year end adjustments and (b) revised quarterly projections through the 2000 fiscal year.

         5.5 EXISTING CREDIT FACILITIES. All existing Funded Debt, other than Funded Debt expressly permitted hereunder, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full and the related commitments terminated and all Liens securing payment of any such Funded Debt have been released and the Agent shall have received all Uniform Commercial Code Form UCC-3 terminations statements or other instruments as may be suitable or appropriate in connection therewith, or undertakings from the applicable secured parties as to the termination and discharge thereof satisfactory in form and substance to Agent.

         5.6 ARTHUR ANDERSON REPORT. On or before the Effective Date, the Agent shall have received the Arthur Anderson Report shall have been reissued to the Agent and the Banks.

         5.7 INSURANCE. The Agent shall have received evidence satisfactory to it that the Loan Parties have obtained the insurance policies required by
Section 7.5 hereof and that such insurance policies are in full force and effect.

         5.8 COMPLIANCE WITH CERTAIN DOCUMENTS AND AGREEMENTS. The Loan Parties (and any of their respective Subsidiaries or Affiliates) shall have each performed and complied in all material respects with all agreements and conditions contained in this Agreement, other Loan Documents, or any agreement or other document executed thereunder and required to be performed or complied with by each of them (as of the applicable date) and none of such parties shall be in material default in the performance or compliance with any of the terms or provisions hereof or thereof.

         5.9 OPINION OF COUNSEL. Loan Parties shall furnish Agent prior to the initial Advance under this Agreement, and with signed copies for each Bank, opinions of counsel to the Loan Parties, dated the Effective Date and covering such matters as reasonably required by and otherwise reasonably satisfactory in form and substance to the Agent and each of the Banks.

         5.10 COMPANY'S CERTIFICATE. The Agent shall have received for the benefit of the Banks, a certificate of a Responsible Officer of the Company dated the date of the making of Advances hereunder, stating that to the best of his or her knowledge after due inquiry, (a) the conditions set forth in this Section 5 have been satisfied; (b) the representations and warranties made by Loan Parties in this Agreement or any of the other Loan Documents, shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Effective Date; (c) no Default or Event of Default shall have occurred and be continuing; (d) since September 30, 1999 nothing shall have occurred (and neither the Agent nor the Banks shall have become aware of any facts or conditions not previously known) which either the Agent or any of the Banks shall reasonably determine has had, or could reasonably be expected to have, a Material Adverse Effect; and (e) there shall have been no material changes to the pro forma opening balance sheet of the Company previously delivered to the Agent.

         5.11 PAYMENT OF FEES. Company shall have paid to the Agent all fees, costs and expenses required to be paid to Agent upon execution of this Agreement under the terms of this Agreement and under the terms of the Agency Fee Letter dated March 21, 2000 from Comerica Bank to the Company.

         5.12 FINANCIAL STATEMENTS. The Company shall have delivered to the Agent and each Bank a copy of each of the following (i) audited financial statements of the Company and its Consolidated Subsidiaries for the fiscal year ending on December 31, 1999 as described in Section 7.1(a), prepared and presented in accordance with GAAP (except as otherwise noted in the footnotes thereto), (ii) Company prepared unaudited financial statements of the Company and its Consolidated Subsidiaries, as described in Section 7.1(b) for the period ending February 29, 2000 and (iii) financial projections (as described in Section 5.4) in form and substance satisfactory to the Agent and the Banks.

         5.13 STARBELLY.COM ACQUISITION DOCUMENTS. The Agent and the Banks shall have reviewed and approved the Starbelly.com Purchase Agreement and the terms of the convertible preferred shares to be issued in connection with the Starbelly.com Acquisition.

         5.14 CONTINUING CONDITIONS. The obligations of the Banks to make Advances (including the initial Advance) under this Agreement and the obligation of the Issuing Bank to issue any Letters of Credit shall be subject to the continuing conditions that:

         (1) No Default or Event of Default shall exist as of the date of the Advance or the request for the Letter of Credit; and

         (2) Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects as of the date of the Advance or Letter of Credit except to the extent the same speaks to a different date.

6.       REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants and such representations and warranties shall survive until the Revolving Credit Maturity Date and thereafter until the expiration of all Letters of Credit and the final payment in full of the Indebtedness and the performance by the Borrowers of all other obligations under this Agreement (provided, however, that these representations and warranties shall not constitute a guaranty by the Canadian Permitted Borrower of any Indebtedness of the Company hereunder):

         6.1 CORPORATE AUTHORITY. Each Loan Party is a corporation (or other business entity) duly organized or formed and existing in good standing under the laws of the state or jurisdiction of its incorporation or formation, each other Subsidiary is a corporation or other business entity duly organized or formed and existing in good standing under the laws of the jurisdiction of its incorporation; and each Loan Party and each Subsidiary is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary and where failure to be so qualified would have a Material Adverse Effect.

         6.2 DUE AUTHORIZATION - BORROWERS. Execution, delivery and performance, as applicable, by each of the Borrowers of this Agreement, the other Loan Documents to which such Borrower is a party and any other documents and instruments required under or in connection with this Agreement or the other Loan Documents (or to be so executed and delivered), and the issuance of the Notes by such Borrower (if requested) are within such Borrower corporate powers, have been duly authorized, are not in contravention of applicable law or the terms of such Borrower organizational documents and, except as have been previously obtained or as referred to in Section 6.13, below, do not require the consent or approval, material to the transactions contemplated by this Agreement and the other Loan Documents, of any governmental body, agency or authority.

         6.3 DUE AUTHORIZATION - SUBSIDIARIES. Execution, delivery and performance, as applicable, by a Subsidiary of the Guaranty, and the other Loan Documents to which such Subsidiary is a party, if any, and all other documents and instruments required of such Subsidiary under or in connection with this Agreement and the other Loan Documents (or to be so executed and delivered), are within the corporate or limited liability company powers of each such Subsidiary, have been duly authorized, are not in contravention of applicable law or the terms of such Subsidiary's organizational documents, and, except as have been previously obtained (or as referred to in Section 6.13 below), do not require the consent or approval, material to the transactions contemplated by this Agreement and the other Loan Documents, of any governmental body, agency or authority.

         6.4 GOOD TITLE, NO LIENS. Company and its Subsidiaries have good and marketable title to or a valid leasehold interest in all of their respective material properties, subject to the exceptions stated in the next sentence. There are no security interests in, liens, mortgages, or other encumbrances on and no financing statements on file with respect to any of the property owned by Company or its Subsidiaries, except for any defects that, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, and Liens permitted pursuant to Section 8.2.

         6.5 TAXES. Each of the Loan Parties, and each of their respective Subsidiaries has filed on or before their respective due dates or within the applicable grace periods, all federal, state and foreign material tax returns which are required to be filed to date or has obtained extensions for filing such tax returns and is not delinquent in filing such returns in accordance with such extensions and has paid all taxes which have become due pursuant to those returns or pursuant to any assessments therefor received by any such party, as the case may be, to the extent such taxes have become due, except to the extent such tax payments are being actively contested in good faith by appropriate proceedings and with respect to which adequate provision has been made on the books of such Loan Party or such other Subsidiary as may be required by GAAP.

         6.6 NO DEFAULTS. There exists no material default under the provisions of any instrument evidencing any indebtedness for borrowed money of any Loan Party or any of their respective Subsidiaries which is permitted hereunder or of any material agreement relating thereto.

         6.7 ENFORCEABILITY OF AGREEMENT AND LOAN DOCUMENTS -- COMPANY. This Agreement, each of the other Loan Documents to which the Company is a party have each been duly executed and delivered by their respective duly authorized officers and (assuming due execution and delivery by the other parties hereto and thereto, other than the Company or a Subsidiary of the Company) constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

         6.8 ENFORCEABILITY OF LOAN DOCUMENTS -- SUBSIDIARIES. The Loan Documents to which each of the Subsidiaries is a party, if any, each been duly executed and delivered by the duly authorized officers or members or managers, as the case may be, of the Subsidiaries party thereto and (assuming due execution by the other parties hereto and thereto, other than the Company or a Subsidiary of the Company) constitute the valid and binding obligations of such Subsidiaries, to the extent a party thereto, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

         6.9 COMPLIANCE WITH LAWS. Except as disclosed on Schedule 6.9, each of the Loan Parties, and each of their respective Subsidiaries has complied with all applicable federal, state and local laws, ordinances, codes, rules, regulations and guidelines having the force of law (including consent decrees and administrative orders) except to the extent that failure to comply therewith would not have a Material Adverse Effect; and except as set forth in Schedule
6.9 hereof.

         6.10 NON-CONTRAVENTION -- COMPANY. The execution, delivery and performance, as applicable, by the Company, of this Agreement and the other Loan Documents to which it is a party and any other documents and instruments required under or in connection with this Agreement by the Company are not in contravention of the terms of any indenture, agreement or undertaking to which the Company is a party or by which its properties are bound or affected where such violation would reasonably be expected to have a Material Adverse Effect.

         6.11 NON-CONTRAVENTION -- SUBSIDIARIES. The execution, delivery and performance, as applicable, by a Subsidiary of those Loan Documents are not in contravention of the terms of any material indenture, agreement or undertaking to which such Loan Party is a party or by which it or its properties are bound or affected where such violation would reasonably be expected to have a Material Adverse Effect.

         6.12 NO LITIGATION. Except for De Minimis Matters or as set forth on
Schedule 6.12 hereof, there is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding, or governmental investigation pending against or, to the knowledge of the Company, threatened against any Loan Party or any of their respective Subsidiaries (other than any suit, action or proceeding in which such Loan Party or such Subsidiary is the plaintiff or creditor and in which no counterclaim or cross-claim against such Loan Party or such Subsidiary has been filed), nor has any Loan Party or any of their respective Subsidiaries or, to the knowledge of the Company any of its or their officers, members, managers, or directors, as the case may be, been subject to any suit, action, proceeding or governmental investigation as a result of which any such officer, member, manager or director is or may be entitled to indemnification by any Loan Party or any of their respective Subsidiaries, as applicable, which suits, actions, proceedings or governmental investigations are reasonably likely to be resolved adversely to such Loan Party or such Subsidiary, and if so resolved are reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 6.12, there is not outstanding against any Loan Party or any Subsidiary any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator nor is any Loan Party or any other Subsidiary in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such matters would reasonably be expected to have a Material Adverse Effect.

         6.13 CONSENTS, APPROVALS AND FILINGS, ETC. Except as have been previously obtained or, in the case of any non-governmental person or party, except for DeMinimis Matters, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) is required in connection with the execution, delivery and performance: (i) by the Borrowers of this Agreement and by any of the Loan Parties of other Loan Documents to which they are a party; or (ii) by any Loan Party, of the liens, pledges, security interests or other encumbrances granted, conveyed or otherwise established (or to be granted, conveyed or otherwise established) by or under this Agreement or the other Loan Documents, except for such filings to be made concurrently herewith as are required by the Collateral Documents to perfect liens in favor of the Agent and except for such consents, approvals or filings the failure to obtain or file which would not have a Material Adverse Effect. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the knowledge of the Company threatened attack (in any material respect) by appeal or direct proceeding or otherwise.

         6.14 AGREEMENTS AFFECTING FINANCIAL CONDITION. None of the Loan Parties nor any of their respective Subsidiaries is party to any agreement or instrument or subject to any charter or other corporate restriction which has a Material Adverse Effect.

         6.15 NO INVESTMENT COMPANY OR MARGIN STOCK. None of the Loan Parties nor any of their respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. None of the Loan Parties nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any of the Advances will be used by any Loan Party nor any of their respective Subsidiaries to purchase or carry margin stock or will be made available by any Loan Party or any of their respective Subsidiaries in any manner to any other Person to enable or assist such Person in purchasing or carrying margin stock. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings.

         6.16 ERISA, CANADIAN PENSION PLANS. (a) None of the Loan Parties nor any of their respective Subsidiaries maintains or contributes to any Pension Plan subject to Title IV of ERISA, except as set forth on Schedule 6.16 hereto; and there is no material accumulated funding deficiency within the meaning of ERISA, or any existing liability with respect to any of the Pension Plans owed to the Pension Benefit Guaranty Corporation or any successor thereto, and no "reportable event" or "prohibited transaction", as defined in ERISA, has occurred with respect to any Pension Plan which is reasonably likely to result in material liability, and all such Pension Plans are in material compliance with the requirements of the Internal Revenue Code and ERISA.

                  (b) Schedule 6.16 sets forth all Canadian Benefit Plans (other than, for greater certainty, universal plans created by and to which any Loan Party is obligated to contribute by statute) and Canadian Pension Plans adopted by each Loan Party. The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of each Loan Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. There are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles).

         6.17 CONDITIONS AFFECTING BUSINESS OR PROPERTIES. Neither the respective businesses nor the properties of any Loan Party nor any of their respective Subsidiaries is affected by any fire, explosion, accident, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, Act of God or other casualty (not covered by insurance) which is reasonably likely to have a Material Adverse Effect, or if such event or condition were to continue for more than ten (10) additional days would reasonably be expected to have a Material Adverse Effect.

         6.18 ENVIRONMENTAL AND SAFETY MATTERS. Except as set forth in Schedules
6.18 and 6.12 and except for such matters as are not likely to have a Material Adverse Effect:

                  (a) all facilities and property owned or leased by the Loan Parties or any of their respective Subsidiaries, are in material compliance with all Hazardous Material Laws;

                  (b) to the best knowledge of the Company, there have been no unresolved and outstanding past, and there are no pending or threatened

                                    (i) claims, complaints, notices or requests
                  for information received by any Loan Party or any of their respective Subsidiaries with respect to any alleged violation of any Hazardous Material Law, or

                                    (ii) written complaints, notices or
                  inquiries to any Loan Party or any of their respective Subsidiaries regarding potential liability of the Loan Parties or any of their respective Subsidiaries under any Hazardous Material Law; and

                  (c) to the knowledge of the Company, no conditions exist at, on or under any property now or previously owned or leased by the Loan Parties or any of their respective Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability of the Loan Parties or any of their respective Subsidiaries under any Hazardous Material Law.

         6.19 SUBSIDIARIES. Except as disclosed on Schedule 6.19 hereto, the Company has no Subsidiaries.

         6.20 ACCURACY OF INFORMATION. (a) Each of the Company's financial statements furnished to Agent and the Banks prior to the date of this Agreement pursuant to Section 5.12 hereof, fairly presents in all material respects (subject to year-end adjustments in the case of interim statements) the financial condition of the Company and the results of their operations for the periods covered thereby, and has been prepared in accordance with GAAP (except as otherwise noted in the footnotes thereto and with respect to the calculation of Inventory). The projections and pro forma financial information contained in the materials referenced in this clause (a) are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made, it being recognized by the Banks that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein.

                  (b) Since September 30, 1999 through the Effective Date there has been no material adverse change in the financial condition of the Company and its Subsidiaries taken as a whole, to the best knowledge of the Company, neither the Company nor any of its Subsidiaries has any contingent obligations (including any liability for taxes) as of the Effective Date not disclosed by or reserved against in the September 30, 1999 balance sheets, as applicable, except as set forth on Schedule 6.20 hereof, and at the present time there are no unrealized or anticipated losses from any present commitment of the Company or any of its Subsidiaries which contingent obligations and losses in the aggregate are likely to have a Material Adverse Effect.

         6.21 LABOR RELATIONS. None of the Loan Parties nor any of their respective Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. To the knowledge of Company, there is (i) no unfair labor practice complaint pending against the Loan Parties nor any of their respective Subsidiaries or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any of them or, to the knowledge of Company, threatened against either of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or any Subsidiary or to the knowledge of Company, threatened against either of them and (iii) no union representation question existing with respect to the employees of the Loan Parties or any of their respective Subsidiaries, in each case or in the aggregate which could reasonably be expected to have a Material Adverse Effect.

         6.22 EXISTING DEBT. Schedule 8.1 hereto sets forth a true and complete list of all Debt for borrowed money (other than Indebtedness) of the Company and its Subsidiaries as of the Effective Date that is in excess of $100,000 for any one issue and that is to remain outstanding after giving effect to this Agreement, in each case showing the aggregate principal amount thereof and the name of the Company (or issuer) and any other entity which directly or indirectly guaranteed such debt.

         6.23 SOLVENCY. After giving effect to the consummation of the transactions contemplated by this Agreement, the Company and its Subsidiaries will each be solvent, able to pay its indebtedness as it matures and will have capital sufficient to carry on its business and all business in which it is about to engage. This Agreement is being executed and delivered by the Company to Agent and the Banks in good faith and in exchange for fair, equivalent consideration. Neither the Company nor any Subsidiary is insolvent, nor will the Company or any Subsidiary be rendered insolvent by the Company's execution and delivery to Agent and the Banks of this Agreement or by the consummation of the transactions contemplated by this Agreement, and the capital and monies remaining in the Company and their Subsidiaries are not now and will not become so unreasonably small as to preclude the Company or their Subsidiaries from carrying on their businesses. Neither the Company nor any Subsidiary intends to nor does management of the Company or any Subsidiary believe it will incur debts beyond its ability to pay as they mature. Neither the Company nor any Subsidiary contemplates filing a petition in bankruptcy or for an arrangement or reorganization under the Bankruptcy Code or any similar law of any jurisdiction now or hereafter in effect relating to the Company or any Subsidiary, nor does the Company or any Subsidiary have any knowledge of any threatened bankruptcy or insolvency proceedings against the Company or any Subsidiary.

         6.24 CAPITALIZATION. The authorized capital stock of the Company, each Significant Domestic Subsidiary and each foreign Subsidiary which would qualify as a Significant Domestic Subsidiary, but for the fact it is not a Domestic Subsidiary is as set forth in Schedule 6.24. All issued and outstanding shares of capital stock of each such Subsidiary held by the Company are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens (other than Permitted Liens) and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Except as disclosed on Schedule 6.24, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from the Company or any Subsidiary disclosed on Schedule 6.24, of any shares of capital stock or other securities of any Subsidiary held by the Company.

7.       AFFIRMATIVE COVENANTS

         Each of the Borrowers covenants and agrees that it will, and, as applicable, it will cause each of its Subsidiaries, until the Revolving Credit Maturity Date and thereafter until expiration of all Letters of Credit and final payment in full of the Indebtedness and the performance by the Borrowers of all other obligations under this Agreement and the other Loan Documents, to:

         7.1      FINANCIAL STATEMENTS. Furnish to the Agent:

                  (a) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company a copy of the audited Consolidated and unaudited Consolidating financial statements of the Company and its Subsidiaries as at the end of such year and the related audited statements of income, shareholders equity and cash flows for such year and underlying assumptions, setting forth in each case in comparative form the figures for the previous year, with an opinion satisfactory to the Agent and the Required Banks and certified as being fairly stated in all material respects by a nationally recognized certified public accounting firm reasonably satisfactory to the Agent and the Banks; and

                  (b) as soon as available, but in any event not later than forty-five (45) days after the end of each fiscal quarter, Company prepared unaudited Consolidated and Consolidating financial statements of the Company as at the end of such fiscal quarter and the related unaudited statements of income, shareholders equity and cash flows of the Company for the portion of the fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form the figures for the previous year and the budgeted figures for the then current fiscal year, and certified by a Responsible Officer as being fairly stated in all material respects; and

                  (c) as soon as available, but in any event not later than twenty-five (25) days after the end of each month, Company prepared unaudited Consolidated and Consolidating financial statements of the Company as at the end of such month and the related unaudited statements of income, shareholders equity and cash flows of the Company for the portion of the fiscal year through the end of such fiscal month, setting forth in each case in comparative form the figures for the previous year, and certified by a Responsible Officer as being fairly stated in all material respects; and

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP throughout the periods reflected therein and with prior periods (except as approved by such officer and disclosed therein), provided however that the financial statements delivered pursuant to clauses (b) and (c) hereof will not be required to include footnotes and will be subject to year-end adjustments.

         7.2      CERTIFICATES; OTHER INFORMATION.   Furnish to the Agent:

                  (a) Together with the financial statements delivered pursuant to Section 7.1(b) hereof, a Covenant Compliance Report;

                  (b) Within twenty-five (25) days after and as of the end of each month ending on or before June 30, 2000 and within fifteen (15) days after and as of the end of each month ending thereafter, a summary aging of accounts receivable, in form and substance satisfactory to the Agent and the Majority Banks, and, if requested by Agent, accompanied in each case by supporting detail reasonably satisfactory to the Agent and the Banks;

                  (c) Within twenty-five (25) days after and as of the end of each month ending on or before June 30, 2000, and within fifteen (15) days after and as of the end of each month ending thereafter, a Borrowing Base Certificate as of the last day of the preceding month;

                  (d) Together with the financial statements delivered pursuant to Section 7.1(a) hereof, annual projections for the Company in form reasonably acceptable to the Agent and the Banks;

                  (e) Promptly after the sending or filing thereof, copies of each financial statement in form and substance satisfactory to the Agent and the Majority Banks sent by Company or any Subsidiary to its stockholders or members, and copies of each regular, periodic or special report, registration statement or prospectus as filed by the Company or any of its Subsidiaries with any securities exchange or the Securities Exchange Commission or any successor agency thereto; and

                  (f) Promptly and in form to be reasonably satisfactory to Majority Banks, such additional financial and/or other information, or other reports as any Bank may from time to time reasonably request.

The Company shall furnish to Agent and from time to time, such additional schedules, certificates and reports respecting all or any of the Collateral, the items or amounts received by the Loan Parties in full or partial payment thereof, and any goods (the sale or lease of which shall have given rise to any of the Collateral) possession of which has been obtained by the Loan Parties, all to such extent as Agent may reasonably request. Any such schedule, certificate or report shall be certified as accurate in all material respects by duly authorized officers of Company and shall be in such form and detail as Agent may reasonably specify.

         7.3 PAYMENT OF OBLIGATIONS. Subject to Section 7.12 hereof, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the applicable Obligor.

         7.4 CONDUCT OF BUSINESS; MAINTENANCE OF EXISTENCE; COMPLIANCE WITH
LAWS.

                  (a) Continue to engage solely in the business as now conducted by it and businesses reasonably related thereto and preserve, renew and keep in full force and effect its existence, except as otherwise permitted pursuant to Sections 8.4 and 8.5;

                  (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 8.5, except where the failure to maintain same could not reasonably be expected to result in a Material Adverse Effect; and

                  (c) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         7.5 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property necessary in its business in working order and maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature (including without limitation casualty and public liability and property damage insurance), and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice or any applicable Requirements of Law would dictate; and in the case of all policies covering any Collateral, all such insurance policies shall provide that the loss payable thereunder shall be payable to the applicable Loan Party, and to the Agent for the benefit of the Banks (Agent as lender loss payee) as their respective interests may appear, and certificates evidencing such policies, including all endorsements thereto, shall be deposited with Agent.

         7.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS, DISCUSSIONS. Permit Agent and each Bank (if accompanied by Agent), through their authorized attorneys, accountants and representatives (a) at all reasonable times during normal business hours, upon request of Agent or such Bank, to examine the Company's and each Subsidiary's books, accounts, records, ledgers and assets and properties of every kind and description wherever located; (b) at any time and from time to time, at the request of the Majority Banks, to conduct full or partial collateral audits of the Company and its Subsidiaries to be completed by an appraiser as may be selected by Agent and the Majority Banks, with all reasonable costs and expenses of such audits to be reimbursed by Company, and
(c) permit Agent and each Bank or their authorized representatives, at reasonable times and intervals, to visit all of their respective offices, discuss their respective financial matters with their respective officers and independent certified public accountants, and, by this provision, Company authorizes such accountants to discuss the finances and affairs of Company and their Subsidiaries (provided that Company is given an opportunity to participate in such discussions) and examine any of its or their books and other corporate records. Notwithstanding the foregoing, all information furnished to the Agent or the Banks hereunder shall be subject to the undertaking of the Banks set forth in Section 13.12 hereof; provided, however, that prior to the occurrence and continuance of any Default or Event of Default, the Company shall be required to reimburse the Agent for the reasonable costs and expenses of no more than two (2) such audits conducted in any year and provided further, however, that Company shall be required to reimburse the Agent for all reasonable costs and expenses of all audits conducted after the occurrence and during the continuance of a Default or Event of Default.

         7.7      NOTICES.  Promptly give notice to the Agent of:

                  (a) the occurrence of any Default or Event of Default upon obtaining knowledge thereof;

                  (b) any (1) default or event of default under any material Contractual Obligation of Company or any Subsidiary of which the Company or such Subsidiary has knowledge or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any Subsidiary and any Governmental Authority, which if not cured or if it is adversely determined, as the case may be, would be reasonably expected to have a Material Adverse Effect or (iii) any change in the financial condition of the Company or any of its Subsidiaries since the date of the last audited financial statements delivered pursuant to Section 7.1(a) hereof which could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount involved is believed by the Company to be $500,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought;

                  (d) any development or event which the Company believes is reasonably likely to have a Material Adverse Effect;

                  (e) promptly after becoming aware of the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a written tax position which could reasonably be expected to have a Material Adverse Effect upon the Company (or any such tax position taken by the Company) setting forth the details of such position and the estimated financial impact thereof;

                  (f) not less than 10 days prior to the proposed effective date thereof, copies of any proposed material amendments, restatements or other modification to any Subordinated Debt Documents or, following the completion of such acquisition, the Starbelly.com Acquisition Documents; and

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action, if any, the Company proposes to take with respect thereto.

         7.8      HAZARDOUS MATERIAL LAWS.

                  (a) Use and operate all of its facilities and properties in material compliance with all material Hazardous Material Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations under Hazardous Material Laws in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Hazardous Material Laws;

                  (b) Promptly notify Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries received by the Company or any of its Subsidiaries of a material nature relating to its facilities and properties or compliance with Hazardous Material Laws, and promptly cure all violations of or noncompliance with all Hazardous Material Laws to the extent that such violations could reasonably be likely to have a Material Adverse Effect; and

                  (c) Provide such information and certifications which any Bank may reasonably request from time to time to evidence compliance with this Section 7.8.

         7.9A MAINTAIN CONSOLIDATED EBITDA. Maintain as of the end of each period specified below (provided that this covenant shall not be tested after September 30, 2000), Consolidated EBITDA of not less than the amounts specified below:

           ------------------------------------------------ --------------------------------------
                              Period                                        Amount
           ------------------------------------------------ ---------------------------------------

                                       69


           ------------------------------------------------ ---------------------------------------
                      4/1/00 through 6/30/00                              $2,000,000
           ------------------------------------------------ ---------------------------------------
                      7/01/00 through 9/30/00                             $1,000,000
           ------------------------------------------------ ---------------------------------------

         7.9B CONSOLIDATED INTEREST COVERAGE RATIO. Maintain as of the last day of each fiscal quarter, for the four consecutive fiscal quarters then ending, during any period set forth below, a Consolidated Interest Coverage Ratio of not less than the following amounts during the periods set forth below:

           ----------------------------------------------------- ----------------------------------
                                 PERIOD                                         RATIO
           ----------------------------------------------------- ----------------------------------
           The Effective Date through 12/30/00                                 1.75 to 1
           ----------------------------------------------------- ----------------------------------
           12/31/00 through 6/29/01                                            2.00 to 1
           ----------------------------------------------------- ----------------------------------
           6/30/01 and thereafter                                              2.5 to 1
           ----------------------------------------------------- ----------------------------------

         7.10 MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Maintain, at the end of each fiscal quarter, a minimum Consolidated Tangible Net Worth of not less than $122,000,000 plus (on a cumulative basis) for each fiscal quarter ending on or after the Effective Date, the sum of (a) 50% of Consolidated Net Income (not reduced by losses) earned in such fiscal quarter plus (b) 100% of the proceeds of any Equity Interests issued during such fiscal quarter (net of reasonable and customary costs and expenses and expenses of issuance).

         7.11 MAINTAIN CONSOLIDATED LEVERAGE RATIO. Maintain as of the last day of each fiscal quarter (beginning with the quarter ending December 31, 2000), for the four consecutive fiscal quarters then ending, during any period set forth below, a Consolidated Leverage Ratio of not more than the following amounts during the periods specified below:

           ----------------------------------------------------- ----------------------------------
                                 PERIOD                                         RATIO
           ----------------------------------------------------- ----------------------------------
           12/31/2000 through 3/30/01                                          4.50 to 1
           ----------------------------------------------------- ----------------------------------
           3/31/01 through 6/29/01                                             4.00 to 1
           ----------------------------------------------------- ----------------------------------
           6/30/01 through 9/29/01                                             3.75 to 1
           ----------------------------------------------------- ----------------------------------
           9/30/01 through 12/30/01                                            3.50 to 1
           ----------------------------------------------------- ----------------------------------
           12/31/01 and thereafter                                             3.00 to 1
           ----------------------------------------------------- ----------------------------------

         7.12 TAXES. Pay and discharge all taxes and other governmental charges, and all material contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith by appropriate proceedings and is reserved for, as required by GAAP or where the failure to pay any such matter could not have a Material Adverse Effect.

         7.13 GOVERNMENTAL AND OTHER APPROVALS. Apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and performance by such Loan Parties, of this Agreement or the other Loan Documents.

         7.14     COMPLIANCE WITH ERISA AND CANADIAN PENSION LAW.

                  (a) In respect of any Pension Plan, comply in all material respects with all requirements imposed by ERISA as presently in effect or hereafter promulgated or the Internal Revenue Code, including, but not limited to, the minimum funding requirements of any Pension Plan, except where the failure to comply could not have a Material Adverse Effect.

                  (b) For each existing Canadian Pension Plan ensure that such plan retains its registered status under and is administered in a timely manner in all material respects in accordance with the applicable pension plan text, funding agreement, the ITA and all other applicable laws.

                  (c) For each Canadian Pension Plan hereafter adopted by any Borrower or any Subsidiary which is required to be registered under the ITA or any other applicable laws, use best efforts to seek and receive confirmation in writing from the applicable Governmental Authorities to the effect that such plan is unconditionally registered under the ITA and such other applicable laws.

                  (d) For each existing Canadian Pension Plan and Canadian Benefit Plan hereafter adopted, in a timely fashion perform in all material respects all obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such plan and the funding media therefor, except where the failure to so perform could not reasonably be expected to have a Material Adverse Effect.

         7.15 ERISA NOTICES. Promptly notify Agent upon the occurrence of any of the following events if such event is likely to have a Material Adverse Effect:

                  (a) the termination, other than a standard termination, of any Pension Plan subject to Subtitle C of Title IV of ERISA;

                  (b) the Company's or any Subsidiary's receipt of notice of the appointment of a trustee by a United States District Court to administer any Pension Plan subject to Title IV of ERISA;


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

                  (c) the Company's or any Subsidiary's receipt of notice of the commencement by the PBGC of any proceeding to terminate any Pension Plan subject to Title IV of ERISA;

                  (d) the failure of a Company or any Subsidiary to make any payment in respect of any Pension Plan required under Section 412 of the Internal Revenue Code;

                  (e) the withdrawal of a Company or any Subsidiary from any Multiemployer Plan if the Company reasonably believes that such withdrawal would give rise to the imposition of withdrawal liability with respect thereto; or

                  (f) the occurrence of a "reportable event" which is required to be reported by a Company under Section 4043 of ERISA or a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code which in either case is likely to have a Material Adverse Effect.

         7.16 SECURITY. Take such actions as the Agent or the Majority Banks may from time to time reasonably request to establish and maintain first perfected security interests in and Liens on all of its Collateral, subject only to Permitted Liens and other liens permitted under Section 8.2 hereof.

         7.17 DEFENSE OF COLLATERAL. Defend the Collateral from any Liens other than Liens permitted by Section 8.2.

         7.18 USE OF PROCEEDS. Use all Advances of the Revolving Credit as set forth in Section 2.15 hereof. Company shall not use any portion of the proceeds of any such advances for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation T, U or X of said Board of Governors or for any other purpose in violation of (x) any applicable statute or regulation or (y) the terms and conditions of this Agreement.

         7.19 FUTURE SUBSIDIARIES; ADDITIONAL COLLATERAL.

         (a) With respect to each Person which becomes a Significant Domestic Subsidiary of the Company (directly or indirectly) on or after the Effective Date, within ten (10) days of the date such Person is created, acquired or otherwise becomes a Significant Domestic Subsidiary (whichever first occurs), cause such Subsidiary to execute and deliver to the Agent (x) a Joinder Agreement whereby such Domestic Subsidiary becomes obligated as a Guarantor under the Guaranty and (y) the Domestic Security Agreement; and

         (b) With respect to the share capital (or other ownership interests) of each Person, which becomes a Significant Domestic Subsidiary subsequent to the Effective Date, within ten (10) days of the date such Person is created, acquired or becomes a Significant Domestic Subsidiary

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(whichever first occurs), the Company shall execute, or cause to be executed, and deliver to the Agent a stock pledge encumbering hereof, 100% of the share capital held by the Company or any Subsidiary of each such Significant Domestic Subsidiary to secure the Indebtedness of the Borrowers; and

         (c) In the event any Significant Domestic Subsidiary is created, acquired or otherwise becomes a Significant Domestic Subsidiary pursuant to
Section 7.20 hereof or a Permitted Acquisition, the Company shall, concurrently with the consummation of such acquisition, execute and deliver, or cause to be executed and delivered, a Joinder Agreement to the Guaranty and the Domestic Security Agreement executed by such Subsidiaries and the Company shall pledge to the Agent for the benefit of the Banks all of the shares issued to it by such Subsidiary pursuant to the Company Pledge Agreement, in each case in form satisfactory to the Agent and the Majority Banks, in their reasonable discretion, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by the Agent and the Majority Banks and the Company shall take, or cause to be taken, such steps as are necessary under applicable law to perfect the liens to be granted under this Section 7.19.

         7.20 STARBELLY.COM ACQUISITION. Within 45 days following the Effective Date and subject to Section 7.19(c) hereof, the Company shall consummate the Starbelly.com Acquisition, substantially on the same terms and conditions as described in the Starbelly.com Acquisition Documents approved by the Agent and the Banks on or prior to the Effective Date and otherwise on terms and conditions satisfactory to the Agent and the Banks.

         7.21 FURTHER ASSURANCES. Execute and deliver or cause to be executed and delivered to Agent within a reasonable time following Agent's request, and at the Company' expense, such other documents or instruments as Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.

         7.22 YEAR 2000. Each of the Loan Parties has reviewed the areas in their business and operations which could be adversely affected by, and have developed a program to address on a timely basis the risk that computer applications used by the Loan Parties may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999. Any reprogramming required to permit the proper functioning, in and following the year 2000 to the extent the same is reasonably likely to result in a Material Adverse Effect, of (i) any such Loan Party's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which such Loan Party's systems interface) and the testing of all such systems and equipment, as so reprogrammed, has been completed. The cost to the Loan Parties of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Loan Parties (including, without limitation, reprogramming errors and the failure of others' systems or equipment) has not and will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the


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Loan Parties are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Loan Parties to conduct their business without Material Adverse Effect.

         7.23 LESSORS ACKNOWLEDGMENTS. The Company shall use its best efforts to deliver, or cause to be delivered, to the Agent within sixty (60) days following the Effective Date, lessors's acknowledgments and consents covering such leased property listed on Schedule 7.23 hereof as may be requested by the Agent and the Majority Banks, in each case in form and substance reasonably satisfactory to the Agent and the Majority Banks.

8.       NEGATIVE COVENANTS.

         Each Borrower covenants and agrees that, until the Revolving Credit Maturity Date and thereafter until expiration of all Letters of Credit and final payment in full of the Indebtedness and the performance by Borrowers of all their other obligations under this Agreement and the other Loan Documents, it will not, and it will not permit any of its Subsidiaries, to:

         8.1 LIMITATION ON DEBT. Create, incur, assume or suffer to exist any Debt, except:

                  (a) Indebtedness under this Agreement and the other Loan Documents;

                  (b) any Debt, other than pursuant to this Agreement, existing on the Effective Date and set forth in Schedule 8.1(b) attached hereto and any renewals or refinancing of such Debt in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof), on substantially the same terms and otherwise in compliance with this Agreement;

                  (c) Debt of the Borrowers or any other Subsidiary, excluding Debt otherwise permitted under this Section 8.1, incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan or a Capitalized Lease) in an aggregate amount not exceeding $2,000,000 at any time outstanding, and any renewals or refinancing of such Debt in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof), on substantially the same terms as in effect on the Effective Date and otherwise in compliance with this Agreement;

                  (d) Subordinated Debt;

                  (e) Debt under any Hedging Transactions;

                  (f) current unsecured trade, utility or nonextraordinary accounts payable (including without limitation, operating leases and short term Debt owed to vendors) arising in the ordinary course of such Borrower's or such Subsidiary's businesses;


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                  (g) Debt in respect of taxes, assessments or governmental
         charges to the extent that payment thereof shall not at the time be required to be made in accordance with Section 7.12;

                  (h) Debt arising from judgments or decrees in circumstances not constituting an Event of Default under Section 9.2;

                  (i) Intercompany Loans, but only to the extent permitted under the other applicable terms and limitations of this Agreement, including but not limited to Section 8.8 hereof;

                  (j) Debt assumed pursuant to a Permitted Acquisition, provided that such Debt was not entered into, extended or renewed in contemplation of such acquisition (including Debt secured by Liens permitted by Section 8.2(c)), provided that the aggregate amount of all such Debt shall not exceed $2,000,000;

                  (k) additional unsecured Debt not exceeding $5,000,000 in aggregate principal amount at any one time outstanding.

         8.2 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Permitted Liens;

                  (b) Liens securing Debt permitted by Section 8.1(c) incurred to finance the acquisition of fixed or capital assets, provided that
         (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and
         (iv) the principal amount of Debt secured by any such Lien shall at no time exceed 100% of the original purchase price of such property;

                  (c) any Lien securing Debt assumed pursuant to a Permitted Acquisition, provided that such Lien is limited to the property so acquired, and was not entered into, extended or renewed in contemplation of such acquisition;

                  (d) Liens in favor of Agent, for the benefit of the Banks, as security for the Indebtedness (including any Indebtedness under any Interest Rate Protection Agreements);

                  (e) attachments, judgments and other similar Liens (other than any judgment that is described in clause (i) of Section 9.1 and constitutes an Event of Default thereunder), arising in connection with court proceedings, provided that the execution or other


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

         enforcement of such Liens is effectively stayed and claims secured thereby are being actively contested in good faith by appropriate proceedings; and

                  (f) other Liens, existing on the Effective Date, set forth on
         Schedule 8.2.

         8.3 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except, (a) the Guaranty, (b) Guarantee Obligations by Company or any Guarantor in respect of Funded Debt incurred by Company or any other Guarantor, as the case may be, in compliance with this Agreement; and (c) Guarantee Obligations in respect of Debt incurred by any Person, provided that the aggregate principal amount of such Debt at any time outstanding does not exceed $1,000,000.

         8.4 ACQUISITIONS. Except pursuant to Section 7.20 hereof and except for Permitted Acquisitions, purchase or otherwise acquire or become obligated for the purchase of all or substantially all or any material portion of the assets or business interests of any Person, firm or corporation, or any shares of stock (or other ownership interests) of any corporation, trusteeship or association, or any business or going concern, or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition.

         8.5 LIMITATION ON MERGERS, OTHER FUNDAMENTAL CHANGES OR SALE OF ASSETS. Enter into any merger or consolidation or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired or make any material change in its capital structure or present method of conducting business, except:

                  (a) inventory leased or sold in the ordinary course of business;

                  (b) obsolete or worn out property, property no longer useful in the conduct of a Company's or any Subsidiary's business;

                  (c) (i) mergers or consolidations in connection with a Permitted Acquisition and (ii) mergers or consolidations of a wholly owned Subsidiary with or into any Guarantor (so long as such Guarantor shall be the continuing or surviving entity); provided that at the time of each such merger or consolidation, both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

                  (d) sales or transfers (other than sales or transfers of stock or other ownership interests) between Company or any Guarantor or between any Guarantors;

                  (e) any sale and leaseback arrangement to the extent permitted under Section 8.10 hereof;


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

                  (f) subject to Section 2.13(b) hereof (and provided that no Default or Event of Default has occurred and is continuing at the time of each such sale), Asset Sales in which the sales price is at least the fair market value of the assets sold and the aggregate amount of such Asset Sales is less than $1,000,000 in any fiscal year, and other Asset Sales approved by the Majority Banks;

                  (g) corporate restructuring / "Roll-Up", in a manner consistent with the terms of this Agreement and otherwise on terms satisfactory to the Agent and the Majority Banks in their reasonable discretion; and

                  (h) the exercise by Lipson Associates, Inc. of its rights to "put" its interests (or the right of the former shareholders to purchase the interest of Lipson Associates, Inc.), in the building and improvements owned by it in Cincinnati, Ohio to its former shareholders.

         8.6 RESTRICTED PAYMENTS. Declare or make, or permit any Subsidiary to, declare or make any distributions, dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities (collectively, "Distributions") on account of any membership interests or any shares of any class of its capital stock, as applicable, or issue, purchase, redeem or otherwise acquire for value any membership interests or any shares of its capital stock, as applicable, or any warrants, rights or options to acquire such shares or membership interests, now or hereafter outstanding; except that

                  (a) the Company's Subsidiaries may make Distributions to the Company; and

                  (b) the Company may declare and pay dividends payable solely in its capital stock; and

                  (c) payments in cash on or after May 1, 2001 pursuant to the redemption by holders of certain convertible preferred stock of those shares, as permitted under the Starbelly.com Acquisition Documents, but only so long as no Default or Event of Default has occurred and is continuing (both before and after giving effect thereto) and so long as no more than $5,000,000 in Advances under this Agreement shall be used to fund such payments.

         8.7 LIMITATION ON CAPITAL EXPENDITURES. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for:

                  (a) the Starbelly.com Acquisition permitted pursuant to
         Section 7.20 hereof, and Permitted Acquisitions permitted by Sections
         8.4 and 8.5 hereof, to the extent assets are acquired as the result of expenditures which constitute Capital Expenditures; and


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

                  (b) Capital Expenditures, the amount of which shall not exceed
         (i) $30,000,000 in fiscal year 2000, and (ii) $20,000,000 in any fiscal year thereafter.

         8.8 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any Investment, or purchase any assets constituting a business unit of, or make any other investment in, any Person, except:

                  (a) Permitted Investments;

                  (b) Investments existing on the Effective Date and listed on
         Schedule 8.8 hereof;

                  (c) extensions of trade credit in the ordinary course of business;

                  (d) loans and advances to officers and employees of the Company or any Subsidiary in the ordinary course of business in an aggregate amount, not to exceed $1,000,000 at any one time outstanding;

                  (e) Intercompany Loans, Advances or Investments made on or after the Effective Date to the Company, or by the Company to any Guarantor or by any Guarantor to the Company or any other Guarantor (provided that any Intercompany Loan hereunder shall be evidenced by and funded under an Intercompany Note which Intercompany Note shall be pledged to the Agent for the benefit of the Banks pursuant to the Domestic Security Agreement), provided that at the time any such loan, advance or investment is made (before and after giving effect thereto) no Event of Default has occurred and is continuing;

                  (f) loans and advances by the Company to Starbelly.com (x) existing on the Effective Date, in the aggregate outstanding amount of $15,000,000 to Starbelly.com and (y) after the Effective Date, until the consummation of the Starbelly.com Acquisition additional loans and advances in an aggregate amount not to exceed $5,000,000 at any one time outstanding [it being understood that following the consummation of the Starbelly.com Acquisition in accordance with Section 7.20 hereof, the survivor of the Starbelly.com Acquisition shall be a Guarantor subject to clause (e) hereof]; provided however that any such loans and advances shall be evidenced by and funded under an Intercompany Note which Intercompany Note shall be pledged to the Agent for the benefit of the Banks pursuant to the Domestic Security Agreement;

                  (g) Intercompany Loans and Advances by the Company (directly or through a Guarantor) to the Canadian Permitted Borrower in an aggregate amount not to exceed $5,000,000 at any one time outstanding; provided, however that if any such loans and advances shall be evidenced by and funded under an Intercompany Note such Intercompany Note shall be pledged to the Agent for the benefit of the Banks pursuant to the Domestic Security Agreement;


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                  (h) Intercompany Loans and Advances by the Company (directly or through a Guarantor) to the Company's Foreign Subsidiaries in an aggregate amount not to exceed $5,000,000 at any one time outstanding; provided however that any such loans and advances shall be evidenced by and funded under an Intercompany Note such Intercompany Note shall be pledged to the Agent for the benefit of the Banks pursuant to the Domestic Pledge Agreement;

                  (i) Investments in respect of Hedging Transactions;

                  (j) Permitted Acquisitions permitted pursuant to Section 8.4; and.

                  (k) other investments in any Person in an amount not to exceed $2,000,000 at any one time outstanding.

In valuing any Investments for the purpose of applying the limitations set forth in this Section 8.8 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

         8.9 TRANSACTIONS WITH AFFILIATES. Except as set forth in Schedule 8.9 and subject to the provisions of Section 8.15 hereof, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of a Company or any Subsidiary except (i) the transactions otherwise permitted under this Agreement; (b) transactions in the ordinary course of a Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a comparable arms length transaction from unrelated third parties; and (c) transactions between or among Company and any Guarantors not involving any other Affiliates.

         8.10 SALE AND LEASEBACK. Enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of a Company or such Subsidiary, as the case may be.

         8.11 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into any agreement, document or instrument which would restrict or prevent Company and its Subsidiaries from granting Agent on behalf of Banks liens upon, security interests in and pledges of their respective assets which are senior in priority to all other Liens, except for Permitted Liens and any other agreements, documents or instruments pursuant to which Liens not prohibited by the terms of this Agreement are created, entered into, or allowed to exist.

         8.12 PREPAYMENT OF DEBTS. Prepay, purchase, redeem or defease any Debt for money borrowed (including without limitation any Subordinated Debt) or any Capital Lease, other than


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pursuant to the current terms thereof, excluding, subject to the terms hereof,
(i) prepayments of the Indebtedness; and (ii) regularly scheduled payments of principal and interest on any Subordinated Debt, subject to the blockage and other provisions contained in any applicable subordination agreement;

         8.13 AMENDMENT OF SUBORDINATED DEBT DOCUMENTS. Amend, modify or otherwise alter (or suffer to be amended, modified or altered) any of the material terms and conditions of those documents or instruments evidencing or otherwise related to any Debt set forth on Schedule 8.1, any Subordinated Debt, or waive (or permit to be waived) any provision thereof in any material respect, without the prior written approval of Agent and the Majority Banks; for purposes of those documents or instruments evidencing or otherwise related to such Debt, any increase in the original interest rate or principal amount, any shortening of the original amortization, any change in financial covenants, any change in any default, remedial or other repayment terms and any change in or waiver of conditions contained therein which are required under or necessary for compliance with this Agreement or the other Loan Documents shall (without reducing the scope of this Section 8.13) be deemed to be material.

         8.14 MODIFICATION OF CERTAIN AGREEMENTS. Make, permit or consent to any amendment or other modification to the constitutional documents of any of the Loan Parties, the Starbelly.com Acquisition Documents or any other acquisition documents delivered in connection with Permitted Acquisitions, except to the extent that any such amendment (i) does not violate the terms and conditions of this Agreement or any of the other Loan Documents, (ii) does not materially adversely affect the interest of the Banks as creditor under this Agreement or, the other Loan Documents and (iii) could not reasonably be expected to have a Material Adverse Effect.

9.       DEFAULTS

         9.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default hereunder:

                  (a) non-payment when due of (i) the principal of any Advance or interest thereon in accordance with the terms hereof, (ii) any Reimbursement Obligation, or (iii) any Fees, and in the case of interest payments and Fees, continuance thereof for three (3) Business Days;

                  (b) non-payment of any money by any Borrower under this Agreement or by any Loan Party under any of the other Loan Documents to which it is a party, other than as set forth in subsection (a), above within five (5) Business Days after notice from Agent that the same is due and payable;

                  (c) default in the observance or performance of any of the conditions, covenants or agreements of any Borrower set forth in Sections 7.1, 7.2(a), 7.2(c), 7.4(a), 7.5, 7.6, 7.7, 7.9A through 7.11,
         7.18, 7.19(c) or 8 (in its entirety);


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

                  (d) default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement by the Borrowers and continuance thereof for a period of thirty (30) consecutive days after written notice from Agent;

                  (e) any representation or warranty made by the Borrowers or any Subsidiary to the Agent and the Banks herein or in any certificate, document or financial or other written statement furnished by it at any time under or in connection with this Agreement or any other Loan Document proves untrue or misleading in any material adverse respect on or as of the date when made or deemed made;

                  (f) default in the observance or performance of or failure to comply with any of the conditions, covenants or agreements of the Borrowers or any Subsidiary set forth in any of the other Loan Documents, and the continuance thereof beyond any period of grace or cure specified in any such document or, in the case of the Collateral Documents, continuance thereof for a period of thirty (30) days after written notice from Agent;

                  (g) default (i) by any Borrower or any Subsidiary in the payment of any indebtedness for borrowed money (other than Indebtedness hereunder, but including without limitation any Subordinated Debt) having an aggregate principal balance in excess of One Million Dollars ($1,000,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate when due (whether by acceleration or otherwise) and continuance thereof beyond any applicable period of cure or (ii) failure to comply with the terms of any other obligation of any Borrower or any Domestic Subsidiary with respect to any indebtedness for borrowed money (other than Indebtedness hereunder) having an aggregate principal balance in excess of One Million Dollars ($1,000,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate, which continues beyond any applicable period of cure and which would permit the holder or holders thereto to accelerate such other indebtedness for borrowed money or (iii) failure to comply with the terms of any other obligation of any foreign Subsidiary with respect to any indebtedness for borrowed money (other than Indebtedness hereunder) in excess of $1,000,000 individually or in the aggregate, which continues beyond any applicable period of cure, if by reason of such default the holder or holders thereof have accelerated such other indebtedness for borrowed money; except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Subsidiary, as the case may be;

                  (h) the rendering of any judgment(s) for the payment of money in excess of the sum of One Million Dollars ($1,000,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate against any Borrower or any Subsidiary, and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days, except as covered by adequate


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         insurance with a reputable carrier and an action is pending in which an active defense is being made with respect thereto;

                  (i) the occurrence of a "reportable event", as defined in ERISA (or, with respect to any Canadian Pension Plan, any comparable event under Canadian pension laws), which is determined to constitute grounds for a distress termination by the PBGC of any Pension Plan subject to Title IV of ERISA (or Canadian pension law, if applicable) maintained or contributed to by or on behalf of a Borrower or any of its Subsidiaries for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan and such reportable event is not corrected and such determination is not revoked within sixty (60) days after notice thereof has been given to the plan administrator of such Pension Plan (without limiting any of Agent's or any Bank's other rights or remedies hereunder), or the institution of proceedings by the PBGC to terminate any such Pension Plan or to appoint a trustee by the appropriate United States District Court to administer any such Pension Plan, which in either case could reasonably be expected to have a Material Adverse Effect (or, with respect to any Canadian Pension Plan, the institution of any comparable proceedings under Canadian pension laws);

                  (j) a Borrower or any Subsidiary shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered) or; if a creditors' committee shall have been appointed for the business of a Borrower or any Subsidiary; or if a Borrower or any Subsidiary shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt and if not an adjudication based on a filing by the Company or such Subsidiaries it shall not have been dismissed within sixty (60) days, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made); or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of a Borrower or any of its Subsidiaries) and shall not have been removed within sixty (60) days; or if an order shall be entered approving any petition for reorganization of a Borrower or any Subsidiary and shall not have been reversed or dismissed within sixty (60) days; or a Borrower or any Subsidiary shall take any action (corporate or other) authorizing or in furtherance any of the actions described above in this subsection;

                  (k) a Change of Control shall occur;

                  (l) any material provision of any Collateral Document shall at any time for any reason cease to be valid, binding and enforceable against any Loan Party which is a party thereto, as applicable, or the validity, binding effect or enforceability thereof shall be


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         contested by any Loan Party or any Loan Party shall deny that it has any or further liability or obligation under any Collateral Document, or any such Loan Document shall be terminated, invalidated, revoked or set aside or in any way cease to give or provide to the Banks and the Agent the benefits purported to be created thereby (except, in each instance, to the extent the Indebtedness has been paid in full and the Commitment has been terminated).

         9.2 EXERCISE OF REMEDIES. If an Event of Default has occurred and is continuing hereunder: (a) the Agent may, and shall, upon being directed to do so by the Majority Banks, declare the Commitments terminated; (b) the Agent may, and shall, upon being directed to do so by the Majority Banks, declare the entire unpaid principal Indebtedness, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Borrowers; (c) upon the occurrence of any Event of Default specified in subsection 9.1(j), above, and notwithstanding the lack of any declaration by Agent under preceding clause (b), the entire unpaid principal Indebtedness shall become automatically and immediately due and payable, and the Commitments shall be automatically and immediately terminated; (d) the Agent shall, upon being directed to do so by the Majority Banks, demand immediate delivery of cash collateral, and Company and each Account Party agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, and (e) the Agent may, and shall, if directed to do so by the Majority Banks or the Banks, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the other Loan Documents or law.

         9.3 RIGHTS CUMULATIVE. No delay or failure of Agent and/or Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Agent and Banks under this Agreement are cumulative and not exclusive of any right or remedies which Banks would otherwise have.

         9.4 WAIVER BY BORROWERS OF CERTAIN LAWS. To the extent permitted by applicable law, each of the Borrowers hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, or any security interest or mortgage contemplated by or granted under or in connection with this Agreement. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

         9.5 WAIVER OF DEFAULTS. No Event of Default shall be waived by the Banks except in a writing signed by an officer of the Agent in accordance with
Section 13.11 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of their rights by Agent or the Banks. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Agent


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or the Banks in enforcing any of their rights shall constitute a waiver of any of their rights. Each of the Borrowers expressly agree that this Section may not be waived or modified by the Banks or Agent by course of performance, estoppel or otherwise.

         9.6 SET OFF. Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time, without notice to the applicable Borrower but subject to the provisions of Section 10.3 hereof, (any requirement for such notice being expressly waived by the Borrowers) set off and apply against any and all of the obligations of such Borrower and only of such Borrower, now or hereafter existing under this Agreement or the other Loan Documents, whether owing to such Bank, any Affiliate of such Bank or any other Bank or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of such Borrower, irrespective of whether or not such deposits held or indebtedness owing by such Bank may be contingent and unmatured and regardless of whether any Collateral then held by Agent or any Bank is adequate to cover the Indebtedness. Promptly following any such setoff, such Bank shall give written notice to Agent and to the applicable Borrowers of the occurrence thereof. Each of the Borrowers hereby grants to the Banks and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of all of the obligations of the Borrowers under this Agreement. The rights of each Bank under this Section
9.6 are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

10.      PAYMENTS, RECOVERIES AND COLLECTIONS

         10.1     PAYMENT PROCEDURE.

                  (a) All payments by the Loan Parties in respect of principal of, or interest on, any Advance in Dollars or in respect of any Letter of Credit Obligations or Fees which are payable in Dollars shall be made without setoff or counterclaim on the date specified for payment under this Agreement not later than noon (Detroit time) (except in the case of the termination of the commitments and the payment in full of all Indebtedness, then 2:00 p.m. (Detroit time)) in Dollars in immediately available funds to Agent, for the ratable account of the Banks, at Agent's office located at One Detroit Center, Detroit, Michigan 48226-3289. Payments made by the Borrowers in respect of principal of, or interest on, any Advance in any Alternative Currency shall be made in such Alternative Currency in immediately available funds for the account of Agent's Eurocurrency Lending Office, at the Agent's Correspondent, for the ratable account of the Banks, not later than noon (the local time of Agent's Correspondent). Upon receipt of each such payment, the Agent shall make prompt payment to each Bank, or, in respect of Eurocurrency-based Advances, such Bank's Eurocurrency Lending Office, in like funds and currencies, of all amounts received by it for the account of such Bank.


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                  (b) Unless the Agent shall have been notified by the Company prior to the date on which any payment to be made by any Loan Party under any Loan Document is due that the applicable Loan Party does not intend to remit such payment, the Agent may, in its sole discretion and without obligation to do so, assume that such Loan Party has remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If such Loan Party has not in fact remitted such payment to the Agent each Bank shall forthwith on demand repay to the Agent the amount of such assumed payment made available or transferred to such Bank, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate per annum equal to (i) for Prime-based Advances, the Federal Funds Effective Rate (daily average), as the same may vary from time to time, and (ii) with respect to Eurocurrency-based Advances or Quoted Rate Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent) of carrying such amount.

                  (c) Subject to the definition of Interest Period, whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

                  (d) All payments to be made by the Borrowers under this Agreement or any of the Notes (including without limitation payments under the Swing Line) shall be made without setoff or counterclaim, as aforesaid, and, subject to compliance by the Banks with Section 13.13, without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member, unless such Borrower is compelled by law to make payment subject to such tax. In such event, such Borrower shall:

                           (i) pay to the Agent for Agent's own account and/or, as the case may be, for the account of the applicable Banks (and, in the case of Advances of the Swing Line, pay to the applicable Swing Line Bank which funded such Advances) such additional amounts as may be necessary to ensure that the Agent and/or such Bank or Banks receive a net amount equal to the full amount which would have been receivable had payment not been made subject to such tax; and

                           (ii) remit such tax to the relevant taxing authorities according to applicable law, and send to the Agent or the applicable Bank (including the applicable Swing Line Bank) or Banks, as the case may be, such certificates or certified copy receipts as the Agent or such


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

                                    Bank or Banks shall reasonably require as proof of the payment by such Borrower, of any such taxes payable by such Borrower.

As used herein, the terms "tax", "taxes" and "taxation" include all taxes, levies, imposts, duties, charges, fees, deductions and withholdings and any restrictions or conditions resulting in a charge together with interest (and any taxes payable upon the amounts paid or payable pursuant to this Section 10.1) thereon, or the payment or delivery of funds into or out of any jurisdiction other than the United States (whether assessed against any of Borrower, Agent or any of the Banks). The applicable Borrower shall be reimbursed by such Bank for any payment made by the applicable Borrower under this Section 10.1 if the applicable Bank is not in compliance with its obligations under Section 13.13.

         10.2 APPLICATION OF PROCEEDS OF COLLATERAL. Notwithstanding anything to the contrary in this Agreement, after the occurrence and during the continuance of an Event of Default, the proceeds of any Collateral, together with any offsets, voluntary payments by a Borrower or any other Loan Party or others and any other sums received or collected in respect of the Indebtedness, shall be applied, first, to the Advances and any Reimbursement Obligations on a pro rata basis (or in such order and manner as determined by the Majority Banks; subject, however, to the applicable Percentages of the loans held by each of the Banks), next, to any other Indebtedness on a PRO RATA basis, and then, if there is any excess, to the Person entitled thereto, as the case may be.

         10.3 PRO-RATA RECOVERY. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of principal of, or interest on, any of the Indebtedness in excess of its pro rata share of payments then or thereafter obtained by all Banks upon principal of and interest on all Indebtedness, such Bank shall purchase from the other Banks such participations in the Revolving Credit, and/or Reimbursement Obligation held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably in accordance with the Percentage with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

11.      CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS

         11.1 REIMBURSEMENT OF PREPAYMENT COSTS. If any payment of principal with respect to any Eurocurrency-based Advance or Quoted Rate Advance is made on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise but subject to the provisions of Section 2.13(e) hereof), or if a Borrower converts or refunds (or attempts to convert or refund) any such Advance on any day other than the last day of the Interest Period applicable thereto; or if a Borrower fails to borrow, refund or convert into any Eurocurrency-based Advance or Quoted Rate Advance after notice has been given by such Borrower to Agent in accordance with the terms hereof requesting such Advance, or if a Borrower fails to make any payment of principal or interest in respect of a Eurocurrency-based Advance or Quoted Rate


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

Advance when due, such Borrower shall reimburse Agent for itself and/or on behalf of any Bank, as the case may be, on demand for any resulting loss, cost or expense incurred (excluding the loss of any Applicable Margin) by Agent and Banks, as the case may be as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Agent and Banks, as the case may be, shall have funded or committed to fund such Advance. Such amount payable by the such Borrower to Agent for itself and/or on behalf of any Bank, as the case may be, may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Agreement, over (b) the amount of interest (as reasonably determined by Agent and Banks, as the case may be) which would have accrued to Agent and Banks, as the case may be, on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. Calculation of any amounts payable to any Bank under this paragraph shall be made as though such Bank shall have actually funded or committed to fund the relevant Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that any Bank may fund any Eurocurrency-based Advance or Quoted Rate Advance, as the case may be, in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of any Borrower, Agent and Banks shall deliver to such Borrower a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

         11.2 EUROCURRENCY LENDING OFFICE. For any Advance to which the Eurocurrency-based Rate is applicable, if Agent or a Bank, as applicable, shall designate a Eurocurrency Lending Office which maintains books separate from those of the rest of Agent or such Bank, Agent or such Bank, as the case may be, shall have the option of maintaining and carrying the relevant Advance on the books of such Eurocurrency Lending Office.

         11.3 CIRCUMSTANCES AFFECTING EUROCURRENCY-BASED RATE AVAILABILITY. If with respect to any Interest Period, Agent or the Majority Banks (after consultation with Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being offered to the Agent or such Banks for such Interest Period, then Agent shall forthwith give notice thereof to the Company. Thereafter, until Agent notifies the Company that such circumstances no longer exist, (i) the obligation of Banks to make Eurocurrency-based Advances, and the right of the Company to convert an Advance to or refund an Advance as a Eurocurrency-based Advance, as the case may be, shall be suspended, and (ii) the Company shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurocurrency-based Advance covered hereby, together with accrued interest thereon, any amounts payable under Section 11.1 hereof, and all other amounts payable hereunder on the last day of the then current Interest Period applicable to such Advance. Upon the date for repayment as aforesaid and unless the Company notifies Agent to the contrary within two (2)


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Business Days after receiving a notice from Agent pursuant to this Section, such outstanding principal amount shall be converted to a Prime-based Advance as of the last day of such Interest Period.

         11.4 LAWS AFFECTING EUROCURRENCY-BASED ADVANCE AVAILABILITY. If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Banks (or any of their respective Eurocurrency Lending Offices) to honor its obligations hereunder to make or maintain any Advance with interest at the Eurocurrency-based Rate, such Bank shall forthwith give notice thereof to the Company and to Agent. Thereafter, (a) the obligations of Banks to make Eurocurrency-based Advances and the right of the Company to convert an Advance into or refund an Advance as a Eurocurrency-based Advance shall be suspended and thereafter the Company may select as Applicable Interest Rates only those which remain available and which are permitted to be selected hereunder, and (b) if any of the Banks may not lawfully continue to maintain an Advance to the end of the then current Interest Period applicable thereto as a Eurocurrency-based Advance, the applicable Advance shall immediately be converted to a Prime-based Advance and the Prime-based Rate shall be applicable thereto for the remainder of such Interest Period. For purposes of this Section, a change in law, rule, regulation, interpretation or administration shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation or administration presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation or administration.

         11.5 INCREASED COST OF EUROCURRENCY-BASED ADVANCES. If the adoption after the date of this Agreement of, or any change after the date of this Agreement in, any applicable law, rule or regulation of or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

                  (a) shall subject any of the Banks (or any of their respective Eurocurrency Lending Offices) to any tax, duty or other charge with respect to any Advance or shall change the basis of taxation of payments to any of the Banks (or any of their respective Eurocurrency Lending Offices) of the principal of or interest on any Advance or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Banks or any of their respective Eurocurrency Lending Offices imposed by the jurisdiction in which such Bank's principal executive office or Eurocurrency Lending Office is located); or


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

                  (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any of the Banks (or any of their respective Eurocurrency Lending Offices) or shall impose on any of the Banks (or any of their respective Eurocurrency Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Advance;

and the result of any of the foregoing is to increase the costs to any of the Banks of maintaining any part of the Indebtedness hereunder as a Eurocurrency-based Advance or to reduce the amount of any sum received or receivable by any of the Banks under this Agreement in respect of a Eurocurrency-based Advance, then such Bank shall promptly notify Agent, and Agent (or such Bank, as aforesaid) shall promptly notify the Company of such fact and demand compensation therefor and, within fifteen (15) days after such notice, the Company agrees to pay to such Bank such additional amount or amounts as will compensate such Bank or Banks for such increased cost or reduction. Agent will promptly notify the Company of any event of which it has knowledge which will entitle Banks to compensation pursuant to this Section, or which will cause the Company to incur additional liability under Section 11.1 hereof, provided that Agent shall incur no liability whatsoever to the Banks in the event it fails to do so. A certificate of Agent (or such Bank, if applicable) setting forth the basis for determining such additional amount or amounts necessary to compensate such Bank or Banks shall be conclusively presumed to be correct save for manifest error. For purposes of this Section, a change in law, rule, regulation, interpretation, administration, request or directive shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation, administration, request or directive presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation, administration, request or directive.

         11.6 CAPITAL ADEQUACY AND OTHER INCREASED COSTS. In the event that after the Effective Date the adoption of or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Bank or Agent (or any corporation controlling such Bank or Agent) and such Bank or Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or Agent's obligations or Advances hereunder and such increase has the effect of reducing the rate of return on such Bank's or Agent's (or such controlling corporation's) capital as a consequence of such obligations or Advances hereunder to a level below that which such Bank or Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or Agent to be material (collectively, "Increased Costs"), then Agent or such Bank shall notify the Borrowers, and thereafter the Borrowers shall pay to such Bank or Agent, as the case may be, from time to time, upon request by such Bank or Agent, additional amounts


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sufficient to compensate such Bank or Agent (or such controlling corporation)
for any increase in the amount of capital and reduced rate of return which such Bank or Agent reasonably determines to be allocable to the existence of such Bank's or Agent's obligations or Advances hereunder; notwithstanding the forgoing, however, the Borrowers shall not be required to pay any increased costs under Sections 11.3, 11.5 or 3.4(c) for any period ending prior to the date that is 90 days prior to the making of a Bank's initial request for such additional amounts unless the applicable change in law or other event resulting in such increased costs is effective retroactively to a date more than 90 days prior to the date of such request, in which case a Bank's request for such additional amounts relating to the period more than 180 days prior to the making of the request must be given not more than 90 days after such Bank becomes aware of the applicable change in law or other event resulting in such increased costs. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or Agent, as the case may be, shall be submitted by such Bank or by Agent to the Borrowers, reasonably promptly after becoming aware of any event described in this Section 11.6 and shall be conclusive, absent manifest error in computation.

         11.7 SUBSTITUTION OF BANKS. If (a) the obligation of any Bank to make Eurocurrency-based Advances has been suspended pursuant to Section 11.3, 11.4 or
11.6 or (b) any Bank has demanded compensation under Section 3.4(c), 11.1 or
11.5 (in each case, an "Affected Bank"), then the Company shall have the right (subject to Section 13.8 hereof), with the assistance of the Agent, to seek a substitute Bank or Banks (which may be one or more of the Banks (the "Purchasing Bank" or "Purchasing Banks")) to purchase the Advances of the Revolving Credit and other Indebtedness payable to such Bank and assume the commitments (including without limitation its participations in Swing Line Advances and Letters of Credit) under this Agreement of such Affected Bank. The Affected Bank shall be obligated to sell its Advances of the Revolving Credit and other Indebtedness payable to such Bank and assign its commitments to such Purchasing Bank or Purchasing Banks within fifteen days after receiving notice from Company requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof, plus unpaid interest accrued thereon up to but excluding the date of the sale. In connection with any such sale, and as a condition thereof, Company shall pay to the Affected Bank all fees accrued for its account hereunder to but excluding the date of such sale, plus, if demanded by the Affected Bank within ten Business Days after such sale, (i) the amount of any compensation which would be due to the Affected Bank under Section 11.1 if the Company has prepaid the outstanding Eurocurrency-based Advances of the Affected Bank on the date of such sale and (ii) any additional compensation accrued for its account under Sections 3.4(c), 11.5 and 11.6 to but excluding said date. Upon such sale, the Purchasing Bank or Purchasing Banks shall assume the Affected Bank's commitment, and the Affected Bank shall be released from its obligations thereafter arising hereunder to a corresponding extent. If any Purchasing Bank is not already one of the Banks, the Affected Bank, as assignor, such Purchasing Bank, as assignee, the Company and the Agent, shall enter into an Assignment Agreement pursuant to Section 13.8 hereof, whereupon such Purchasing Bank shall be a Bank party to this Agreement, shall be deemed to be an assignee hereunder and shall have all the rights and obligations of a Bank with a Revolving Credit Percentage equal to its ratable share of the then applicable Revolving Credit Aggregate Commitment. In connection with any assignment pursuant to this Section 11.7, the Company or the Purchasing


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Bank shall pay to the Agent the administrative fee for processing such assignment referred to in Section 13.8.

         11.8 RIGHT OF BANKS TO FUND THROUGH BRANCHES AND AFFILIATES. Each Bank (including without limitation the Swing Line Bank) may, if it so elects, fulfill its commitment as to any Advance hereunder by designating a branch or Affiliate of such Bank to make such Advance; PROVIDED that (a) such Bank shall remain solely responsible for the performances of its obligations hereunder and (b) no such designation shall result in any material increased costs to the Company or any other Loan Party. Comerica Bank in its capacity as a Bank and as a Swing Line Bank hereto designates its Canadian Affiliate to make Advances hereunder in Canadian Dollars.

12.      AGENT

         12.1 APPOINTMENT OF AGENT. Each Bank and the holder of each Note irrevocably appoints and authorizes the Agent to act on behalf of such Bank or holder under this Agreement and the other Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrowers. Each Bank agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent for all reasonable out-of-pocket expenses (including house and outside attorneys' fees and disbursements) incurred by Agent hereunder or in connection herewith or with an Event of Default or in enforcing the obligations of the Loan Parties under this Agreement or the other Loan Documents or any other instrument executed pursuant hereto, and for which Agent is not reimbursed by the Loan Parties, pro rata according to such Bank's Percentage, but excluding any such expense resulting from Agent's gross negligence or wilful misconduct. Agent shall not be required to take any action under the Loan Documents, or to prosecute or defend any suit in respect of the Loan Documents, unless indemnified to its satisfaction by the Banks against loss, costs, liability and expense (excluding liability resulting from its gross negligence or wilful misconduct). If any indemnity furnished to Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

         12.2 DEPOSIT ACCOUNT WITH AGENT. Each of the Borrowers hereby authorize Agent, in Agent's sole discretion, upon notice to such Borrower to charge its general deposit account(s), if any, maintained with Agent for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same become due and payable under the terms of this Agreement or the Notes.

         12.3 SCOPE OF AGENT'S DUTIES. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement or otherwise, have a fiduciary relationship with any Bank (and no implied covenants or other obligations in respect of any


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Bank shall be read into this Agreement against the Agent). None of Agent, its
Affiliates nor any of their respective directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith with the consent or at the request of the Majority Banks (or all of the Banks for those acts requiring consent of all of the Banks) (except for its or their own wilful misconduct or gross negligence), nor be responsible for or have any duties to ascertain, inquire into or verify
(a) any recitals or warranties made by the Borrowers, or any Subsidiary or Affiliate of the Borrowers, or any officer thereof contained herein or therein,
(b) the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto or any security thereunder,
(c) the performance by Borrowers of their respective obligations hereunder or thereunder, or (d) the satisfaction of any condition hereunder or thereunder, including without limitation the making of any Advance or the issuance of any Letter of Credit. Agent and its Affiliates shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegraph, telex, facsimile transmission or oral communication) reasonably believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. Agent may treat the payee of any Note as the holder thereof. Agent may employ agents and may consult with legal counsel (who may be counsel for a Borrower), independent public accountants and other experts selected by it and shall not be liable to the Banks (except as to money or property received by them or their authorized agents), for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         12.4 SUCCESSOR AGENT. Agent may resign as such at any time upon at least 30 days prior notice to Company and all Banks. If Agent at any time shall resign or if the office of Agent shall become vacant for any other reason, Majority Banks shall, by written instrument, appoint successor agent(s) satisfactory to such Majority Banks, and, so long as no Event of Default has occurred and is continuing, to Company. Such successor agent shall thereupon become the Agent hereunder, as applicable, and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request. Any such successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof and shall have a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the resigning Agent's resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Majority Banks is made and accepted or if no such temporary successor is appointed as provided above by the resigning Agent, the Majority Banks shall thereafter perform all of the duties of the resigning Agent hereunder until such appointment by the Majority Banks is made and accepted. Such successor Agent shall succeed to all of the rights and obligations of the resigning Agent as if originally named. The resigning Agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the resigning Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor Agent, the resigning Agent shall be discharged from its duties and obligations, in its capacity as Agent, thereafter arising hereunder, and the provisions of this Article 12 shall continue in effect for the benefit of the


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resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         12.5 AGENT IN ITS INDIVIDUAL CAPACITY. Comerica Bank, its Affiliates and their respective successors and assigns, shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though Comerica Bank were not the Agent. Comerica Bank and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrowers (or their Subsidiaries) as if Comerica Bank were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.

         12.6 CREDIT DECISIONS. Each Bank acknowledges that it has, independently of Agent and each other Bank and based on the financial statements of the Borrowers and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Bank also acknowledges that it will, independently of Agent and each other Bank and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

         12.7 AUTHORITY OF AGENT TO ENFORCE THIS AGREEMENT. Each Bank, subject to the terms and conditions of this Agreement, authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of any Indebtedness outstanding under this Agreement or any other Loan Document and to file such proofs of debt or other documents as may be necessary to have the claims of the Banks allowed in any proceeding relative to the Loan Parties, or their respective creditors or affecting their respective properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents.

         12.8 INDEMNIFICATION OF AGENT. The Banks agree to indemnify the Agent and its Affiliates (to the extent not reimbursed by the Loan Parties, but without limiting any obligation of the Loan Parties to make such reimbursement), ratably according to their respective Percentages, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent and its Affiliates in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or any action taken or omitted by the Agent and its Affiliates under this Agreement or any of the Loan Documents; provided, however, that no Bank shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's or its Affiliates's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any out-of-pocket expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent


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and its Affiliates in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that the Agent and its Affiliates is not reimbursed for such expenses by the Loan Parties, but without limiting the obligation of the Loan Parties to make such reimbursement. Each Bank agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any amounts owing to the Agent and its Affiliates by the Banks pursuant to this Section, provided that, if the Agent or its Affiliates is subsequently reimbursed by the Loan Parties for such amounts, it shall refund to the Banks on a pro rata basis the amount of any excess reimbursement. If the indemnity furnished to the Agent and its Affiliates under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and cease, or not commence, to take any action until such additional indemnity is furnished.

         12.9 KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that the Agent shall be entitled to assume that no Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have been notified in a writing specifying such Event of Default and stating that such notice is a "notice of default" by a Bank or by a Borrower. Upon receiving such a notice, the Agent shall promptly notify each Bank of such Event of Default and provide each Bank with a copy of such notice and, shall endeavor to provide such notice to the Banks within three (3) Business Days (but without any liability whatsoever in the event of its failure to do so). Agent shall also furnish the Banks, promptly upon receipt, with copies of all other notices or other information required to be provided by the Company hereunder.

         12.10 AGENT'S AUTHORIZATION; ACTION BY BANKS. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Banks to give any approval or consent, or to make any request, or to take any other action on behalf of the Banks (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Banks or the Banks, as applicable hereunder. Action that may be taken by Majority Banks or all of the Banks, as the case may be (as provided for hereunder) may be taken (i) pursuant to a vote at a meeting (which may be held by telephone conference call) as to which all of the Banks have been given reasonable advance notice, or (ii) pursuant to the written consent of the requisite Percentages of the Banks as required hereunder, provided that all of the Banks are given reasonable advance notice of the requests for such consent.

         12.11 ENFORCEMENT ACTIONS BY THE AGENT. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall direct; provided, however, that the Agent shall not be required to act or omit to act if, in the


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judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to this Agreement, any of the Loan Documents or applicable law. Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Bank (other than the Agent, acting in its capacity as agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents.

         12.12 SYNDICATION AGENT. The Bank identified on the facing page of this Agreement as Syndication Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, the Bank so identified as Syndication Agent shall not have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on the Bank so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

         12.13 COLLATERAL MATTERS.

                  (a) The Agent is authorized by and on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain a perfected security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

                  (b) The Banks irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Revolving Credit Aggregate Commitment and payment in full of all Indebtedness payable under this Agreement and under any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder; (iii) constituting property in which a Loan Party owned no interest at the time the Lien was granted or at any time thereafter; or (iv) if approved, authorized or ratified in writing by the Majority Banks, or all the Banks, as the case may be, as provided in Section 13.11. Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 12.13(b).

13.      MISCELLANEOUS

         13.1 ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done, unless otherwise specified herein, in accordance with GAAP. Furthermore, all financial statements required to be delivered hereunder, subject to year-end audit adjustments thereto and the omission of footnote disclosure in the case of unaudited statements, shall be prepared in accordance with GAAP.


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         13.2  CONSENT TO JURISDICTION. The Borrowers, Agent and Banks hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal Court sitting in Detroit, Michigan or Chicago, Illinois or any Michigan state court sitting in Detroit, Michigan or any Illinois State court sitting in Chicago, Illinois in any action or proceeding arising out of or relating to this Agreement or any of the Loan Documents and the Borrowers, Agent and Banks hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal Court , Michigan state court or Illinois state court. Each of the Borrowers irrevocably consent to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan and the state of Illinois by the delivery of copies of such process to such Borrower at its address specified on the signature page hereto or by certified mail directed to such address or such other address as may be designated by such Borrower in a notice to the other parties that complies as to delivery with the terms of Section 13.6. Nothing in this Section shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent (or any of them) to bring any such action or proceeding against any Borrower or any Subsidiary or any of its or their property in the courts with subject matter jurisdiction of any other jurisdiction. The Borrower hereby irrevocably waive any objection to the laying of venue of any such suit or proceeding in the above described courts.

         13.3 LAW OF ILLINOIS. This Agreement and the Notes shall be governed by and construed and enforced in accordance with the laws of the State of Illinois (without regard to its conflict of laws provisions). Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         13.4 INTEREST. (a) In the case of the Company: In the event the obligation of the Company to pay interest on the principal balance of the outstanding Advances is or becomes in excess of the maximum interest rate which the Company permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable with respect to such Bank's Percentage shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

                  (b) In the case of the Canadian Permitted Borrower: If any provision of this Agreement or any of the other Loan Documents would obligate such Borrower to make any payment of interest or other amount payable to any Bank in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Bank of interest at a criminal rate (as such terms are construed under the CRIMINAL CODE (Canada)) then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by that Bank of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (a) firstly,


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         by reducing the amount or rate of interest required to be paid to the affected Bank under this Agreement; and (b) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Bank which would constitute interest for purposes of
         Section 347 of the CRIMINAL CODE (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Bank shall have received an amount in excess of the maximum permitted by Section 347 of the CRIMINAL CODE (Canada), then such Borrower making such payment, shall be entitled, by notice in writing to the affected Bank, to obtain reimbursement from that Bank in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Bank to that Borrower. Any amount or rate of interest referred to in this Agreement shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Advance remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the CRIMINAL CODE (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Effective Date to the Revolving Credit Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent shall be conclusive for the purposes of such determination.

         13.5 CLOSING COSTS AND OTHER COSTS; INDEMNIFICATION. (a) The Company agrees to pay, or reimburse the Agent and the Syndication Agent for payment of, within five Business Days of demand therefor (except for closing costs which shall be payable on the Effective Date) (i) all reasonable costs and expenses, including, by way of description and not limitation, house and outside attorney fees (without duplication of fees and expenses for the same services) and advances, appraisal and accounting fees, and lien search fees incurred in connection with the commitment, negotiation, consummation and closing of the loans contemplated hereby or in connection with the administration of this Agreement (including the costs associated with copying and distributing to the Banks any financial statements, notices, reports or other documents delivered to the Agent which are required to be delivered to the Banks hereunder) or any amendment, refinancing or restructuring of the credit arrangements provided under this Agreement, (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, recording or amendment of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iii) all reasonable costs and expenses of the Agent, the Syndication Agent or any of the Banks (including reasonable fees and expenses of house and outside counsel (but without duplication of fees and expenses for the same services) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent or any of the Banks from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit. At Agent's option, all of said amounts required to be paid by the Company, if not paid when due, may be charged by Agent as a Prime-based Advance of the Revolving Credit against the Indebtedness.


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                  (b) The Companys agrees to indemnify and hold Agent and each of the Banks harmless from all loss, cost, damage, liability or expenses, including reasonable house and outside attorneys' fees and disbursements (but without duplication of fees and expenses for the same services), incurred by Agent and the Banks by reason of an Event of Default, or enforcing the obligations of the Loan Parties under this Agreement or any of the other Loan Documents or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the Loan Documents, excluding, however, any loss, cost, damage, liability or expenses arising solely as a result of the gross negligence or willful misconduct of the party seeking to be indemnified under this Section 13.5(b).

                  (c) The Company agrees to defend, indemnify and hold harmless Agent and each of the Banks, and their respective employees, agents, officers and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature arising out of or related to (i) the presence, disposal, release or threatened release of any Hazardous Materials on, from or affecting any premises owned or occupied by the Borrowers or any of their respective Subsidiaries in violation or non-compliance with applicable Hazardous Material Laws, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (iii) any lawsuit or other proceeding brought or threatened, settlement reached or governmental order or decree relating to such Hazardous Materials, (iv) if any Event of Default exists and remains uncured, the cost of removal of all Hazardous Materials in violation or non-compliance with applicable Hazardous Material Laws from all or any portion of any premises owned by the Borrowers or their respective Subsidiaries,
(v) the taking of necessary precautions to protect against the release of Hazardous Materials on or affecting any premises owned by the Borrowers or any of their respective Subsidiaries, (vi) if any Event of Default exists and remains uncured, complying with all Hazardous Material Laws in respect of premises owned or occupied by Borrowers or any of their respective Subsidiaries (or any property previously owned or occupied by a Borrower or a Subsidiary, to the extent a Lien had been granted to Banks thereon pursuant to the Loan Documents) and/or (vii) if any Event of Default exists and remains uncured, any violation of Hazardous Material Laws in respect of premises owned or occupied by Borrowers or any of their respective Subsidiaries (or any property previously owned or occupied by a Borrower or a Subsidiary, to the extent a Lien had been granted to Banks thereon pursuant to the Loan Documents), including without limitation, reasonable attorneys and consultants fees, investigation and laboratory fees, environmental studies required by Agent or any Bank in connection with the violation of Hazardous Material Laws in respect of premises owned by Borrowers or occupied or any of their respective Subsidiaries (or any property previously owned or occupied by a Borrower or a Subsidiary, to the extent a Lien had been granted to Banks thereon pursuant to the Loan Documents) whether before or after the occurrence of any Default or Event of Default hereunder, court costs and litigation expenses, excluding however, those arising as a result of its or their gross negligence or willful misconduct or arising solely after Agent or any Bank, or any third party on its or their behalf, shall have taken possession or control or title to any such premises. The obligations of the Borrowers under this Section 13.5(c) shall be in addition to any and all other obligations and liabilities the Borrowers may have to Agent or any of the Banks at common law or pursuant to any other agreement.


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         13.6 NOTICES. Except as expressly provided otherwise in this
Agreement, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier, by telex or by facsimile and addressed or delivered to it at its address set forth on Schedule 13.6 or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section 13.6. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two (2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by telex or facsimile, shall be deemed given when received (answer back confirmed in the case of telexes and receipt confirmed in the case of telecopies). Agent may, but, except as specifically provided herein, shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing or by telex or facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control.

         13.7 FURTHER ACTION. Each Loan Party, from time to time, upon written request of Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may reasonably be required to carry out the intent and purpose of this Agreement or the Loan Documents, and to provide for Advances under and payment of the Notes, according to the intent and purpose herein and therein expressed.

         13.8     SUCCESSORS AND ASSIGNS; PARTICIPATIONS; ASSIGNMENTS.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of Borrowers and the Banks and their respective successors and assigns.

                  (b) The foregoing shall not authorize any assignment by the Borrowers, of their rights or duties hereunder, and, except as otherwise provided herein, no such assignment shall be made (or effective) without the prior written approval of the Banks.

                  (c) The Borrowers and Agent acknowledge that each of the Banks may at any time and from time to time, subject to the terms and conditions hereof, assign or grant participations in such Bank's rights and obligations hereunder (on a pro rata basis only) and under the other Loan Documents to any commercial bank, savings and loan association, insurance company, pension fund, mutual fund, commercial finance company or other similar institution, the identity of which institution is approved by Company and Agent, such approval not to be unreasonably withheld or delayed; provided, however, that (i) except as otherwise described in clause (iii) of this Section

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13.8(c), the approval of Company shall not be required upon the occurrence and during the continuance of an Event of Default, (ii) the approval of Company and Agent shall not be required for any such sale, transfer, assignment or participation to the Affiliate of an assigning Bank, any other Bank or any Federal Reserve Bank and (iii) no assignment shall be made or participation granted to an entity which is a competitor of Company and its Subsidiaries without the consent of the Company, which consent may be withheld in the sole discretion of Company. The Company authorizes each Bank to disclose to any prospective assignee or participant, once approved by Company and Agent, any and all financial information in such Bank's possession concerning the Loan Parties which has been delivered to such Bank pursuant to this Agreement; provided that each such prospective participant shall execute a confidentiality agreement consistent with the terms of
Section 13.12 hereof.

                  (d) Each assignment by a Bank of all or any portion of its rights and obligations hereunder and under the other Loan Documents, which assignments shall be on a pro rata basis, shall be made pursuant to an Assignment Agreement substantially (as determined by Agent) in the form attached hereto as Exhibit I (with appropriate insertions acceptable to Agent) (provided however that such Bank need not deliver an Assignment Agreement in connection with assignments to such Bank's Affiliates or to a Federal Reserve Bank) and shall be subject to the terms and conditions hereof, and to the following restrictions:

                           (i) each assignment shall be in a minimum amount of the lesser of (x) Five Million Dollars ($5,000,000) or such lesser amount as the Agent shall agree and (y) the entire remaining amount of assigning Bank's aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit) and other Indebtedness; provided however that, after giving effect to such assignment, in no event shall the entire remaining amount (if any) of assigning Bank's aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit) and other Indebtedness be less than $5,000,000; and

                           (ii) no assignment shall be effective unless Agent has received from the assignee (or from the assigning Bank) an assignment fee of $3,500 for each such assignment.

In connection with any assignment, Borrowers and Agent shall be entitled to continue to deal solely and directly with the assigning Bank in connection with the interest so assigned until (x) the Agent shall have received a notice of assignment duly executed by the assigning Bank and an Assignment Agreement (with respect thereto) duly executed by the assigning Bank and each assignee; and (y) the assigning Bank shall have delivered to the Agent the original of each Note held by the assigning Bank under this Agreement. From and after the date on which the Agent shall notify Company and the assigning Bank that the foregoing conditions shall have been satisfied and all consents (if any) required shall have been given, the assignee thereunder shall be deemed to be a Bank party to this Agreement. To the extent that rights and obligations hereunder shall have been assigned to such

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assignee as provided in such notice of assignment (and Assignment Agreement), such assignee shall have the rights and obligations of a Bank under this Agreement and the other Loan Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment). In addition, the assigning Bank, to the extent that rights and obligations hereunder shall have been assigned by it as provided in such notice of assignment (and Assignment Agreement), but not otherwise, shall relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents.

Within five (5) Business Days following Company's receipt of notice from the Agent that Agent has accepted and executed a notice of assignment and the duly executed Assignment Agreement and assuming the Company has consented to such assignment (if its consent is required), Company shall, execute and deliver, and shall cause Canadian Permitted Borrower to execute and deliver, as applicable, to the Agent in exchange for any surrendered Note, new Note(s) payable to the order of the assignee in an amount equal to the amount assigned to it pursuant to such notice of assignment (and Assignment Agreement), and with respect to the portion of the Indebtedness retained by the assigning Bank, to the extent applicable, new Note(s) payable to the order of the assigning Bank in an amount equal to the amount retained by such Bank hereunder. Agent, the Banks and the Borrowers acknowledge and agree that any such new Note(s) shall be given in renewal and replacement of the surrendered Notes and shall not effect or constitute a novation or discharge of the Indebtedness evidenced by any surrendered Note, and each such new Note may contain a provision confirming such agreement. In addition, promptly following receipt of such Notes, Agent shall prepare and distribute to Borrowers and the assigning Bank and the assignee Bank a revised Schedule 1.2 to this Agreement setting forth the applicable new Percentages of the Banks (including the assignee Bank), taking into account such assignment.

                  (e) Each Bank agrees that any participation agreement permitted hereunder shall comply with all applicable laws and shall be subject to the following restrictions (which shall be set forth in the applicable Participation Agreement):

                           (i) such Bank shall remain the holder of its Notes hereunder, notwithstanding any such participation;

                           (ii)     except as expressly set forth in this
                                    Section 13.8(e) with respect to rights of setoff and the benefits of Section 11 hereof, a participant shall have no direct rights or remedies hereunder;

                           (iii)    a participant shall not reassign or
                                    transfer, or grant any sub-participations in its participation interest hereunder or any part thereof; and

                           (iv) such Bank shall retain the sole right and responsibility to enforce the obligations of the Loan Parties relating to this Agreement and the other Loan Documents, including, without limitation, the right to proceed against any Guaranties, or cause Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant (other than a participant which is an Affiliate of such
                                    Bank), except for those matters covered by
                                    Section 13.11(a) through (e) and (h) hereof
                                    (provided that a participant may exercise approval rights over such matters only on an indirect basis, acting through such Bank, and the Borrowers, Agent and the other Banks may continue to deal directly with such Bank in connection with such Bank's rights and duties hereunder).

Each of the Borrowers agrees that each participant shall be deemed to have the right of setoff under Section 9.6 hereof in respect of its participation interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the Indebtedness were owing directly to it as a Bank under this Agreement, shall be subject to the pro rata recovery provisions of
Section 11.3 hereof and shall be entitled to the benefits of Section 11 hereof. The amount, terms and conditions of any participation shall be as set forth in the participation agreement between the issuing Bank and the Person purchasing such participation, and none of the Loan Parties, the Agent and the other Banks shall have any responsibility or obligation with respect thereto, or to any Person to whom any such participation may be issued. No such participation shall relieve any issuing Bank of any of its obligations under this Agreement or any of the other Loan Documents, and all actions hereunder shall be conducted as if no such participation had been granted. All amounts payable by the any of the Borrowers hereunder shall be determined as if such Bank had not sold such participation, and no participant shall be entitled to receive any greater amount pursuant to Sections 9.3 and 11 hereof than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such participant had no such transfer occurred.

                  (f) The Agent shall maintain at its principal office a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks, the Percentages of such Banks and the principal amount of each type of Advance owing to each such Bank from time to time. The entries in the Register shall be conclusive evidence, absent manifest error, and the Loan Parties, the Agent, and the Banks may treat each Person whose name is recorded in the Register as the owner of the Advances recorded therein for all purposes of this Agreement. The Register shall be available for inspection by any Loan Party or any Bank upon reasonable notice to the Agent and a copy of such information shall be provided to any such party on its prior written request. The Agent shall give prompt written notice to the Company of the making of any entry in the Register or any change in such entry.

                  (g) Nothing in this Agreement, the Notes or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participants permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.

         13.9 INDULGENCE. No delay or failure of Agent and the Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege. The rights of Agent and the Banks hereunder are cumulative and are not exclusive of any rights or remedies which Agent and the Banks would otherwise have.

         13.10 COUNTERPARTS. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

         13.11 AMENDMENT AND WAIVER. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by any Borrower or any Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) or, if this Agreement expressly so requires with respect to the subject matter thereof, by all Banks (and, with respect to any amendments to this Agreement or the other Loan Documents, by any Borrower or the Subsidiaries which are signatories thereto), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) increase any Bank's commitments hereunder, (b) reduce the principal of, or interest on, any outstanding Indebtedness or any Fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, any outstanding Indebtedness or any Fees or other amounts payable hereunder, (d) waive any Event of Default specified in Sections 9.1(a) or (b) hereof, (e) except as expressly permitted hereunder, or under the Collateral Documents, release or defer the granting or perfecting of a lien or security interest in any Collateral or release any guaranty or similar undertaking provided by any Person except as shall be otherwise expressly permitted in this Agreement or any other Loan Document, provided however that Agent shall be entitled to release any Collateral which any Borrower or any Subsidiary is permitted to sell or transfer under the terms of this Agreement or the other Loan Documents without notice to or any further action or consent of the Banks,
(f) terminate or modify any indemnity provided to the Banks hereunder or under the other Loan Documents, except as shall be otherwise expressly provided in this Agreement or any other Loan Document, (g) take any action which requires the approval or consent of all Banks pursuant to the terms of this Agreement or any other Loan Document, or (h) change the definitions of "Domestic Borrowing Base", "Canadian Borrowing Base", "Eligible Domestic Account", "Eligible Canadian Accounts", "Revolving Credit Percentage", "Interest Period"," Majority Banks", or this Section 13.11; and provided further, that no amendment, waiver or consent shall, unless in writing signed by the applicable Swing Line Bank, do any of the following: (x) reduce the principal of, or interest on, the Swing Line Note or (y) postpone any date fixed for any payment of principal of, or interest on, the Swing Line Note; and provided further, however, that no amendment, waiver, or consent shall, unless in writing and signed by the Agent or the Issuing Bank in addition to all the Banks, affect the rights or duties of the Agent, or the Issuing Bank, as the case may be under this Agreement or any other Loan Document. All references in this Agreement to "Banks" or "the Banks" shall refer to all Banks, unless expressly stated to refer to Majority Banks.

         13.12 CONFIDENTIALITY. Each Bank agrees that it will not disclose without the prior consent of Company (other than to its employees, its Subsidiaries, another Bank, an Affiliate of a Bank or to its auditors or counsel) any information with respect to the Loan Parties, which is furnished pursuant to this Agreement or any of the other Loan Documents; provided that any Bank may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by such Bank from any third party under no duty of confidentiality to the Loan Parties, (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Bank, including the Board of Governors of the Federal Reserve System of the United States, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and
(e) to any permitted transferee or assignee or to any approved participant of, or with respect to, the Notes, as aforesaid.

         13.13 WITHHOLDING TAXES. If any Bank is not incorporated under the laws of the United States or a state thereof, such Bank shall promptly (but in any event prior to the initial payment of interest hereunder) deliver to the Agent two executed copies of (i) Internal Revenue Service Form W-8 BEN or any successor thereto, specifying the applicable tax treaty between the United States and the jurisdiction of such Bank's domicile which provides for the exemption from withholding on interest payments to such Bank, (ii) Internal Revenue Service Form W-8 ECI or any successor thereto, evidencing that the income to be received by such Bank hereunder is effectively connected with the conduct of a trade or business in the United States or
(iii) other evidence satisfactory to the Agent that such Bank is exempt from United States income tax withholding with respect to such income; provided, however, that such Bank shall not be required to deliver to Agent the aforesaid forms or other evidence with respect to Advances to the Borrowers or any Subsidiary which is or subsequently becomes a Borrower hereunder, if such Bank has assigned its interest in the Revolving Credit (including any outstanding Advances thereunder and participations in Letters of Credit issued hereunder) and any Notes issued to it by the Borrowers, to an Affiliate which is incorporated under the laws of the United States or a state thereof, and so notifies the Agent. Such Bank shall amend or supplement any such form or evidence as required to insure that it is accurate, complete and non-misleading at all times. Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Bank hereunder were subject to United States income tax withholding when made, such Bank shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount actually withheld by the Agent. In addition, from time to time upon the reasonable request and at the sole expense of the Company, each Bank and the Agent shall (to the extent it is able to do so based upon applicable facts and circumstances), complete and provide the Borrowers with such forms, certificates or other documents as may be reasonably necessary to allow the Borrowers, as applicable, to make any payment under this Agreement or the other Loan Documents without any withholding for or on the account of any tax under Section 10.1(d) hereof (or with such withholding at a reduced rate), provided that the execution and delivery of such forms, certificates or other documents does not adversely affect or otherwise restrict the right and benefits (including without limitation economic benefits) available to such of the Bank or the Agent, as the case may be, under this Agreement or any of the other Loan Documents, or under or in connection with any transactions not related to the transactions contemplated hereby.

         13.14 TAXES AND FEES. Should any tax (other than as a result of a Bank's failure to comply with Section 13.13 or a tax based upon the net income or capitalization of any Bank or the Agent by any jurisdiction where a Bank or Agent is located), recording or filing fee become payable in respect of this Agreement or any of the other Loan Documents or any amendment, modification or supplement hereof or thereof, the each of the Borrowers agrees to pay the same, together with any interest or penalties thereon arising from such Borrower's act or omission, and agrees to hold the Agent and the Banks harmless with respect thereto. Notwithstanding the foregoing, nothing contained in this Section 13.14 shall affect or reduce the rights of any Bank or the Agent under Section 11.5 hereof.

         13.15 WAIVER OF JURY TRIAL. THE BANKS, THE AGENT AND THE BORROWERS AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE BANKS, THE AGENT, NOR THE BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE BANKS AND THE AGENT OR THE BORROWERS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

         13.16 COMPLETE AGREEMENT; CONFLICTS. This Agreement, the Notes (if issued), any Requests for Revolving Credit Advance and Requests for Swing Line Advance hereunder, and the other Loan Documents contain the entire agreement of the parties hereto with respect to the subject matter hereof, superseding all prior agreements, discussions and understandings relating to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing in connection therewith. In the event of any conflict between the terms of this Agreement and the other Loan Documents, this Agreement shall govern.

         13.17 SEVERABILITY. In case any one or more of the obligations of the Loan Parties under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Loan Parties shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Loan Parties under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

         13.18 TABLE OF CONTENTS AND HEADINGS. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof.

         13.19 CONSTRUCTION OF CERTAIN PROVISIONS. If any provision of this Agreement or any of the Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

         13.20 INDEPENDENCE OF COVENANTS. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default.

         13.21 RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS. All terms, covenants, agreements, representations and warranties of the Borrowers or any party to any of the Loan Documents made to the Banks and the Agents herein or in any of the Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of the Borrowers or any Subsidiary to the Agent and the Banks in connection with this Agreement or any of the Loan Documents shall be deemed to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of the Borrowers set forth in Section 11.1 hereof (together with any other indemnities of the Borrowers or any Subsidiary contained elsewhere in this Agreement or in any of the other Loan Documents) and of Banks set forth in
Section 12.8 hereof shall survive the repayment in full of the Indebtedness and the termination of the Revolving Credit Aggregate Commitment.

                                      * * *

                     [SIGNATURES FOLLOW ON SUCCEEDING PAGE]

         WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK,                      HA-LO INDUSTRIES, INC.
as Agent


By:_________________________        By:_________________________________________

Its:________________________        Its:________________________________________


                                    HA-LO CANADA, INC.


                                    By:_________________________________________

                                    Its:________________________________________


SWING LINE BANK:                    COMERICA BANK


                                    By:_________________________________________

                                    Its:________________________________________



BANKS:                              COMERICA BANK


                                    By:_________________________________________

                                    Its:________________________________________



                                    LASALLE BANK NATIONAL ASSOCIATION


                                    By:_________________________________________

                                    Its:________________________________________

                                  SCHEDULE 1.1


                             APPLICABLE MARGIN GRID
                             HA-LO INDUSTRIES, INC.
                      $80,000,000 REVOLVING CREDIT FACILITY
                            (BASIS POINTS PER ANNUM)

------------------------------------- --------------- -------------------- ---------------------- ---------------------
             BASIS FOR                   LEVEL I           LEVEL II              LEVEL III              LEVEL IV
              PRICING
------------------------------------- --------------- -------------------- ---------------------- ---------------------
                                                         GREATER THAN            GREATER THAN           GREATER THAN
                                                         OR EQUAL TO             OR EQUAL TO            OR EQUAL TO
                                                          1.50:1.00               2.00:1.00              2.50:1.00
                                                             but                    but                     but
                                        LESS THAN          LESS THAN              LESS THAN              LESS THAN
Consolidated Leverage Ratio             1.50:1.00          2.00:1.00              2.50:1.00              3.00:1.00
------------------------------------- --------------- -------------------- ---------------------- ---------------------

Eurocurrency-based Rate Margin            125.00            145.00                170.00                 190.00
------------------------------------- --------------- -------------------- ---------------------- ---------------------

Revolving Credit Facility Fee             25.00              30.00                 30.00                 35.00
------------------------------------- --------------- -------------------- ---------------------- ---------------------

Prime-based  Rate Margin                   0.00              0.00                  20.00                 40.00
------------------------------------- --------------- -------------------- ---------------------- ---------------------

Letter of Credit Fees (exclusive of       125.00            145.00                170.00                 190.00
Facing fees)
------------------------------------- --------------- -------------------- ---------------------- ---------------------




------------------------------------- --------------------- ------------------
             BASIS FOR                      LEVEL V             LEVEL VI
              PRICING
------------------------------------- --------------------- ------------------
                                         GREATER THAN         GREATER THAN
                                         OR EQUAL TO          OR EQUAL TO
                                          3.00:1.00
                                             but
                                          LESS THAN
Consolidated Leverage Ratio               3.50:1.00            3.50:1.00
------------------------------------- --------------------- ------------------

Eurocurrency-based Rate Margin               212.50              235.00
------------------------------------- --------------------- ------------------

Revolving Credit Facility Fee                37.50                40.00
------------------------------------- --------------------- ------------------

Prime-based  Rate Margin                     62.50                85.00
------------------------------------- --------------------- ------------------

Letter of Credit Fees (exclusive of          212.50              235.00
Facing fees)
------------------------------------- --------------------- ------------------